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                                                                   EXHIBIT 10.24

                AGREEMENTS RELATING TO SALE OF ARCA SYSTEMS, INC.

                            ASSET PURCHASE AGREEMENT

       THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made as of October 2, 1998 (the "EFFECTIVE DATE"), by and between CyberGuard Corporation, a Florida corporation ("CYBERGUARD"), Arca Systems, Inc., a California corporation and wholly-owned subsidiary of CyberGuard ("ARCA," and, together with CyberGuard, "SELLER"), Exodus Communications, Inc., a Delaware corporation ("EXODUS"), and EC Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of Exodus ("SUB," and together with Exodus, "BUYER").

                                 R E C I T A L S

       A. Arca is engaged in the business of network security consulting (such business as engaged in by Arca is hereinafter referred to as the "BUSINESS"). CyberGuard also conducts, and after consummation of the Closing contemplated under this Agreement will continue to conduct, lines of business other than the Business.

       B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets (including customer lists, technology, software products, product designs, contracts and intellectual properties) of Arca related to the Business, on the terms and conditions set forth in this Agreement, including but not limited to assets related to Arca's facilities currently located in San Jose, California; Vienna, Virginia; Columbia, Maryland; and Bedford, Massachusetts (the "FACILITIES"). Such purchased assets are to be held by Sub.

       NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, Buyer and Seller hereby agree as follows:

1.     PURCHASE AND SALE OF ASSETS.

       1.1 AGREEMENT TO SELL AND PURCHASE ASSETS. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants set forth in this Agreement, Seller agrees to sell, assign, transfer and convey to Sub at the Closing (as defined in Section 2.3 below), and Buyer agrees to purchase and acquire from Seller at the Closing, all right, title and interest in and to all of the Assets (as defined below). The Assets will be sold, assigned, transferred and conveyed to Buyer (subject to Section 1.3(b)) on the Closing Date (as hereinafter defined).

       1.2 ASSETS DEFINED. As used in this Agreement, the term "ASSETS" means, collectively, all of the assets, rights and properties of Seller described in the following paragraphs of this Section 1.2; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary set forth in this Agreement or any agreement, document, schedule or exhibit relating hereto, "Assets" expressly excludes any assets of CyberGuard (i) owned by CyberGuard before the Prior Acquisition Date or (ii) which are owned by CyberGuard and are not related primarily to the Business, in either case unless such assets are specifically referenced and identified on the Schedules hereto.

                  (a) CUSTOMER LISTS, MARKETING INFORMATION. All of Seller's customer lists (whether current or prior) and customer account histories for customers or prospective customers of the Business (including, but not limited to, customers and prospective customers of Seller's product lines and services related to the Business), including all data regarding such customers, and all other marketing, promotional and sales information, whether completed or in process and whether stored in written form, magnetic or electronic media or in any other form, that have been or now are related to the Business or that have been or now are used, developed or purchased in connection with the Business. Upon the Closing, Buyer shall





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acquire and have sole and exclusive ownership of, access to and use of all assets, customer lists and other information described in this Section 1.2(a) (collectively, the "CUSTOMER LIST ASSETS").

                  (b) INVENTORY. All inventories of Seller of tangible finished products and marketing and product literature that are related to or used, developed or purchased in connection with the Business and all work in process and spare parts that have been marked for the Business (collectively, the "INVENTORY").

                  (c) CONTRACTS. Subject to Section 1.3(b) hereof, all of the contracts, agreements, engagements, leases and licenses relating to the Business that are listed on SCHEDULE 1.2(C) hereto and all outstanding proposals for contracts, agreements, engagements, leases and licenses related to the Business that are listed on Schedule 1.2(c) (collectively, the "CONTRACTS"), together with all claims, causes of action and rights of Seller now existing or hereafter arising out of such Contracts or the performance thereof, all warranties and representations made to Seller by third parties under such Contracts, and all rights, remedies, setoffs, allowances, rebates, discounts and credits granted to Seller by third parties in relation to such Contracts. Schedule 1.2(c) also identifies the termination dates of the Contracts and those Contracts that require third party consents to assign and transfer such Contracts to Buyer.

                  (d) TECHNOLOGY; PRODUCTS AND INTELLECTUAL PROPERTY. Subject to
Section 1.3(b) hereof, all copies of documentation, drafts, papers, designs, drawings, schematics, diagrams, models, prototypes, software (in both source code and object code form and in any media or format and for all hardware platforms, software platforms and operating environments) including but not limited to the software products and services listed in SCHEDULE 1.2(D)(I) hereto that are related to or used, developed or purchased in connection with the Business, all Seller's "shrinkwrap" or other use licenses or other rights to use object code or executable code copies of third party personal computer software (and the copies of such software) used or located at Seller's Facilities or such other properties used to conduct the Business on the Effective Date, computer stored data, diskettes, manuscripts and other items describing any product, development tools, testing tool or suite, application, operating system, routine, subroutine, module or other proprietary technology, together with any derivative works made or developed therefrom, that are related to or used, developed, sold, marketed or purchased in connection with the Business and all of Seller's rights, title and interest in and to all Intellectual Property (as defined in Section 5.8 below) that is related to or used, developed or purchased in connection with the Business (such Intellectual Property includes, but is not limited to, those items set forth in SCHEDULE 1.2(d)(ii) hereto).

                  (e) BUSINESS RECORDS. All logs, books, records, files, supplier lists and files, product component lists, engineering and design drawings, diagrams and other documentation depicting or specifying the designs and components of all the Business products and services, and all sales literature and sales aids, pictures, negatives, camera ready proofs, product catalogs, product sheets and documentation, product displays, advertising materials, manuals, computer and electronic data processing materials and correspondence relating to the Business products, all copies of all sales and customer records relating to the Business. In addition, Assets shall include copies of all the Financial Records (as defined below); PROVIDED that Seller shall retain title to and ownership of the Financial Records and may retain copies of the Financial Records for Seller's use in compliance with this Agreement. As used herein, the term "FINANCIAL RECORDS" means all Seller's business, accounting and financial records and analyses pertaining to the operation of the Business but not including those items included in the first sentence of this Section 1.2(e).

                  (f) OTHER TANGIBLE ASSETS. All of the tangible assets and tangible embodiments of intangible assets (including but not limited to personal computers, furniture and equipment) not described in the preceding subparagraphs of this Section 1.2 that, on the Effective Date, are located at the Facilities or other locations, including, but not limited to, all such assets used in support of the Business, exclusive of inventory, training documentation and other materials not related to the Business (the "TANGIBLE ASSETS"). A list of the Tangible Assets as of the Closing Date is listed on SCHEDULE 1.2(f) hereto.






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                  (g) TRADEMARKS; TRADE NAMES. All of the trademarks and trade names used by the Business, including without limitation, the exclusive right to use the names "Arca" and "Arca Systems", or any substantially similar name, trademark or variant thereof, and the exclusive right for Buyer to hold itself out as the successor to the Business.

                  (h) ACCOUNTS RECEIVABLE. The debts and other money which on or before the Closing Date are or become owing to Arca in relation to products or services sold or provided by the Seller in respect of the Business that are listed on SCHEDULE 1.2(H) hereto.

                  (i) PERMITS, LICENSES AND OTHER ASSETS. Subject to Section 1.3(b) hereof, all governmental licenses, permits, filings, authorizations, approvals or indicia of authority related to the Business or necessary for the conduct of the business (the "PERMITS AND LICENSES"); and all other assets listed on SCHEDULE 1.2(i) hereto.

       1.3        ASSET TRANSFER; PASSAGE OF TITLE; DELIVERY.

                  (a) TITLE PASSAGE. Except as otherwise provided in Section 1.3(b), upon the Closing, title to all of the Assets shall pass to the Buyer; and the Seller shall deliver to the Buyer possession of all of the Assets as provided in subsection 1.3(c), and shall further deliver to the Buyer proper assignments, conveyances and bills of sale sufficient to convey to the Buyer good and marketable title to all the Assets, as well as such other instruments of conveyance as counsel for the Buyer may reasonably deem necessary or desirable (both at and after the Closing) to effect or evidence the transfers contemplated hereby;

                  (b) NON-TRANSFERABLE AND NON-ASSIGNABLE ASSETS. To the extent that any of the Assets transferred to the Buyer hereunder, or any claim, right or benefit arising under or resulting from such Assets (collectively, the "RIGHTS") is not capable of being transferred without the approval, consent or waiver of any third person, or if the transfer of a Right would constitute a breach of any obligation under, or violation of, any applicable law unless the approval, consent or waiver of such third person is obtained, then, except as expressly otherwise provided in this Agreement and without limiting the rights and remedies of the Buyer contained elsewhere in this Agreement, this Agreement shall not constitute an agreement to transfer such Right unless and until such approval, consent or waiver has been obtained (which approval, consent or waiver shall be obtained at the Buyer's cost, which costs shall be subject to Buyer's prior approval; provided, however, that costs of personnel (including legal advisors) and other non-out-of-pocket costs incurred by Seller in seeking such approvals, consents or waivers shall be at Seller's expense and not at Buyer's cost). After the Effective Date and until all such Rights are transferred to Buyer, the Seller shall use its reasonable efforts (to the extent permitted by law and applicable contract terms) to:

                  (i) maintain its existence and hold the Rights in trust for the Buyer;

                  (ii) comply in all material respects with the terms and provisions of the Rights as agent for the Buyer at the Buyer's cost and for the Buyer's benefit;

                  (iii) cooperate with the Buyer at the expense of the Buyer in any reasonable and lawful arrangements designed to provide the benefits of such Rights solely and exclusively to the Buyer;

                  (iv) enforce, at the request of the Buyer and for the account of the Buyer at the expense of the Buyer, any rights of the Seller arising from such Rights against any third person, including the right to elect to terminate any such rights in accordance with the terms of such rights upon the written direction of the Buyer; and

                  (v) not knowingly waive, alter or amend any obligations of third parties, whether expressly or impliedly without the written consent of the Buyer.






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                  In order that the full value of the Rights may be realized for the benefit of the Buyer, the Seller shall, at Buyer's expense, at the request and under the direction of the Buyer, in the name of the Seller or otherwise as the Buyer may specify, take all such action and do or cause to be done all such things as are reasonable, necessary, proper and prudent in order that the obligations of the Seller under such Rights may be performed in such manner that the value of such Rights is preserved and inures to the benefit of the Buyer, and that any moneys due and payable and to become due and payable to the Buyer in and under the rights are received by the Buyer. At the end of each calendar month after the Closing Date, the Seller shall supply Buyer with written reports regarding all moneys collected by or paid to the Seller in respect of every such Right and shall promptly pay to the Buyer all such moneys collected.

                  With respect to the Contracts which will not have been assigned to Buyer as of the Closing Date (the "UNASSIGNED CONTRACTS") listed on
SCHEDULE 1.3(b) hereto and which by their terms require Seller to perform consulting services thereunder (the "UNASSIGNED SERVICES CONTRACTS"), to the extent permitted by law and the terms of the Unassigned Services Contracts, Seller hereby hires and authorizes Buyer to perform the services specified in such Unassigned Services Contracts, on Seller's behalf, pursuant to the terms of such Unassigned Services Contracts, and Buyer hereby agrees to use its reasonable efforts to perform such services in accordance with the terms of the Unassigned Services Contracts. Buyer also agrees to use its reasonable efforts to comply with the terms of the Unassigned Contracts to the extent that such compliance is within the control of Buyer. In addition, Seller hereby authorizes and directs Buyer to collect payment for services rendered pursuant to the Unassigned Services Contracts for Buyer's own account. Buyer's obligation to perform such services pursuant to an Unassigned Services Contract shall terminate upon the valid assignment of such Unassigned Services Contract to Buyer; provided, however, that Buyer shall have the right to terminate its obligations under this paragraph to perform services under the Unassigned Services Contracts in the event that (i) payment for such services has been remitted to Seller by the other party to the contract and Buyer has not received from Seller the amounts due to it for such services for a period in excess of 60 days following Seller's receipt of the payment and (ii) Buyer has notified Seller of its intention to terminate its obligations to perform such services hereunder as a result of such nonpayment, and a period of 10 days has passed since such notification, in which time Seller has not paid Buyer such past due payments.

                  Buyer shall indemnify and hold Seller harmless for any costs, damages, liabilities, expenses or obligations incurred by Seller (the "COSTS") in connection with the Unassigned Contracts and with respect to any Rights which have not been assigned as described above, to the extent that such Costs are due to any acts or the failure to act by Buyer under this Section 1.3(b), following the date hereof and until such Unassigned Contracts or Rights are assigned to Buyer, including the performance of, or the failure to perform, the services required to be performed by Buyer under the Unassigned Services Contracts pursuant to the preceding paragraph. Buyer shall use its best efforts to obtain all consents with respect to Rights, Unassigned Contracts and Unassigned Services Contracts necessary to assign such Rights, Unassigned Contracts and Unassigned Services Contracts to Buyer, including, where reasonably necessary or advisable, causing Exodus to guarantee any obligations of Sub with respect thereto.

                  Notwithstanding anything to the contrary set forth herein and except as provided below in this Section 1.3(b), so long as Seller provides cooperation to Buyer (as described in this Section 1.3(b) and in Section 7.1) in obtaining the approval, consent or waiver of any third person to the assignment to Buyer of the Unassigned Contracts and Rights, Seller shall not be liable to Buyer if any such consents are not obtained. Buyer shall indemnify and hold Seller harmless for any Costs incurred by Seller in connection with the Unassigned Contracts or with respect to any Rights which have not been assigned as described above, to the extent that such Costs are due to the violation as a result of the transactions contemplated by this Agreement of (i) any "change of control" provisions or (ii) any provisions requiring the consent of a third party to assign the Unassigned Contracts or Rights to Buyer, that are contained in the Unassigned Contracts or included within such Rights, as long as Seller has not breached this Section 1.3(b) or Section 7.1 of this Agreement; provided, however, that the foregoing indemnification obligations shall not have any force or effect until Seller has incurred, and paid, an aggregate of $150,000 of Costs associated with such





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violations, and then such indemnification obligation shall be effective only with respect to any such Costs which exceed such $150,000 amount.

                  (c) DELIVERY OF ASSETS. The Assets shall be delivered by Seller to Buyer as follows, and all Assets shall be delivered by Seller to Buyer on the Closing Date:

                           (i) All of the original Customer List Assets and all
of the original software products, documentation and other assets described in
Section 1.2(d) and Section 1.2(e) and all of the Inventory and Tangible Assets shall be delivered to Buyer by Seller at the Facilities; and

                           (ii) All other Assets shall be delivered to Buyer by
Seller at such location as Buyer may reasonably request in writing; PROVIDED, HOWEVER, that if such location is other than at the location at which such Assets are located on the Effective Date, then Buyer shall promptly reimburse Seller for all shipping expenses Seller incurs in delivering such Assets to Buyer at the location specified by Buyer.

2.     PURCHASE PRICE; PAYMENT.

       2.1 PURCHASE PRICE. In consideration of the sale, transfer, conveyance and assignment of all the Assets to Buyer at the Closing, upon the consummation of the Closing, Buyer agrees to pay or transfer, as appropriate, to Seller the following, the aggregate total of which shall be defined as the "PURCHASE PRICE":

                  (a) the sum of Three Million Two Hundred Fifty-Eight Thousand Four Hundred and Seventy Dollars ($3,258,470) in cash (which includes Five Hundred Thousand Dollars ($500,000) in cash already delivered by the Buyer to the Seller on or about September 2, 1998). Of the Purchase Price, Two Hundred Fifty Eight Thousand Dollars ($258,000) shall be withheld in escrow (the "ESCROW FUNDS") for a period of time not to exceed one (1) year pursuant to an escrow agreement attached hereto as EXHIBIT A (the "ESCROW AGREEMENT") until required to be delivered pursuant to Sections 9.3 hereof;

                  (b) the sum of One Hundred Sixty-Five Thousand Six Hundred Nineteen Dollars ($165,619.00) in cash which represents the aggregate amount to be paid by the Seller immediately after the Closing Date to satisfy all of its accounts payable known by Seller to exist, which amounts and the parties to whom they are owed are listed on Schedule 7.3 hereto (the "ACCOUNTS PAYABLE"); and

                  (c) all of the "TRANSFERRED INTERESTS AND ASSETS" (as that term is defined in the Claims and Stock Purchase Agreements of even date herewith to which the Buyer and the persons listed on Schedule 2.1 are parties (the "CLAIMS AND STOCK PURCHASE AGREEMENT")) which have been assigned or otherwise transferred to Buyer under such Claims and Stock Purchase Agreements.

       2.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated to the Assets in the manner to be set forth on SCHEDULE 2.2, which shall be completed by Buyer and consented to by Seller (which consent shall not be unreasonably withheld) as soon thereafter as is reasonably practicable. When final, Schedule 2.2 will be attached to this Agreement and form a part hereof. Each party agrees not to take any position that varies from or is inconsistent with such allocation in any tax return or other filing made by such party with the Internal Revenue Service ("IRS") or with any other governmental, tax or regulatory authority. Nothing herein contained shall impose on either party the duty or obligation to contest any action which the IRS or any other taxing authority may take or any adjustment or change in such allocation which the IRS or any other taxing authority may make or propose.

       2.3 CLOSING. The consummation of the purchase and sale of the Assets contemplated hereby is taking place at a closing to be held simultaneously with the execution of this Agreement at the offices of Buyer's counsel, Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California (the "CLOSING") on October 2, 1998 (such date being the "CLOSING DATE" or "EFFECTIVE DATE").



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3.     OBLIGATIONS ASSUMED.

       3.1 LIABILITIES. Buyer agrees, upon consummation of, and effective as of, the Closing, to assume those (and only those) obligations of Seller arising after the Closing under those (and only those) Contracts specifically listed in
Schedule 1.2(c) (and to discharge the same in accordance with their terms), OTHER THAN obligations arising from any breach or default of any of such Contracts by Seller that occurred (or arose from facts occurring) prior to the Closing (collectively, the "ASSUMED LIABILITIES").

       3.2 LIABILITIES AND OBLIGATIONS NOT ASSUMED. Except as expressly set forth in Section 3.1 above, the Buyer shall not assume or become obligated in any way to pay any liabilities, debts or obligations of Seller or of the Business whatsoever, including but not limited to any liabilities or obligations now or hereafter arising from or with respect to, (i) the sale or license of any products or services of Seller that occurred prior to the Closing, (ii) the termination by Seller of the employment of any current or future employees of Seller or any of its affiliates, any other claims brought against Seller arising from Seller's employment of any person, any duties or obligations under any existing or future Employee Plans (as term is defined in Section 5.14) or other employee benefit plans of Seller or any of its affiliates, whether or not under the Employee Retirement Income Security Act of 1974 ("ERISA"), any present or future obligations or liabilities of Seller or any of its affiliates to existing or future employees of Seller or any of its affiliates under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the Federal Worker Adjustment and Retraining Act ("WARN") or any severance pay obligations of Seller or any of its affiliates (together, "EMPLOYEE LIABILITIES") or (iii) any obligations or liabilities arising from any breach or default by Seller of any contract, agreement or commitment of Seller (including but not limited to the Contracts) that occurred prior to the Closing. All liabilities, debts and obligations of Seller not expressly assumed by Buyer hereunder are hereinafter referred to as the "EXCLUDED LIABILITIES".

       3.3 NO OBLIGATIONS TO THIRD PARTIES. The execution and delivery of this Agreement shall not be deemed to confer any rights upon any person or entity other than the parties hereto, or make any person or entity a third party beneficiary of this Agreement, or to obligate the parties to any person or entity other than the parties to this Agreement. Assumption by Buyer of any liabilities or obligations of Seller under Section 3.1 shall in no way expand the rights or remedies of third parties against Buyer as compared to the rights and remedies such parties would have against Seller if the Closing were not consummated.

4.     REPRESENTATIONS AND WARRANTIES OF BUYER.

       Buyer hereby represents and warrants to Seller that all the following statements are true, accurate and correct:

       4.1 CORPORATE ORGANIZATION. Each of Exodus and Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each Buyer has all necessary corporate power and authority to enter into this Agreement and all assignments or other documents that the Buyer is required to execute and deliver hereunder (the "ANCILLARY DOCUMENTS"), and holds all permits, licenses, orders and approvals of all federal, state and local governmental or regulatory bodies necessary and required therefor.

       4.2 POWER AND AUTHORITY; NO DEFAULT. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents, and the consummation of all the transactions contemplated hereby and thereby, have been duly and validly authorized by the Buyer by all necessary corporate action of each Buyer's Boards of Directors. This Agreement and the Ancillary Documents, when executed and delivered by the Buyer, will be duly and validly executed and delivered and will be the valid and binding obligations of the Buyer, enforceable against Buyer in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, moratorium, fraudulent conveyance and other laws affecting creditors and general principles or equity. Neither the execution and delivery of this Agreement or the Ancillary Documents by the Buyer, nor the performance by the Buyer of its obligations under this






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Agreement, will (i) violate the Buyer's Certificate of Incorporation or Bylaws,
(ii) to the Buyer's knowledge, materially violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or government body applicable to the Buyer.

       4.3 BROKERAGE AND FINDER'S FEES. Except for employing the services of NationsBanc Montgomery Securities LLC, neither Buyer nor any of its affiliates has employed any broker, finder or agent, or agreed to pay or incurred any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement, or dealt with anyone purporting to act in the capacity of a broker, finder or agent with respect thereto as a result of which any claim for a fee can be asserted against Seller.

       4.4 AUTHORIZATION FOR THIS AGREEMENT. No authorization, approval, consent of, or filing with any governmental department, bureau, agency, public board, authority or other third party is required for the consummation by the Buyer of the transactions contemplated by this Agreement.

       4.5 TRANSFERRED INTERESTS AND ASSETS. To the Buyer's knowledge, and based solely on the representations and warranties of the parties (other than the Buyer) to the Claims and Stock Purchase Agreement, the Transferred Interests and Assets are being transferred to the Seller free and clear of all mortgages, claims, pledges, liens, licenses, rights of possession, security interests, restrictions, encumbrances, charges, title retention, conditional sale or other security arrangements and all other claims or agreements of any nature whatsoever ("ENCUMBRANCES"), except as otherwise provided in the Claims and Stock Purchase Agreement; and the Buyer has not granted any Encumbrance upon or transferred any right, title or interest in or to, any Transferred Interests or Assets.

       4.6 NON-RELIANCE. In entering into this Agreement, the Buyer has not relied upon any oral representations or warranties, or any projections, with respect to the Business.

       4.7 BUYER'S KNOWLEDGE. The Buyer is not aware of any breach by the Seller of any representation, warranty, covenant or agreement made herein or in connection herewith.

       4.8 EMPLOYEES. The Buyer has no present intent to terminate any employees of Arca listed on Schedule 5.16 hereto, all of which are being offered employment by the Buyer immediately following the Closing.




















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5.     REPRESENTATIONS AND WARRANTIES OF SELLER.

       Each of CyberGuard and Arca, jointly and severally, represents and warrants to Buyer that, except as set forth in SCHEDULE 5 attached hereto (the "SELLER'S SCHEDULE OF EXCEPTIONS"), all of the statements in this Section 5 are true, accurate and correct:

       5.1 CORPORATE ORGANIZATION. CyberGuard is a corporation duly organized, validly existing, and in good standing under the laws of the state of Florida. CyberGuard owns all of the capital stock of Arca. Arca is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. Each of CyberGuard and Arca is duly qualified to transact business as a foreign corporation, and is in good standing, in all jurisdictions where the failure to be so qualified would materially and adversely affect the Business. Each Seller has all necessary corporate power and authority to own and use the Assets and to operate the Business and to enter into this Agreement and all assignments or other documents that each Seller is required to execute and deliver hereunder (the "ANCILLARY DOCUMENTS"), and each Seller holds all permits, licenses, orders and approvals of all federal, state and local governmental or regulatory bodies necessary and required therefor. Each Seller has delivered true and correct copies of its Articles of Incorporation and By-laws, as in effect on the date hereof. Arca has no interest in any corporation, partnership or other entity except as set forth in Schedule 5 hereto.

       5.2 POWER AND AUTHORITY; NO DEFAULT UPON TRANSFER. The execution, delivery and performance by each Seller of this Agreement and the Ancillary Documents, and the consummation of all the transactions contemplated hereby and thereby, have been duly and validly authorized by Seller by all necessary corporate action of each Seller's Board of Directors. This Agreement and the Ancillary Documents, when executed and delivered by Seller, will be duly and validly executed and delivered and will be the valid and binding obligations of each Seller, enforceable against Seller in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, moratorium, fraudulent conveyance and other laws affecting creditors and general principles or equity. Neither the execution and delivery of this Agreement or the Ancillary Documents by the Seller, nor the performance by Seller of its obligations under this Agreement, will (i) violate the Seller's Articles of Incorporation or By-Laws, (ii) result in a material violation or breach of, or permit any third party to rescind any term or provision of, or constitute a default under, any loan, note, indenture, mortgage, deed of trust, security agreement, lease or material contract, Contract, license, lease or other agreement to which Seller is a party or by which Seller or any of the Assets is bound or (iii) to the Seller's knowledge, materially violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or government body applicable to the Seller or the Business.

       5.3 TITLE. Except as set forth on SCHEDULE 5, Seller has good and marketable title to all of the Assets, free and clear of all Encumbrances. Title to all the Assets is freely transferable from the Seller to the Buyer without obtaining the consent or approval of any person or party, except such consents and approvals as will be obtained by the Seller prior to the Closing or those consents otherwise identified in the Schedules as required in connection with the transactions contemplated hereunder. Except for the "shrinkwrap" or other use licenses or other rights to use object code or executable code copies of third party personal computer software programs (and the copies of such software) that are used or located on the Effective Date at a location other than the Facilities, the Assets include all of the intangible assets used in the Business to use, create, enhance and modify the software programs set forth on
Schedule 1.2(d)(i) and all information (including but not limited to identities) that the Seller possesses on the Closing Date regarding the customers of the Business.

       5.4 FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 5.4 is (i) an unaudited balance sheet of Arca as of August 31, 1998 and (ii) an unaudited income statement of Arca covering the period from July 1, 1998 to August 31, 1998. The foregoing financial statements (i) are, in all material respects, in accordance with the books and records of Seller, (ii) are true, correct and complete and present fairly in all material respects the financial condition of Arca and the Business at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), except that the above-referenced unaudited financial statements do not include notes or statements of cash flows required by GAAP and are subject to year-end audit adjustments. Also included in Schedule 5.4 is a listing of all debts, liabilities and obligations of Arca and the Business of any nature, whether due or to become due (including without limitation absolute liabilities, accrued liabilities and contingent liabilities) as of the Closing Date.

       5.5 CONDITION OF ASSETS. Taken as a whole, all of the tangible personal property included in the Assets are in good working condition and repair, ordinary wear and tear excepted.

       5.6 LITIGATION. Except as set forth on Schedule 5.6, there is no claim, action, suit or proceeding pending or, to Seller's knowledge, threatened, against Seller (including but not limited to any claim, action, suit or proceeding relating to or affecting the Business or the Assets), at law, in equity, by way of arbitration or before any governmental department, commission, board or agency that could reasonably be expected to have a material adverse effect on the Seller or the Business, nor is Seller aware of any reasonable basis therefor. There are no judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against Seller affecting the Assets or the Business.

       5.7 CONTRACTS AND COMMITMENTS. SCHEDULE 5.7 attached hereto sets forth a description of all contracts, agreements, understandings and commitments of Seller related to the Business, whether written or oral (other than oral agreements to employ employees of Seller): (i) that involve the payment by any party thereto of consideration in an aggregate amount of $50,000 or more during any year; (ii) under which performance must or is scheduled to extend beyond six
(6) months after the Closing Date; (iii) that involve the lending or borrowing of money or any guarantees by Arca or the payment of indebtedness or performance of an obligation of any third party in excess of $10,000; (iv) that involve transactions not in the ordinary course of the Business; (v) that involve the lease or purchase of real estate; or (vi) that involve the purchase or license of any Intellectual Property (as defined in Section 5.8 below). The Seller is not in violation, breach or default of any of the Contracts or any other contracts, agreements or understandings required to be listed on Schedule 5.7 or that are listed on Schedule 1.2(c). Arca has delivered to the Buyer a true and correct copy of each written Contract included in the Assets and listed on
Schedule 1.2(c) and has obtained, or by Closing will obtain, all written consents of third parties required to assign and transfer all Contracts to Buyer without the breach or violation of any such Contract, except as set forth on
Schedule 5.7. Seller also represents and warrants that the Contracts listed on
Schedule 1.2(c) as requiring third party consents to assign and transfer such Contracts to Buyer are the only Contracts requiring such consents for assignment.

       5.8 INTELLECTUAL PROPERTY. The term "INTELLECTUAL PROPERTY" means and includes, collectively, the worldwide rights to all patents, patent applications (including but not limited to continuations, continuations-in-part, divisionals and reissues), trademarks (whether or not registered), trade names, service marks (whether or not registered), copyrights (whether or not registered), moral rights, trademark and service mark registrations (and pending applications therefor), mask works and mask work registrations, computer software in object and source code form (whether owned by Seller, or authored or developed for Seller by any of its employees, contractors or agents), licenses, sublicenses, and franchise agreements of Seller, and all know-how, formulae, recipes, compositions by matter, processes, techniques, confidential business information, designs, patterns, shapes, inventions (whether or not patented or patentable), trade secrets, and other proprietary information (including without limitation customer lists) and technology owned by or licensed to Seller that is related to the Business. Schedule 1.2(d)(i) contains a true and accurate list of all products and services currently offered as part of the Business and Schedule 1.2(d)(ii) sets forth a true and accurate list of all Intellectual Property referred to in Section 1.2(d). Seller owns, possesses, has the exclusive right to make, use, sell and license, has the right to bring actions for the infringement of, and where necessary, has made timely and proper application for, all Intellectual Property rights that are used in the Business and that are not Excluded Assets or that comprise the Assets. Seller has not granted any third party any outstanding licenses or other rights to any of its Intellectual Property and

Seller is not liable, nor has it made any contract or arrangement whereby it may become liable, to any person for any royalty or other compensation for the use of any Intellectual Property. Seller has not received notice of any claim that any Intellectual Property infringes any patent, copyright, moral right, mask work, trade secret or proprietary right of any third party and there is no reasonable basis for such claim known to Seller. All employees and consultants of Seller and any other third parties who have been involved in providing services for the Business have executed invention assignment agreements and all employees and consultants who have access to confidential or trade secret information concerning technology or products related to the Business have executed nondisclosure agreements.

       5.9 BROKERAGE AND FINDER'S FEES. Except for employing the services of Goldblum Lentz & Co., neither Seller nor any of its affiliates has employed any broker, finder or agent, or agreed to pay or incurred any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement, or dealt with anyone purporting to act in the capacity of a broker, finder or agent with respect thereto as a result of which any claim for a fee can be asserted against Buyer.

       5.10 COMPLIANCE WITH LAWS. In the operation of the Business, to Seller's knowledge, Seller has duly complied with all applicable laws, rules, regulations and orders of federal, state, local and foreign governments (including but not limited to all export control laws and regulations of the United States of America or any governmental, authority or agency of the United States government), except where the failure to comply would not have a materially adverse effect on the Assets or the Business, and, to Seller's knowledge, Seller is not in default with respect to any order, judgment, writ, injunction, decree, award, rule or regulation of any court, governmental or regulatory body or arbitrator which restrains or limits the operations of the Business or the use of the Assets.

       5.11 LABOR AND EMPLOYEE RELATIONS. There are no agreements between any union, labor organization or other collective bargaining agent in respect of any employee of Seller.

       5.12 AUTHORIZATION FOR THIS AGREEMENT. Except as set forth on Schedule 1.2(c) hereto, no authorization, approval, consent of, or filing with any governmental department, bureau, agency, public board, authority or other third party is required for the consummation by Seller of the transactions contemplated by this Agreement.

       5.13 TAXES. At the Closing, and upon the date of any subsequent transfer of Assets to Buyer in accordance with this Agreement, there will be no federal, state or local tax liens against any of the Assets to be transferred to Buyer hereunder, except for taxes which are not yet due and payable. Seller has paid or will pay, when due, any federal, state or local taxes attributable to periods prior to the Effective Date with respect to the Assets or the Business which, if unpaid, may result in a lien against any of the Assets.

       5.14 EMPLOYEE BENEFIT PLANS. Set forth on Schedule 5 is a list of all pension, retirement, profit sharing, deferred compensation agreements, severance, stock, stock options, bonus or other incentive plans or other employee benefit plans or other employee benefit plans or arrangements maintained by Seller for the employees of the Arca including all "Employee Benefit Plans" as defined in Section 3(3) of ERISA (collectively, the "EMPLOYEE PLANS"). With respect to all "Employee Plans" as defined in ERISA in which any employee of Arca is or was eligible to participate in, the Seller or any entity which, within the last 5 years, has been under common control of or affiliated with the Seller (an "ERISA AFFILIATE") within the meaning of Section 414(b), (c) or (m) of the Code, is in material compliance with the requirements prescribed by any and all statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Code, applicable to such Employee Plans and the Seller is in material compliance with its obligations under the terms of such plans. None of the Employee Plans maintained by the Seller or its ERISA Affiliates are subject to Title IV of ERISA. Neither the Seller nor any ERISA Affiliate has ever been obligated to contribute to any "multi-employer plan" as such term is defined in Section III(37) of ERISA. To Seller's knowledge, no Employee Plan of the Seller or any ERISA Affiliate has engaged in any prohibited transaction as such term is defined in Section 4975 of the Code or Section 406 of ERISA.

       5.15 ENVIRONMENTAL MATTERS. There have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under any such Facilities in violation of law that would have a material adverse effect on the Assets, the Business or the Buyer. Seller has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of the Facilities in violation of law. For purposes of this Section, the terms "DISPOSAL," "RELEASE" and "THREATENED RELEASE" have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this Section, "HAZARDOUS MATERIALS" means any hazardous or toxic substance, material or waste that is, or becomes prior to the Closing Date, regulated under, or defined as a "hazardous substance," "pollutant", "contaminant", "toxic chemical", "hazardous material", "toxic substance" or "hazardous chemical" or similar hazardous substance under
(i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (iii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; (iv) the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et. seq., (v) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq., (vi) regulations promulgated under any of the above statutes; or (vii) any other applicable federal, state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those identified.

       None of the Facilities is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about the Facilities, including, but not limited to, soil and ground water condition, which would have a material adverse effect on the Assets, the Business or the Buyer.

       Neither Seller nor, to Seller's knowledge, any third party, has used, generated, manufactured or stored on, under or about the Facilities or transported to or from such Facilities any Hazardous Materials in violation of the law, which would have a material adverse effect on the Assets, the Business or the Buyer.

       There has been no litigation, proceeding or administrative action brought or threatened against Seller, or any settlement reached by Seller with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of the Facilities which is reasonably likely to have a material adverse effect on the Assets, the Business or the Buyer.

       5.16 EMPLOYEES. Attached hereto as SCHEDULE 5.16 is a list, which is complete in all material respects, of Arca's employees, contractors and subcontractors whose work relates to the Business as of the Closing, including a description of the title and responsibilities of each such employee, contractor and subcontractor, the current compensation payable to each such employee, contractor and subcontractor, the amount of accrued and unused vacation time for each such employee, contractor and subcontractor, the date of hire and the date and amount of last compensation adjustment and any contract, agreement, understanding or ongoing commitment of Seller to such employee, contractor or subcontractor, whether or not in written form. To the Seller's knowledge, no employee of Arca has any claims pending against the Seller (whether under any law, any agreements between such employee and the Seller or otherwise) on account of or for (i) overtime pay, other than overtime pay for the current payroll period, (ii) wages or salary (excluding bonuses and amounts accruing under annual bonus plans) for any period other than the current payroll, including any bonuses, benefits or other compensation payable with respect to the period prior to the Closing Date, (iii) vacation, time off or pay in lieu of vacation or time off other than that earned in respect of the current fiscal year (for any period other than the current payroll period), (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work or (v) a violation of ERISA. CyberGuard's human resources department has not received written notification from any employee of Arca to the effect that such employee presently plans to terminate his or her relationship with the Seller.

       5.17 ACCESS TO CODE. To the Seller's knowledge, no former employee or consultant of Arca has possession of any software (in source code or object code form) that is owned by Arca or used in the Business and material to the Business.

       5.18 NO DEFAULT UNDER LEASES. Seller has not materially breached or been in material default of any provision of, and is currently in material compliance with and not in breach or default of, the real property leases for the Facilities or other properties leased for the conducting of the Business (the "LEASES") and, except for the consents specifically referenced in Schedule 1.2(c) hereto, nothing in such lease restricts or prevents Seller from selling and transferring the Assets to Buyer free and clear of any claims or liens of the lessors under such Leases. No written notice of violation of any ordinance or administrative regulation (including any zoning or building law) has been received by Seller with respect to any of the Facilities or other properties leased for the conducting of the Business. The Facilities and other properties leased for the conducting of the Business are in a state of good maintenance and repair and are adequate and suitable for the purposes for which they are presently being used, taken as a whole. To Seller's knowledge, neither the whole nor any portion of such Facilities or other properties leased for the conducting of the Business is being condemned or otherwise taken by any public authority, nor is any such condemnation or taking to Seller's knowledge threatened or contemplated.

       5.19 PERMITS AND LICENSES. The Permits and Licenses represent all material licenses, franchises, approvals, certificates, permits, planning permissions and authorizations necessary for the conduct of the Business and are presently in full force and effect and no action or claim is pending, and no notice of any such claim or action has been received which threatens to revoke, vary, modify or terminate any material Permit or License or declare any material Permit or License invalid in any respect. The Business is being operated in material compliance with all Permits and Licenses. Neither the execution, delivery nor performance of this Agreement shall adversely affect the status of any material Permit or License nor permit such material Permits or Licenses to be terminated whether or not following the giving of notice or making of payment.

       5.20 YEAR 2000 COMPLIANCE. None of the Contracts contain obligations with any customers or other persons which require the Assets of Arca to be Year 2000 compliant. In the event the Assets of Arca are required to be Year 2000 compliant, Seller has taken all necessary steps to comply with the requirements and terms of the Contracts.

       5.21 COMPLIANCE; GOVERNMENT AUTHORIZATION. Arca (and the properties used by it) is, and has been in material compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other legal requirements applicable to it, its properties or its operations. Seller has furnished Buyer with true and correct copies of all correspondence from governmental authorities asserting that Arca is not or was not in material compliance with any laws, ordinances, regulations, judgments, rulings, orders or other requirements. All material deficiencies noted in any such report furnished to Buyer in accordance with this Section 5.21 have been corrected. There is no existing governmental or judicial order or decree directed expressly at Arca or the Assets. Arca is, and during the past five years, has been, in material compliance with all defense contract accounting standards and all related and similar standards, laws, rules, regulations, guidelines and the like. A list of all material investigations, proceedings, actions, notices, reports, assessments and correspondence or other communications from or to any governmental entity during the past five years with respect to defense contract accounting standards is set forth on Schedule 5.21, no material deficiency has been asserted against Arca with respect to the foregoing matters, and each such deficiency has been corrected without cost or adverse impact to Arca.

6.     COVENANTS OF BUYER.

       Buyer covenants and agrees with Seller as follows:

       6.1 CONFIDENTIAL INFORMATION. All copies of financial information, marketing and sales information, pricing, marketing plans, business plans, financial and business projections, manufacturing processes and procedures, formulae, methodologies, inventions, product designs, product specifications and drawings, and other confidential and/or proprietary information of Seller disclosed to Buyer in the course of negotiating the transaction contemplated by this Agreement ("SELLER CONFIDENTIAL INFORMATION") will be held in confidence and not used or disclosed by Buyer or any of its employees, affiliates or stockholders for a period of two
(2) years from the Effective Date and will be promptly destroyed by Buyer or returned to Seller, upon Seller's written request to Buyer; PROVIDED, HOWEVER that from and after the Closing, the foregoing covenant shall not be applicable to any Seller Confidential Information included in the Assets. Buyer's employees, affiliates and stockholders will not be given access to Seller Confidential Information except on a "need to know" basis. It is agreed that Seller Confidential Information will NOT include information that: (a) is proven to have been known to Buyer prior to receipt of such information from Seller;
(b) is disclosed by a third party having the legal right to disclose such information and who owes no obligation of confidence to Seller; (c) is now, or later becomes part of the general public knowledge or literature in the art, other than as a result of a breach of this Agreement by Buyer; or (d) is required by law, including the rules and regulations of the Securities and Exchange Commission, a securities exchange or the Nasdaq Stock Market to be disclosed by any party. The provisions of this Section 6.1 supersede the Non-Disclosure Agreement between the parties dated June 4, 1998. The covenants set forth in this Section 6.1 shall survive the execution and delivery of this Agreement.

       6.2 POST-CLOSING ACCESS AND COOPERATION. After the Closing, the Buyer shall permit the Seller reasonable access to all books and records related to the Business and employees, accountants and agents related to the Business as may be necessary or advisable in connection with the preparation of tax returns, and audited financial statements in accordance with GAAP, related to the Business or the prosecution or defense of tax audits or third party claims related to the Business or as otherwise reasonably requested by the Seller.

7.     COVENANTS OF SELLER.

       Seller covenants and agrees with Buyer as follows:

       7.1 CONSENT OF THIRD PARTIES. Seller shall use its best efforts to obtain the consents for the transfer of Assets set forth in Schedule 5.7 as soon as practicable after the Closing.

       7.2 FURTHER ASSURANCES. From and after the Closing Date, the Seller and the Buyer shall promptly execute and deliver to the other any and all such further assignments, endorsements and other documents as the other may reasonably request for the purpose of effecting the transfer of Seller's title to the Assets to Buyer and/or carrying out the provisions of the Agreements. Seller hereby appoints Buyer as its attorney-in-fact for the limited purpose of executing such assignments, endorsements and other documents should Seller be unable or unwilling to do so.

       7.3 PAYMENT OF ACCOUNTS PAYABLE. Seller hereby acknowledges that all accounts payable known to Seller (the "ACCOUNTS PAYABLE") related to the Business as of the Effective Date are listed on SCHEDULE 7.3 hereto and hereby agrees to pay all such Accounts Payable immediately following the Effective Date, whether or not yet due, and shall provide a written report to Buyer within one week thereafter confirming that all such Accounts Payable have been discharged.

       7.4 NON-SOLICITATION. As a material inducement and consideration for the Buyer to enter into this Agreement, for a period of three (3) years from and after the Closing Date, the Seller shall not (and shall not allow its then current employees to) (i) encourage, induce, attempt to induce, solicit or attempt to solicit (on the Seller's behalf or on behalf of any other person or entity) anyone who is employed at the time, or was employed during the previous three months, by the Buyer or any of the Buyer's subsidiaries, to leave his or her employment with the Buyer or any of the Buyer's subsidiaries; or (ii) solicit the business of any customers or prospective customers of Arca as of the Closing Date with respect to network security services, except for services related to installation, maintenance and use of CyberGuard's network security products.

       7.5 USE OF NAMES "ARCA" AND "ARCA SYSTEMS". From and after the Closing Date, Seller shall cease to use the trademarks and trade names "Arca", "Arca Systems" or any similar name, without the prior written consent of Buyer, and Seller shall file an amendment to its Articles of Incorporation with the Secretary of State of California to change the name of the Arca corporate entity within 10 days after the Closing Date.

       7.6 CONFIDENTIAL INFORMATION. All copies of financial information, marketing and sales information, pricing, marketing plans, business plans, financial and business projections, manufacturing processes and procedures, formulae, methodologies, inventions, product designs, product specifications and drawings, and other confidential and/or proprietary information of Buyer disclosed to Seller in the course of negotiating the transaction contemplated by this Agreement ("BUYER CONFIDENTIAL INFORMATION") will be held in confidence and not used or disclosed by Seller or any of its employees, affiliates or stockholders for a period of two (2) years from the Closing Date and will be promptly destroyed by Seller or returned to Buyer, upon Buyer's written request to Seller. Seller's employees, affiliates and stockholders will not be given access to Buyer Confidential Information except on a "need to know" basis. It is agreed that Buyer Confidential Information will NOT include information that:
(a) is proven to have been known to Seller prior to receipt of such information from the Buyer; (b) is disclosed by a third party having the legal right to disclose such information and who owes no obligation of confidence to the Buyer;
(c) is now, or later becomes part of the general public knowledge or literature in the art, other than as a result of a breach of this Agreement by Seller; or
(d) is required by law, including the rules and regulations of the Securities and Exchange Commission, a securities exchange or the Nasdaq Stock Market to be disclosed by any party. The provisions of this Section 7.6 supersede the Non-Disclosure Agreement between the parties dated June 4, 1998.

       7.7 TAXES. Seller agrees to promptly pay all sales, use or other similar taxes imposed on the sale of the Assets to Buyer under this Agreement (the "SALES TAXES"), and Buyer hereby agrees to reimburse Seller promptly upon written request for one-half of the amount of such Sales Taxes paid by Seller (the "BUYER SALES TAX REIMBURSEMENT"). Except for the Buyer Sales Tax Reimbursement, Seller agrees to defend, indemnify and hold Buyer harmless from and against any Sales Taxes or claims for payment thereof, or penalties associated therewith, by any tax authority.

8.     CLOSING OBLIGATIONS.

       8.1 BUYER'S CLOSING OBLIGATIONS. At the Closing, the Buyer shall deliver to the Seller the following:

                  (a) A certified copy of the resolutions of the Boards of Directors of Buyer authorizing the execution and delivery by Buyer of this Agreement, and all related agreements, and the consummation of the transactions contemplated hereby and thereby;

                  (b) Payment of the Purchase Price;

                  (c) the Escrow Agreement, substantially in the form attached hereto as EXHIBIT A signed by authorized officers of Buyer on behalf of Buyer;

                  (d) The Assignment, Bill of Sale and Assumption Agreement, substantially in the form attached hereto as EXHIBIT B, signed by authorized officers of Buyer on behalf of Buyer;

                  (e) Good Standing Certificates for Exodus from the Secretaries of State of the States of California and Delaware and for EC Acquisitions Corp. from the Secretary of State of the State of Delaware, of recent date; and

                  (f) Incumbency certificates of Exodus and Sub.

       8.2 SELLER'S CLOSING OBLIGATIONS. At the Closing, the Seller shall deliver to the Buyer the following:

                  (a) The Assets, or if Seller has delivered the Assets to Buyer prior to the Closing, a certificate signed by an officer of Seller, on behalf of Seller, to the effect that the Assets have been earlier delivered to Buyer;

                  (b) A Good Standing Certificate for CyberGuard from the Secretaries of State of the States of Florida and California and for Arca from the Secretary of State of the States of California, Virginia, Maryland and Massachusetts, of recent date;

                  (c) Incumbency Certificates of CyberGuard and Arca;

                  (d) A certified copy of the resolutions of the Boards of Directors of Seller authorizing the execution and delivery by Seller of this Agreement, and all related agreements, and the consummation of the transactions contemplated hereby and thereby;

                  (e) the Escrow Agreement, substantially in the form attached hereto as EXHIBIT A, signed by authorized officers of the Seller on behalf of the Seller;

                  (f) The Assignment, Bill of Sale and Assumption Agreement, substantially in the form attached hereto as EXHIBIT B, signed by authorized officers of the Seller on behalf of the Seller.

                  (g) A copy of an opinion from Goldblum Lentz & Co., the Seller's investment banker, stating that the sale of Assets related to the Business for the Purchase Price stated herein is fair to the Seller.

                  (h) Such specific assignments and other instruments of conveyance as the Buyer and/or Buyer's counsel may reasonably request.

                  (i) All consents obtained by the Seller up to and as of the Closing Date.

                  (j) A written opinion of Seller's counsel, addressed to the Buyer and dated the Closing Date in the form of Schedule 8.2(j).

                  (k) The Seller shall have delivered, and the Buyer shall have received, a solvency certificate substantially in the form attached hereto as EXHIBIT C, signed by an authorized officer of the Seller on behalf of Seller.

9.     SURVIVAL OF WARRANTIES AND INDEMNIFICATION.

       9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties made by the Seller or the Buyer herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing for a period of one (1) year after the Closing Date except that all representations relating to taxes or tax liens in Section 5.13 shall survive until the expiration of the applicable statute of limitations (including extensions). Each of the covenants set forth in Sections 1, 2, 3, 6 and 7 hereof shall survive the Closing and until the expiration of the applicable statutes of limitations (including extensions).

       9.2 INDEMNIFIED CLAIMS. For the purpose of this Section 9.2 and when used elsewhere in this agreement, "CLAIM" shall mean and include any and all liability, loss, damage, claim, expense, cost, fine, fee, penalty, obligation or injury including, without limitation, those resulting from any and all actions, suits, proceedings, demands, assessments, judgments, awards or arbitrations, together with reasonable costs and expenses including the reasonable attorneys' fees and other legal costs and expenses relating thereto, net of any insurance benefits.

       9.3        INDEMNIFICATION BY SELLER.

                  9.3.1 GENERAL INDEMNIFICATION. Subject to the provisions and limitations set forth in this Section 9, Seller agrees to defend, indemnify and hold harmless Buyer, any parent, subsidiary or affiliate of Buyer and any director, officer, employee, stockholder, agent or attorney of Buyer or of any parent, subsidiary or affiliate of Buyer (collectively, the "BUYER INDEMNIFIED PERSONS") from and against any Claim which arises out of or results from:

                  (a) any breach of any covenant, or the material inaccuracy or untruth of any representation or warranty of Seller made herein or pursuant to any certificate, exhibit or schedule delivered hereunder;

                  (b) any demand, claim, debt, suit, cause of action or proceeding made or asserted by a person, including, but not limited to a shareholder, creditor, receiver, or trustee in bankruptcy of Seller, asserting that the transfer of the Assets to Buyer hereunder constitutes a fraudulent conveyance, fraudulent transfer, or constitutes a preference under any applicable state or federal law, including but not limited to the United States Bankruptcy Code;

                  (c) any demand, claim, debt, suit, cause of action or proceeding made or asserted by any employee or independent contractor or any former employee or independent contractor of Seller, to the extent that it relates in any manner to any termination by Seller in connection with the transactions contemplated by this Agreement of his, her or its employment or the services of such employee or independent contractor;

                  (d) any demand, claim, debt, suit, cause of action or proceeding arising from the Excluded Liabilities, except as otherwise provided in Section 9.4.3 hereof;

                  (e) any demand, claim, debt, suit, cause of action or proceeding brought by shareholders of Seller (other than Buyer, Arca, the Stock Sellers (as defined below) or the shareholders of Buyer) against Seller and/or Buyer with respect or related in any way to the fairness of the transactions contemplated herein and in connection herewith, including the Claims and Stock Purchase Agreement and the other agreements listed on EXHIBIT A thereto; and

                  (f) taxes, assessments and other governmental charges of any kind or nature whatsoever imposed on Seller and arising out of the transactions contemplated by this Agreement, except for the Buyer Sales Tax Reimbursement.

                  9.3.2 LIMITATIONS. Except as provided under the first paragraph of Section 9.3.3, this Section 9.3 sets forth the sole and exclusive remedies of the Buyer Indemnified Persons for misrepresentation or breach of or default in connection with any of the representations, warranties or covenants given by or on behalf of the Seller pursuant hereto and in connection with the other events requiring indemnification under Section 9.3.1 hereof. Except as provided under the first paragraph of Section 9.3.3, Seller shall not incur liability with respect to such misrepresentation or breach of or default in connection with any of the representations, warranties and covenants or the indemnification obligations set forth in Section 9.3.1 (a), (c), and (d) beyond $258,000 in the aggregate and shall not incur liability with respect to the indemnification obligations set forth in Section 9.3.1 (b) and (e) beyond $1.0 million in the aggregate.

                  9.3.3 EXCEPTIONS TO LIMITATIONS. None of the provisions of this Section 9 or of the Escrow Agreement shall in any manner limit the liability or indemnification obligations of the Seller with respect to (i) fraud or (ii) any criminal matters or (iii) any claim concerning the breach of the representations, warranties or covenants set forth in Sections 1.3, 7.1, 7.2, 7.4, 7.5, 7.6 and 7.7 or (iv) Seller's failure to discharge the Accounts Payable listed on SCHEDULE 7.3 hereto.

                  Notwithstanding anything to the contrary set forth herein, the Seller shall not incur liability with respect to a misrepresentation or breach of or default in connection with the representations or warranties of Seller herein to the extent that such misrepresentation, breach or default is due to an action, omission or circumstance which existed, occurred or arose on or prior to the Prior Acquisition Date and of which CyberGuard has no knowledge (either of the misrepresentation, breach, default, act, omission or circumstance, to the extent it related to CyberGuard, or of the misrepresentation, breach or default, to the extent it related to Arca). In addition, with the exception of the representations, warranties and covenants contained (i) in the first two sentences of Section 5.1, (ii) in the fourth, fifth and sixth sentences of
Section 5.1 solely with respect to CyberGuard (excluding Arca), (iii) in the first two sentences of Section 5.2, (iv) in the third sentence of Section 5.2 solely with respect to representations and warranties related to CyberGuard (excluding Arca), (v) in Section 5.12, excluding the references therein to "other third party" and otherwise solely with respect to representations and warranties related to authorizations, approvals, consents and filings referenced therein that are not specific to the nature of Arca's business and (vi) in
Section 5.14, to the extent that the representations and warranties are affected by ERISA Plans of CyberGuard or its affiliates (other than Arca) not by their terms designed to cover Arca, Seller shall not incur liability with respect to a misrepresentation or breach of or default in connection with the representations or warranties of Seller herein to the extent that such misrepresentation, breach or default is due to an action (other than of CyberGuard (excluding any employee of Arca)), omission or circumstance which occurred after the Prior Acquisition Date and of which CyberGuard had no knowledge (either of the misrepresentation, breach, default, act, omission or circumstance, to the extent it relates to CyberGuard, or of the misrepresentation, breach or default, to the extent it relates to Arca), unless and until Buyer follows the procedures as set forth below. The Seller shall not have liability under the circumstances described in the immediately preceding sentence unless (i) the Buyer Indemnified Person seeking indemnification shall first have made a written demand with respect to any Claim both against the Sellers under the Claims and Stock Purchase Agreement (the "STOCK SELLERS") and against the Seller hereunder, (ii) Buyer shall have fully pursued and exhausted its rights to seek recovery of its Claims under the procedures set forth under the Claims and Stock Purchase Agreement against the Stock Sellers (which requirements would not preclude Buyer from settling such Claims pursuant to the terms of such Agreement; provided, however, that any settlement of such Claims between Buyer and the Stock Sellers shall not be made without the written consent of the Seller hereunder, which consent shall not be unreasonably withheld or delayed), but all or a portion of such Claims remain unsatisfied. In such event, subject to the conditions of this Section 9.3 (including Section 9.3.2), Seller shall be liable for any portion of the Claims which remain unsatisfied; provided, however, that with respect to any Claims which are subject to a settlement agreement between the Buyer and the Stock Sellers, such liability shall only apply to the extent that the Buyer has as of such time sought recovery of the full amount of the Escrowed Consideration and Additional Indemnity Amounts under the Claims and Stock Purchase Agreement, and provided further, that such liability shall only apply to the extent that (i) Buyer has irrevocably been paid the entire $300,000 of Escrowed Consideration under the Claims and Stock Purchase Agreement and (ii) the Founders have an obligation to pay the $200,000 Additional Indemnity Amounts to Buyer under the Claims and Stock Purchase Agreement and have either paid such amount to the Buyer or the Buyer has reasonably determined that they are financially unable to do so. The Seller will be subrogated to the rights of the Buyer Indemnified Persons under Section 6 of the Claims and Stock Purchase Agreement to the extent any indemnity payments are made by Seller following the foregoing procedure (excluding rights under the Escrow Agreement referenced therein). For purposes only of this paragraph of Section 9.3.3 and Section 9.4.3, the words "knowledge" or "known" as it relates to CyberGuard shall mean the actual knowledge of Tommy Steele, Steve Gallers, David Proctor, Shelley James, Terry Zielinski, Dick Rifenburgh, Lee Risevig, Adriana Kovalovska and Brian Foremny.

                  9.3.4 THRESHOLD. In seeking indemnification for Claims under this Section, the Buyer Indemnified Persons shall make no claims unless and until such Claims aggregate at least $50,000, in which event such Buyer Indemnified Persons may recover all Claims at their option, and in their sole discretion, and not merely the portion that exceeds $50,000, and shall exercise their remedies first with respect to the Escrow Funds deposited in escrow pursuant to the Escrow Agreement.

       9.4        INDEMNIFICATION BY BUYER.

                  9.4.1 GENERAL INDEMNIFICATION. Subject to the provisions and limitations set forth in this Section 9, Buyer agrees to defend, indemnify and hold harmless Seller, any parent, subsidiary or affiliate of Seller and any director, officer, employee, stockholder, agent or attorney of Seller or of any parent, subsidiary or affiliate of Seller (collectively, the "SELLER INDEMNIFIED PERSONS") from and against any Claim which arises out of or results from (i) any breach of any covenant, or the material inaccuracy or untruth of any representation or warranty of the Buyer made herein or pursuant to any certificate, exhibit or schedule delivered hereunder or (ii) taxes, assessments and other governmental charges of any kind or nature whatsoever imposed on Buyer and arising out of the transactions contemplated by this Agreement, except for Sales Taxes (other than the Buyer Sales Tax Reimbursement).

                  9.4.2 LIMITATIONS. Except as provided in this Section 9.4.2, this Section 9.4 sets forth the sole and exclusive remedies of the Seller Indemnified Persons for misrepresentation or breach of or default in connection with any of the representations, warranties or covenants given by or on behalf of the Seller pursuant hereto. Buyer shall not incur liability with respect to such misrepresentation or breach of or default in connection with any of the representations, warranties and covenants beyond $258,000 in the aggregate. However, none of the provisions of this Section 9 shall in any manner limit the liability or indemnification obligations of the Buyer with respect to (i) fraud,
(ii) criminal matters, (iii) any claim concerning the breach of the representations, warranties or covenants set forth in Sections 1.3, 6.1 or 6.2 hereof (except to the extent the terms of any of such Sections provide for specific limitations with respect to the indemnification obligations of the Buyer thereunder), (iv) Buyer's failure to discharge Assumed Liabilities or (v) any obligations arising under Section 9.4.3 hereof (except to the extent the terms of such Section provide for specific limitations with respect to the indemnification obligations of the Buyer thereunder).

                  9.4.3 EXCLUDED LIABILITIES. In addition, subject to the provisions of this Section 9.4.3, Buyer agrees to indemnify and hold harmless CyberGuard and Arca for any debts, liabilities or obligations of Arca related to the Business, including absolute, accrued and contingent liabilities, that existed prior to the Closing Date (and specifically excluding liabilities or obligations arising as a result of the transactions contemplated hereby or in connection herewith (other than the obligations created by this Section 9.4.3) and any Employee Liabilities) and: (i) that are not assumed by Buyer under this Agreement; (ii) that are not included on Schedule 7.3 hereto; (iii) the existence of which does not constitute a breach of any representation, warranty or covenant of Seller contained in this Agreement except to the extent such misrepresentation, breach or default is of a representation or warranty only (exclusive of the covenants set forth in Sections 1.3, 7.2, 7.4, 7.5 7.6 or 7.7), does not involve fraud and does not involve criminal matters and (a) is due to an action or omission which existed, occurred or arose on or prior to the Prior Acquisition Date and of which CyberGuard has no knowledge (either of the misrepresentation, breach, default, act, omission or circumstance, to the extent it related to CyberGuard, or of the misrepresentation, breach or default, to the extent it related to Arca) or (b) with the exception of the representations, warranties and covenants contained in (A) the first two sentences of Section 5.1, (B) the fourth, fifth and sixth sentences of Section 5.1 solely with respect to CyberGuard (excluding Arca), (C) the first two sentences of Section 5.2, (D) the third sentence of Section 5.2 solely with respect to representations and warranties related to CyberGuard (excluding Arca), (E)
Section 5.12, excluding the references therein to "other third party" and otherwise solely with respect to representations and warranties related to authorizations, approvals, consents and filings referenced therein that are not specific to the nature of Arca's business, and (F) Section 5.14, to the extent that the representations and warranties are affected by ERISA Plans of CyberGuard or its affiliates not by their terms designed to cover Arca, is due to an action (other than of CyberGuard (excluding any employee of Arca)), omission or circumstance which occurred after the Prior Acquisition Date and of which CyberGuard had no knowledge (either of the misrepresentation, breach, default, act, omission or circumstance, to the extent it relates to CyberGuard, or of the misrepresentation, breach or default, to the extent it relates to
Arca); and (iv) of which CyberGuard had no knowledge, (the "UNKNOWN LIABILITIES"); provided, however, that the foregoing indemnification obligations shall not have any force or effect until Seller has fully discharged an aggregate of $300,000 of such Unknown Liabilities, and then such indemnification obligation shall be effective only with respect to any Unknown Liabilities which exceed such $300,000 amount. Notwithstanding anything to the contrary set forth in this Section 9, the indemnification obligations set forth in this
Section 9.4.3 shall terminate one year after the Closing Date, as provided in
Section 9.6(a) hereof.

       9.5 PROCEDURES FOR INDEMNIFICATION.

                  9.5.1 INDEMNIFICATION PURSUANT TO ESCROW AGREEMENT. As long as the Escrow Agreement is still in effect and Escrow Funds remain outstanding thereunder, promptly after the receipt by Buyer of notice or discovery of any Claim giving rise to indemnification rights under this Agreement Buyer will give Seller and the Escrow Agent written notice of such Claim in accordance with
Section 3 of the Escrow Agreement. The procedures regarding the defense and settlement of any such Claim shall be governed by Section 1 of the Escrow Agreement. Buyer may assert a Claim at any time prior to the applicable expiration date as set forth in Section 9.6.

                  9.5.2 INDEMNIFICATION NOT INVOLVING ESCROW. With respect to indemnification by the Buyer, or by the Seller in the event that the Escrow Agreement is no longer in effect, promptly upon becoming aware of any Claim giving rise to indemnification rights under this Agreement, the Buyer Indemnified Persons or Seller Indemnified Persons, as applicable (the "INDEMNIFIED PARTY"), will give the other party (the "INDEMNIFYING Party") notice of such Claim as provided for in Section 9.5.2(2) hereof (the "NOTICE OF CLAIM").

                           (1)      THIRD PARTY CLAIMS AND DIRECT CLAIMS.

                                    (A) THIRD PARTY CLAIMS. In the case of a
Third Party Claim (as defined in Section 9.5.2(2) herein), within ten days of receipt of a Notice of Claim, the Indemnifying Party may, by written notice to the Indemnified Party, elect to, at its own expense, participate in or assume control of the negotiation, settlement or defense of the Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all of the Indemnified Party's out-of-pocket expenses as a result of such participation or assumption. If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defense of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel at its expense. If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to, at the expense of the Indemnifying Party, assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If either party makes a payment, resulting in settlement of the Third Party Claim, which precludes a final determination of the merits of the Third Party Claim and the Indemnified Party and the Indemnifying Party are unable to agree whether such payment was unreasonable in the circumstances having regard to the amount and merits of the Third Party Claim, then such dispute shall be referred to and finally settled by binding arbitration (as provided for in Section 9.5.2(4) herein) from which there shall be no appeal.

                                    (B) SETTLEMENT OF THIRD PARTY CLAIMS. If
the Indemnifying Party fails to assume control of the defense of any Third Party Claim, the Indemnified Party shall have the exclusive right, at the expense of the Indemnifying Party, to contest, settle or pay the amount claimed in each case on a reasonable basis. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defense of any Third Party Claim, neither party shall settle any Third Party Claim without the written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of such party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason within a reasonable time after the request therefor.

                                    (C) DIRECT CLAIMS. In the case of a Direct
Claim (as defined in Section 9.5.2(2) herein), the Indemnifying Party shall have 60 days from receipt of the Notice of Claim within which to make such investigation of the Claim as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both Parties agree at or before the expiration of such 60 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim or it will be settled pursuant to Section 9.5.2(3)(A) below. Failing such agreement, the matter shall be referred to binding arbitration as provided for in Section 9.5.2(4) herein.

                           (2) NOTICE OF CLAIM. Each Notice of Claim by the
Indemnified Party will be in writing delivered to the Indemnifying Party, will specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a "THIRD PARTY CLAIM") or whether the Claim does not so arise (a "DIRECT CLAIM"), and shall also specify with reasonable particularity (to the extent that the information is available):

                                    (A) the factual basis for the Claim; and

                                    (B) the amount of the Claim, if known, or
if not known, the Indemnified Party's good faith estimate of the reasonably foreseeable maximum amount of the alleged damages arising from such Claim (which amount may be the amount of damages claimed by a third party plaintiff in an action brought against the Indemnified Party based on alleged facts, which if true, would result in liability to the Indemnified Party under Sections 9.3 or
9.4 of this Agreement) (the "ESTIMATED DAMAGES"), the basis thereof and documentation supporting same.

                  The parties agree that if, through the fault of the Indemnified Party, the Indemnifying Party does not receive a notice of any Claim in time effectively to contest the determination of any liability susceptible of being contested, then the liability of the Indemnifying Party to the Indemnified Party under Sections 9.3 or 9.4 of this Agreement shall be reduced by the amount of any losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

                           (3) RESOLUTION OF NOTICE OF CLAIM. Any Notice of
Claim received by the Indemnifying Party, will be resolved as follows:

                                    (A) UNCONTESTED CLAIM. In the event that the
Indemnifying Party does not either (i) contest a Notice of Claim in writing to the Indemnified Party or (ii) pay the amount demanded (as certified by the Indemnifying Party to the Indemnified Party in writing, all within 60 days after Notice of Claim was received by the Indemnifying Party (an "UNCONTESTED CLAIM"), then the Indemnifying Party will promptly pay to the Indemnified Party that amount equal to the amount of the Claim and/or Estimated Damages specified in the Notice of Claim.

                                    (B) CONTESTED CLAIMS. In the event that the
Indemnifying Party delivers written notice contesting all, or a portion of, a Notice of Claim to the Indemnified Party Agent within the 60-day period provided above, matters that are subject to Third Party Claims brought against the Indemnified Party in a litigation or arbitration will await the final decision, award or settlement of such litigation or arbitration and shall be subject to the provisions and procedures set forth in this Agreement. Matters that are subject to Direct Claims and that are not resolved by the Indemnifying Party and the Indemnified Party as provided for in Section 9.5.2(1)(C) herein will be settled by binding arbitration which will be conducted as provided in Section 9.5.2(4) herein. Any portion of the Notice of Claim that is not contested will be resolved as set forth above in Section 9.5.2(3)(A). The final decision of the arbitrator will be furnished to the Indemnifying Party and the Indemnified Party in writing and will constitute a conclusive determination of the issue in question, binding upon the Indemnifying Party and the Indemnified Party.

                                    (C) DETERMINATION OF AMOUNT OF CLAIMS. Any
amount owed to the Indemnified Party hereunder, as finally determined pursuant to Section 9.5.2(3)(A) or 9.5.2(3)(B) above, will constitute an Uncontested Claim under Section 9.5.2(3)(A) hereof.

                           (4) ARBITRATION. The parties agree that they shall
use best reasonable efforts to settle amicably disagreements arising from or in connection with this Agreement. To this effect, following notice of either to the other of a disagreement, which shall include any failure to agree upon a matter to be agreed upon (a "DISPUTE") the parties hereto shall consult and negotiate with one another in good faith an understanding to reach a just and equitable solution. If those attempts fail after a period of ten (10) Business Days from the time the parties have been notified of the Dispute, then every such Dispute shall be settled by arbitration in accordance with the commercial arbitration rules of American Arbitration Association then in effect. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in a judicial proceeding instituted to resolve the Dispute.

                                    (A) SELECTION OF ARBITRATOR. The American
Arbitration Association will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with relevant state contract law; provided, however, that such lawyers cannot work for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. In the event that the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as arbitrator.

                                    (B) PAYMENT OF COSTS. Exodus and CyberGuard
will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party.

                                    (C) BURDEN OF PROOF. For any Dispute
submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

                                    (D) AWARD. Upon the conclusion of the
arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each of Exodus and CyberGuard along with a signed copy of the award.

                                    (E) TERMS OF ARBITRATION. The arbitrator
chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                                    (F) EXCLUSIVE REMEDY. Except as specifically
otherwise provided in this Agreement, arbitration will be the sole and exclusive remedy to the Indemnified Party or the Indemnifying Party for any Dispute arising out of this Section 9.5.

       9.6        PERIOD FOR MAKING CLAIMS. A Claim under this Section 9:

                  (a) must be brought, if at all, at any time within one (1) year after the Closing Date, with respect to any claim or claims for indemnification under this Section 9 not described in subSection 9.6(b) below;

                  (b) may be brought at any time up to expiration of the applicable statute of limitations (including extensions) with respect to any claim for indemnification relating to or based upon the provisions of Sections
5.13 or the covenants included in Sections 1, 2, 3, 6 and 7.

                  Notwithstanding anything to the contrary, if, an Indemnified Person makes a Claim for indemnification under either this Agreement or the Escrow Agreement within such time period, then the Indemnified Person's rights to indemnification under this Section 9.6 for such Claim shall survive any expiration of such representation or warranty.

10.    MISCELLANEOUS.

       10.1 EXPENSES. Each of the parties hereto shall bear its own expenses (including without limitation attorneys' fees) in connection with the negotiation and consummation of the transaction contemplated hereby.

       10.2 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by certified or registered United States mail, postage prepaid, or sent by nationally recognized overnight express courier and addressed as follows:

                  (a)  IF TO SELLER:

                       CyberGuard Corporation
                       2000 West Commercial Blvd., Suite 200
                       Ft. Lauderdale, FL  33309
                       Attention:  President and General Counsel

                       WITH COPY TO:

                       Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. 150 West Flagler Street
                       Miami, FL  33130
                       Attention:  Teddy D. Klinghoffer, Esq.

                  (b)  IF TO BUYER:

                       Exodus Communications, Inc.
                       2650 San Tomas Expressway
                       Santa Clara, CA  95051
                       Attention:  General Counsel

                       WITH COPY TO:

                       Fenwick & West LLP
                       Two Palo Alto Square
                       Palo Alto, CA  94306
                       Attention:  Eileen Duffy Robinett, Esq.

       10.3 ENTIRE AGREEMENT; CAPTIONS; COOPERATION. This Agreement, the Exhibits and Schedules hereto (which are incorporated herein by reference) and the agreements to be executed and delivered in connection herewith, together constitute the entire agreement and understanding between the parties and there are no agreements or commitments with respect to the transactions contemplated herein except as set forth in this Agreement. This Agreement supersedes any prior offer, agreement or understanding between the parties with respect to the transactions contemplated hereby, including the Term Sheet dated as of August 30, 1998 between Exodus and CyberGuard. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. Buyer and Seller agree to cooperate in good faith in interpreting the provisions of this Agreement.

       10.4 AMENDMENT; WAIVER. Any term or provision of this Agreement may be amended only by a writing signed by Seller and Buyer. The observance of any term or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound by such waiver. No waiver by a party of any breach of this Agreement will be deemed to constitute a waiver of any other breach or any succeeding breach.

       10.5 NO THIRD PARTY BENEFICIARIES. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or to give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

       10.6 EXECUTION IN COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

       10.7 ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of each other party; EXCEPT that Buyer may assign this Agreement (and all related agreements) by operation of law or in connection with any merger, consolidation or sale of all or substantially all Buyer's assets or in connection with any similar transaction.

       10.8 BENEFIT AND BURDEN. This Agreement shall be binding upon, shall inure to the benefit of, and be enforceable by and against, the parties hereto and their respective successors and permitted assigns.

       10.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (excluding application of any choice of law doctrines that would make applicable the law of any other state or jurisdiction) and, where appropriate, applicable federal law.

       10.10 SEVERABILITY. If any provision of this Agreement is for any reason and to any extent deemed to be invalid or unenforceable, then such provision shall not be voided but rather shall be enforced to the maximum extent then permissible under then applicable law and so as to reasonably effect the intent of the parties hereto, and the remainder of this Agreement will remain in full force and effect. Nothing herein will be deemed to contradict the provisions of
Section 7.4 hereof.

       10.11 ATTORNEYS' FEES. Should a suit or arbitration be brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees to be fixed in amount by the Court or the Arbitrator(s) (including without limitation costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit or arbitration, as applicable, regardless of whether such suit or arbitration proceeds to a final judgment or award.

       10.12 SCHEDULES. Notwithstanding any provision to the contrary set forth herein, any matter, fact, event or other information disclosed in any schedule to this Agreement shall be deemed disclosed in each schedule to this Agreement.

       IN WITNESS WHEREOF, Buyer and Seller executed and delivered this Agreement by their duly authorized representatives as of the Effective Date.


CYBERGUARD CORPORATION:                           EXODUS COMMUNICATIONS, INC:



By:                                               By:
   --------------------------                        --------------------------
                                                     Richard S. Stoltz
                                                     Chief Operating Officer and
                                                       Chief Financial Officer



ARCA SYSTEMS:                                     EC ACQUISITIONS CORP.:



By:                                               By:
   --------------------------                        --------------------------
                                                      Adam W. Wegner, President

                                    EXHIBITS
                                    --------


Exhibit A                    Escrow Agreement

Exhibit B                    Assignment, Bill of Sale and Assumption Agreement

Exhibit C                    Form of Solvency Certificate


                                    SCHEDULES
                                    ---------


Schedule 1.2(c)          Contracts

Schedule 1.2(d)(i)       Seller's Business Products

Schedule 1.2(d)(ii)      Seller's Intellectual Property

Schedule 1.2(f)          Tangible Assets

Schedule 1.2(h)          Accounts Receivable

Schedule 1.2(i)          Other Assets

Schedule 1.3(b)          Non-Transferable and Non-Assignable Assets

Schedule 2.2             Allocation of Purchase Price

Schedule 5               Seller's Schedule of Exceptions

Schedule 5.4             Financial Statements and List of Material Liabilities

Schedule 5.7             Seller's Material Contracts and Commitments

Schedule 5.16            Seller's Employee List

Schedule 7.3             Accounts Payable

Schedule 8.2(j)          Opinion of Seller's Counsel

                                    EXHIBIT B

                ASSIGNMENT, BILL OF SALE AND ASSUMPTION AGREEMENT


         This Assignment, Bill of Sale and Assumption Agreement (this "AGREEMENT") is made as of September [29,] 1998 by and between CyberGuard Corporation, a Florida corporation ("CYBERGUARD"), Arca Systems, Inc., a California corporation and a wholly-owned subsidiary of CyberGuard ("ARCA" and together with CyberGuard, the "SELLER"), Exodus Communications, Inc., a Delaware corporation ("EXODUS"), and EC Acquisitions Corp., a Delaware corporation and a wholly-owned subsidiary of Exodus ("SUB" and together with Exodus, the "BUYER"). Seller and Buyer are parties to a certain Asset Purchase Agreement dated as of September [29,] 1998 (the "PURCHASE Agreement"). Capitalized terms used without definitions herein shall have the meanings ascribed to such terms in the Purchase Agreement.

         1. SALE AND ASSIGNMENT OF ASSETS. Pursuant to the Purchase Agreement, Exodus, on behalf of Sub, has on the date hereof purchased the Assets of Arca from CyberGuard. In accordance with and subject to the terms and conditions set forth in the Purchase Agreement, for good and valuable consideration, the receipt of which is hereby acknowledged, Seller does hereby sell, assign, bargain, transfer, convey and deliver unto Sub all of the right, title and interest in and to the Assets.

         2. ASSUMPTION OF ASSUMED LIABILITIES. In accordance with and subject to the terms and conditions set forth in the Purchase Agreement, in partial consideration for such transfer of the Assets by Seller to Buyer, Sub and Buyer hereby undertake to assume, pay, perform, satisfy and discharge, all of the Assumed Liabilities. Buyer does not agree to assume or pay any Excluded Liabilities or any other debts, obligations or liabilities of Seller not expressly assumed by Buyer in the Purchase Agreement.

         3. COOPERATION. Buyer and Seller agree to cooperate with each other to execute and deliver such other documents and instruments and to do such further acts and things as may be reasonably requested by the other to evidence, document or carry out the sale of the Assets and the assumption of the Assumed Liabilities.

         4. EFFECT OF AGREEMENT. Nothing in this Agreement shall, or shall be deemed to, modify or otherwise affect any provisions of the Purchase Agreement or affect the rights of the parties under the Purchase Agreement. In the event of any conflict between the provisions hereof and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall govern and control.

         IN WITNESS WHEREOF, Seller and Buyer have caused this Assignment, Bill of Sale and Assumption Agreement to be executed on the date first written above.


CYBERGUARD CORPORATION:                           EXODUS COMMUNICATIONS, INC.




By:                                              By:
   --------------------------                       --------------------------
                                                    Richard S. Stoltz
                                                    Chief Operating Officer and
                                                      Chief Financial Officer

ARCA SYSTEMS:                                      EC ACQUISITIONS CORP.




By:                                                By:
   --------------------------                         ----------------------
                                                      Adam W. Wegner
                                                      President

                                SCHEDULE 8.1 (c)

                           OPINION OF SELLER'S COUNSEL

                                ESCROW AGREEMENT
                                ----------------


                  This Escrow Agreement (this "AGREEMENT") is entered into as of September 28, 1998 (the "EFFECTIVE DATE"), by and among Exodus Communications, Inc., a Delaware corporation ("EXODUS"), EC Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of Exodus ("SUB"), CyberGuard Corporation, a Florida corporation ("CYBERGUARD"), and State Street Bank and Trust Company of California, N.A., as escrow agent (the "ESCROW AGENT").

                  A. Exodus, Sub, CyberGuard and its wholly-owned subsidiary, Arca Systems, Inc. ("ARCA") have entered into an Asset Purchase Agreement dated as of September 28, 1998 (the "ASSET PURCHASE AGREEMENT") pursuant to which Sub will acquire certain assets of Arca from CyberGuard. The capitalized terms used in this Agreement and not otherwise defined herein will have the meanings given them in the Asset Purchase Agreement, a copy of which is attached hereto as EXHIBIT A; provided, however, that the Escrow Agent shall not be charged with knowledge of, or under any obligations to determine or interpret, the meaning of any such terms as so defined in the Asset Purchase Agreement for purposes of performing or observing its duties hereunder.

                  B. Pursuant to the Asset Purchase Agreement, a payment of a certain amount of cash is to be made by Exodus to CyberGuard (the "CASH PAYMENT").

                  C. The Asset Purchase Agreement provides for Two Hundred and Fifty-Eight Thousand Dollars ($258,000) of the Cash Payment (the "ESCROW FUNDS") to be withheld by Exodus and placed in an escrow account (the "ESCROW ACCOUNT").

                  D. The parties hereto desire to establish the terms and conditions pursuant to which the Escrow Funds will be deposited, held in, and disbursed from the Escrow Account.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1.       ESCROW AND INDEMNIFICATION

                           (a) ESCROW OF FUNDS. On the Effective Date,
notification of which shall have been given to the Escrow Agent in writing, Exodus will deposit the Escrow Funds with the Escrow Agent, who will hold them in escrow until required to be released pursuant to Section 9.3 of the Asset Purchase Agreement and Section 4 hereof. The Escrow Agent agrees to accept delivery of the Escrow Funds and to hold such Escrow Funds in escrow subject to the terms and conditions of this Agreement.

                           (b) INDEMNIFICATION. Each of the parties to this
Agreement other than the Escrow Agent (collectively, the "INTERESTED PARTIES") agrees that, (i) Exodus and any parent, subsidiary or affiliate of Exodus and any director, officer, employee, stockholder, agent or attorney of Exodus or of any parent, subsidiary or affiliate of Exodus (collectively, the "INDEMNIFIED PERSONS") are indemnified pursuant to the terms of Section 9.3 of the Asset Purchase Agreement (which terms and the terms defined therein are incorporated herein by reference) from and against any Claims, subject to the limitations set forth in Section 9.3 of the Asset Purchase Agreement and herein, (ii) for purposes of this Agreement, references to Exodus will include all other Indemnified Persons, as applicable, and (iii) the Escrow Funds will be security for this indemnity obligation, subject to the limitations, and in the manner provided, in Section 9.3 of the Asset Purchase Agreement and this Agreement. The foregoing incorporation by reference of Section 9.3 of the Asset Purchase Agreement (and the terms defined therein) by the Interested Parties shall not in any way be deemed to cause the Escrow Agent to be charged with knowledge thereof, or under any duty to determine or interpret, or to determine or compel compliance with, such terms. Promptly upon becoming aware of any Claim giving rise to indemnification rights under the Asset Purchase Agreement, Exodus will give CyberGuard notice of such Claim as provided for in Section 3 hereof (the "NOTICE OF CLAIM") and will also provide the Escrow Agent with a copy of the Notice of Claim. The Escrow Agent will not transfer any of the Escrow Funds held in the Escrow Account pursuant to a Notice of Claim until such Notice of Claim has been finally resolved in accordance with Section 4 below.

                           (c) THIRD PARTY CLAIMS. In the case of a Third Party
Claim (as defined in Section 3 herein), within ten days of receipt of a Notice of Claim, CyberGuard may, by written notice to Exodus, elect to, at its own expense, participate in or assume control of the negotiation, settlement or defense of the Claim and, in such event, CyberGuard shall reimburse Exodus for all of Exodus's out-of-pocket expenses as a result of such participation or assumption. If CyberGuard elects to assume such control, Exodus shall have the right to participate in the negotiation, settlement or defense of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by Exodus unless CyberGuard consents to the retention of such counsel at its expense. If CyberGuard, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, Exodus shall be entitled to, at the expense of CyberGuard, assume such control and CyberGuard shall be bound by the results obtained by Exodus with respect to such Third Party Claim. If either Party makes a payment, resulting in settlement of the Third Party Claim, which precludes a final determination of the merits of the Third Party Claim and Exodus and CyberGuard are unable to agree whether such payment was unreasonable in the circumstances having regard to the amount and merits of the Third Party Claim, then such dispute shall be referred to and finally settled by binding arbitration (as provided for in Section 5 herein) from which there shall be no appeal.

                           (d) SETTLEMENT OF THIRD PARTY CLAIMS. If CyberGuard
fails to assume control of the defense of any Third Party Claim, Exodus shall have the exclusive right, at the expense of CyberGuard, to contest, settle or pay the amount claimed. Whether or not CyberGuard assumes control of the negotiation, settlement or defense of any Third Party Claim, neither Party shall settle any Third Party Claim without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of such Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason within a reasonable time after the request therefor.

                           (e) DIRECT CLAIMS. In the case of a Direct Claim (as
defined in Section 3 herein), CyberGuard shall have 60 days from receipt of the Notice of Claim within which to make such investigation of the Claim as CyberGuard considers necessary or desirable. For the purpose of such investigation, Exodus shall make available to CyberGuard the information relied upon by Exodus to substantiate the Claim, together with all such other information as CyberGuard may reasonably request. If both Parties agree at or before the expiration of such 60 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, CyberGuard shall immediately pay to Exodus the full agreed upon amount of the Claim or it will be settled pursuant to Section 4(a) below. Failing such agreement, the matter shall be referred to binding arbitration as provided for in Section 5 herein.

                           (f) The Escrow Agent shall have no responsibility for
or with respect to compliance by the Interested Parties with the terms or requirements of this Section 1.

                  2.       DEPOSIT OF ESCROW FUNDS; RELEASE FROM ESCROW;
                           INVESTMENTS

                           (a) DELIVERY OF ESCROW FUNDS. Promptly after the
Effective Date, the Escrow Funds will be delivered by Exodus to the Escrow Agent in the form of a check or wire transfer in the amount of Two Hundred and Fifty-Eight Thousand Dollars ($258,000) and the Escrow Agent shall deposit the Escrow Funds in a separate escrow account with the Escrow Agent (or an affiliate or custodian acting on its behalf).

The Escrow Funds shall be maintained in such account until the release of the Escrow Funds in accordance with Sections 2(b) and 2(c) hereof.

                           (b) TERMINATION OF ESCROW. On the first anniversary
of the Effective Date (the "FINAL RELEASE DATE"), the Escrow Agent will deliver the Escrow Funds to CyberGuard less (A) any Escrow Funds delivered to Exodus in accordance with Section 4 hereof in satisfaction of Claims and (B) any Escrow Funds subject to delivery to Exodus in accordance with Section 4 hereof with respect to any then pending but unresolved Claims of Exodus, subject to the Escrow Agent's receipt of written instructions from Exodus and CyberGuard as provided in Section 2(c) below. Any Escrow Funds held as a result of clause (B) will be delivered to CyberGuard or Exodus (as appropriate) promptly upon resolution of each specific Claim involved pursuant to Section 4.

                           (c) RELEASE OF ESCROW FUNDS. The Escrow Funds will be
held by the Escrow Agent until released pursuant to Section 2(b) above or
Section 4, below. On the Final Release Date (in the case of Section 2(b)) or after the applicable release condition is met (in the case of Section 4), as the case may be, the Escrow Agent will deliver to CyberGuard the amount of Escrow Funds to be released on such date as identified by Exodus and CyberGuard to the Escrow Agent in writing (in the case of Section 2(b)) or as identified in the applicable Notice of Claim (in the case of Section 4(a)) or in the final decision of litigation or arbitration, as applicable (in the case of Section 4(b)) received by the Escrow Agent, as the case may be. Such delivery will be in the form of a check or wire transfer issued in the name of CyberGuard. Exodus and CyberGuard undertake to deliver a timely written notice to Escrow Agent identifying the amount of Escrow Funds to be released at such time.

                           (d) NO ENCUMBRANCE. No Escrow Funds or any beneficial
interest therein may be pledged, sold, assigned or transferred, including by operation of law, by CyberGuard or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of CyberGuard (other than a security interest in the Escrow Funds that is hereby granted herein by CyberGuard to Exodus as security for CyberGuard's obligations to Exodus under
Section 9.3 of the Asset Purchase Agreement), prior to the delivery to CyberGuard of the Escrow Funds by the Escrow Agent. The Escrow Agent agrees that to the extent CyberGuard has granted Exodus a security interest in the Escrow Funds, Escrow Agent agrees to hold such Escrow Funds on behalf of Exodus as Exodus' agent.

                           (e) POWER TO TRANSFER ESCROW FUNDS. The Escrow Agent
is hereby granted the power to effect any transfer of Escrow Funds contemplated by this Agreement. Exodus will cooperate with the Escrow Agent in promptly effecting such transfers.

                           (f) INVESTMENT OF ESCROW FUNDS. The Escrow Agent
shall invest the funds held in the Escrow Account in the Federated U.S. Treasury Cash Reserve, which is a money market mutual fund registered under the Investment Company Act of 1940, the principal of which is invested solely in obligations issued or guaranteed by the United States government. All interest or any other income earned with respect to such investment shall be allocated and paid to CyberGuard and shall not constitute part of the Escrow Funds.

                  3. NOTICE OF CLAIM. Each Notice of Claim by Exodus must be delivered before the Final Release Date and will be in writing delivered to CyberGuard with a copy to the Escrow Agent, will specify whether the Claim arises as a result of a claim by a person against Exodus (a "THIRD PARTY CLAIM") or whether the Claim does not so arise (a "DIRECT CLAIM"), and shall also specify with reasonable particularity (to the extent that the information is available):

                           (a) the factual basis for the Claim; and

                           (b) the amount of the Claim, if known, or if not
known, Exodus's good faith estimate of the reasonably foreseeable maximum amount of the alleged damages arising from such Claim (which amount may be the amount of damages claimed by a third party plaintiff in an action brought against Exodus based on alleged facts, which if true, would result in liability to Exodus under Section 9.3 of the Asset Purchase Agreement) (the "ESTIMATED DAMAGES"), the basis thereof and documentation supporting same.

                  As among themselves, the Interested Parties agree that if, through the fault of Exodus, CyberGuard does not receive a notice of any Claim in time effectively to contest the determination of any liability susceptible of being contested, then the liability of CyberGuard to Exodus under Section 9.3 of the Asset Purchase Agreement shall be reduced by the amount of any losses incurred by CyberGuard resulting from Exodus's failure to give such notice on a timely basis.

                  4. RESOLUTION OF NOTICE OF CLAIM AND TRANSFER OF ESCROW FUNDS. Any Notice of Claim received by CyberGuard and the Escrow Agent, will be resolved as follows:

                           (a) UNCONTESTED CLAIMS. In the event that CyberGuard
does not either (i) contest a Notice of Claim in writing to the Escrow Agent and Exodus or (ii) pay the amount demanded (as certified by CyberGuard to the Escrow Agent in writing), all within 60 days after Notice of Claim was received by the Escrow Agent (an "UNCONTESTED CLAIM"), then the Escrow Agent will promptly pay to Exodus that amount of Escrow Funds equal to the amount of the Claim and/or Estimated Damages specified in the Notice of Claim and will notify CyberGuard of such transfer.

                           (b) CONTESTED CLAIMS. In the event that CyberGuard
delivers written notice contesting all, or a portion of, a Notice of Claim to Exodus and the Escrow Agent within the 60-day period provided above, matters that are subject to Third Party Claims brought against Exodus in a litigation or arbitration will await the final decision, award or settlement of such litigation or arbitration and shall be subject to the provisions and procedures set forth in this Agreement. Matters that are subject to Direct Claims and that are not resolved by CyberGuard and Exodus as provided for in Section 1(e) herein will be settled by binding arbitration which will be conducted as provided in
Section 5 herein. Any portion of the Notice of Claim that is not contested will be resolved as set forth above in Section 4(a). The final decision of the arbitrator will be furnished to the Escrow Agent, CyberGuard and Exodus in writing and will constitute a conclusive determination of the issue in question, binding upon CyberGuard and Exodus. After receipt by the Escrow Agent of written notice that the Notice of Claim is contested by CyberGuard, the Escrow Agent will continue to hold in the Escrow Account, Escrow Funds sufficient to cover such Claim (and Estimated Damages, if any) (notwithstanding the expiration of the Final Release Date) until (i) execution, and delivery to the Escrow Agent, of a settlement agreement by Exodus and CyberGuard setting forth a resolution of the Notice of Claim, or (ii) receipt by the Escrow Agent of a copy of the final award of the arbitrator or court, as the case may be, together with a written certificate from Exodus or CyberGuard certifying that the same is a true, accurate and complete copy of a final decision, award or settlement of such Notice of Claim pursuant to this Section 4(b).

                           (c) DETERMINATION OF AMOUNT OF CLAIMS. Any amount
owed to Exodus hereunder, as finally determined pursuant to Section 4(a) or (b) above, will constitute an Uncontested Claim under Section 4(a) hereof.

                           (d) NO EXHAUSTION OF REMEDIES. Exodus need not
exhaust any other remedies that may be available to it but shall proceed directly in accordance with the provisions of this Agreement. Exodus may institute claims against the Escrow Funds and in satisfaction thereof may recover all or a portion of the Escrow Funds, in accordance with the terms of this Agreement, without making any other claims directly against CyberGuard and without rescinding or attempting to rescind the transactions consummated pursuant to the Asset Purchase Agreement. The assertion of any single Claim for indemnification hereunder will not bar Exodus from asserting other Claims hereunder.

                           (e) DELIVERIES TO CYBERGUARD. Deliveries to
CyberGuard shall be made to the applicable address set forth in Section 7 hereof, or such other address or bank account as to which the Escrow Agent shall have received prior written notice from CyberGuard pursuant to Section 7, on which the Escrow Agent may rely conclusively. All risks of shipment shall be borne by the intended recipient.

                  5. ARBITRATION. Exodus and CyberGuard agree that they shall use best reasonable efforts to settle amicably disagreements arising from or in connection with this Agreement. To this effect, following notice of either to the other (with copy to the Escrow Agent) of a disagreement, which shall include any failure to agree upon a matter to be agreed upon (a "DISPUTE") the parties hereto shall consult and negotiate with one another in good faith an understanding to reach a just and equitable solution. If those attempts fail after a period of ten (10) Business Days from the time the parties have been notified of the Dispute, then every such Dispute shall be settled by arbitration in accordance with the commercial arbitration rules of American Arbitration Association then in effect. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in a judicial proceeding instituted to resolve the Dispute.

                           (a) SELECTION OF ARBITRATOR. The American Arbitration
Association will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with the relevant state contract law; provided, however, that such lawyers cannot work for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. In the event that the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as arbitrator.

                           (b) PAYMENT OF COSTS. Exodus and CyberGuard will bear
the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party. Exodus and CyberGuard shall pay in equal proportions all costs and expenses of the Escrow Agent in connection with any arbitration.

                           (c) BURDEN OF PROOF. For any Dispute submitted to
arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

                           (d) AWARD. Upon the conclusion of the arbitration
proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

                           (e) TERMS OF ARBITRATION. The arbitrator chosen in
accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                           (f) EXCLUSIVE REMEDY. Except as specifically
otherwise provided in this Agreement, arbitration will be the sole and exclusive remedy to Exodus or CyberGuard for any Dispute arising out of this Agreement.

                  6.       LIMITATION OF ESCROW AGENT'S LIABILITY.

                           (a) The Escrow Agent shall only have those duties as
are expressly set forth in this Agreement, and no implied duties shall be read into this Agreement or the rest of the Escrow Agreement. The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct or gross negligence. The Escrow Agent will not be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice or opinion of counsel, including in-house counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice or opinion, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it. The Escrow Agent shall not be obligated to take any legal action or other action hereunder which might, in its judgment, involve any expense or liability unless it shall have been furnished with acceptable indemnification.

                           (b) In the event conflicting demands are made or
conflicting notices are served upon the Escrow Agent with respect to the Escrow Account, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: (i) resign so a successor can be appointed pursuant to Section 10 hereof or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and Exodus will pay the Escrow Agent (subject to reimbursement from CyberGuard pursuant to Section 9 hereof) all costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of Escrow Agent's rights under this
Section 6 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 9 hereof).

                           (c) In no event shall the Escrow Agent be liable for
any indirect, punitive, special or consequential damages, or any amount in excess of the value of the pledged collateral (as of the date of the action or omission giving rise to liability).

                           (d) The Escrow Agent shall in no instance be under
any duty to give any property held by it hereunder any greater degree of care than it gives its own similar property. In no event shall the Escrow Agent have any obligation to advance or risk funds.

                           (e) The Escrow Agent shall not be deemed to have
notice of any fact, claim or demand with respect hereto unless actually known by an officer charged with responsibility for administering this Agreement or unless in writing received by the Escrow Agent and making specific reference to this Agreement.

                           (f) All indemnifications contained in this Agreement
shall survive the resignation or removal of the Escrow Agent, and shall survive the termination of this Agreement.

                           (g) The Escrow Agent is not responsible for the
recitals appearing in this Agreement. The recitals shall be deemed to be statements of the other parties to this Agreement.

                           (h) The Escrow Agent has no responsibility for the
sufficiency of this Agreement for any purpose. Without limiting the foregoing, if any security interest is referred to herein, the Escrow Agent shall have no responsibility for, and makes no representation or warranty as to, the creation, attachment or perfection of any such security interest or the sufficiency of this Agreement therefor.

                           (i) Nothing in this Agreement shall obligate the
Escrow Agent to qualify to do business or act in any jurisdiction in which it is not presently qualified to do business, or be deemed to impose upon the Escrow Agent the duties of a trustee. The duties of the Escrow Agent under this Agreement are strictly ministerial in nature.

                           (j) In no event shall the Escrow Agent have any
liability for any failure or inability of any of the other parties to perform or observe its duties under the Agreement, or by reason of a breach of this Agreement by either of the other parties hereto. In no event shall the Escrow Agent be obligated to take any action against any of the other parties to compel performance hereunder.

                           (k) The Escrow Agent shall in no instance be
obligated to commence, prosecute or defend any legal proceedings in connection herewith. The Escrow Agent shall be authorized and entitled, however, in any instance to commence, prosecute or defend any legal proceedings in connection herewith, including without limitation any proceeding it may deem necessary to resolve any matter or dispute, to obtain a necessary declaration of rights, or to appoint a successor upon resignation (and after failure by Exodus to appoint a successor, as provided hereinafter).

                           (l) In the event of any ambiguity or uncertainty
under this Agreement, or in any notice, instruction, or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its discretion, refrain from taking action, and may retain the pledged collateral until and unless it receives written instruction signed by Exodus and CyberGuard which eliminates such uncertainty or ambiguity.

                           (m) The Escrow Agent shall have no liability for the
actions or omissions of any book-entry depository, transfer agent, nominee, correspondent, subagent or subcustodian. The Escrow Agent shall be permitted to use the services of any recognized securities depository or clearing agent, such as (without limitation) The Depository Trust Company and the Federal Reserve Bank book-entry securities system, as applicable, in connection with any securities or investments held hereunder.

                           (n) The Escrow Agent shall not be responsible or
liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, laws or governmental regulations changes or superimposed after the fact, fire, communication line failures, power failures, computer viruses, earthquakes or other disasters, or to unavailability of Federal Reserve Bank wire or telex facilities.

                  7. NOTICES. Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by fax and receipt thereof is confirmed, in each case to the applicable address set out below:

                           (i)      if to CyberGuard, to:

                                    CyberGuard Corporation
                                    2000 West Commercial Blvd., Suite #200
                                    Ft. Lauderdale, FL 33309

                     Attention:  Brian Foremny, General Counsel
                     Telephone:  (954) 958-3900
                     Facsimile:  (954) 958-3853

                     with a copy to:

                     Stearns Weaver Miller Weissler Alahadeff & Sitterson, P.A. 150 West Flagler Street
                     Miami, FL 33130
                     Attention:  Teddy D. Klinghoffer, Esq.
                     Telephone:  (305) 789-3200
                     Facsimile:  (305) 789-3395

              (ii)   if to Exodus, to:

                     Exodus Communications, Inc.
                     2650 San Tomas Expressway
                     Santa Clara, CA  95051
                     Attention:  Adam W. Wegner, General Counsel
                     Telephone:  (408) 346-2200
                     Facsimile:  (408) 346-2206

                     with a copy to:

                     Fenwick & West LLP
                     Two Palo Alto Square
                     Palo Alto, CA 94306
                     Attention:  Eileen Duffy Robinett, Esq.
                     Telephone:  (415) 858-7271
                     Facsimile:  (415) 494-1417

                (iii)    If to the Escrow Agent, to:

                         State Street Bank and Trust Company of California, N.A. 633 W. 5th Street, 12th Floor
                         Los Angeles, CA  90071
                         Attention:  Corporate Trust Administration (Exodus
                                     Communications, Inc. 1998 escrow)
                         Telephone:  (213) 362-7373
                         Facsimile:  (213) 362-7357

or to such other address as a party may have furnished to the other parties by written notice given in accordance with this Section 7.

                  Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 4:30 p.m. on such day. As used herein, a "BUSINESS DAY" shall be any day which is not a Saturday, Sunday or federal holiday. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt; provided that for any notice or other writing required to be delivered to the Escrow Agent, such notice or other writing shall only be deemed delivered when actually received.

                  Any party may from time to time change its address under this
Section 7 by notice to the other party given in the manner provided by this Section.

                  8.       GENERAL.

                           (a) GOVERNING LAW, ASSIGNS. This Agreement will be
governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflict-of-law principles and will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

                           (b) COUNTERPARTS. This Agreement may be executed in
two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                           (c) ENTIRE AGREEMENT. Except as otherwise set forth
in the Asset Purchase Agreement, this Agreement constitutes the entire understanding and agreement of the Interested Parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof. The Escrow Agent's duties and responsibilities are governed solely by this Agreement.

                           (d) WAIVERS. No waiver by any party hereto of any
condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

                  9.       FEES AND EXPENSES AND INDEMNITY.

                           (a) All fees and expenses of the Escrow Agent
incurred in the acceptance of, and legal fees and expenses incurred in the preparation of, this Agreement, and in the ordinary course of performing its responsibilities hereunder will be paid by Exodus upon receipt of a written invoice by the Escrow Agent. Any extraordinary fees and expenses, including without limitation any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of Escrow Funds or the validity of a Notice of Claim, will be paid 50% by Exodus and 50% by CyberGuard. CyberGuard's liability for the fees and expenses of the Escrow Agent may be paid by Exodus and recovered as a Claim hereunder out of the Escrow Funds. To the extent that insufficient Escrow Funds remain to cover CyberGuard's liability for the fees and expenses of the Escrow Agent, Exodus shall indemnify the Escrow Agent for such fees and expenses.

                           (b) Each of Exodus and CyberGuard, jointly and
severally, hereby covenants and agrees to indemnify the Escrow Agent, its directors, officers, agents and employees, for, and to defend and hold them harmless from and against, any and every loss, liability, damage, claim, cost and expense of any nature incurred or suffered by the Escrow Agent and arising out of or in connection with this Agreement or the administration of this Agreement or the performance or observance by the Escrow Agent of its responsibilities or services under this Agreement (including but not limited to attorneys fees and other costs and expenses of defending or preparing to defend against any claim or liability), unless and except to the extent such loss, liability, damage, cost or expense shall be caused by the Escrow Agent's own willful misconduct or gross negligence. The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of this Agreement or the escrow created hereby which are in excess of its compensation for normal services hereunder, including, without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder.

                           (c) Each of Exodus and CyberGuard, jointly and
severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of pledged collateral under this Agreement, and, without limiting the generality of Section 9(b) above, hereby agree to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. Exodus and CyberGuard undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as the Escrow Agent under this Agreement. Exodus and CyberGuard, jointly and severally, each agrees to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties.

                  10. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of its resignation to the parties to this Agreement, specifying a date not less than ten days following such notice date of when such resignation will take effect. Exodus will designate a successor Escrow Agent prior to the expiration of such ten-day period by giving written notice to the Escrow Agent and CyberGuard. Exodus may appoint a successor Escrow Agent without the consent of CyberGuard so long as such successor is a bank (or, in the case of a subsidiary of a bank holding company, its holding company as an institution) with assets of at least $50,000,000, and may appoint any other successor Escrow Agent with the consent of CyberGuard, which will not be unreasonably withheld. The Escrow Agent will promptly deliver the Escrow Funds to such designated successor. If no successor Escrow Agent is named by Exodus and CyberGuard, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

                  11. LIMITATION OF RESPONSIBILITY. The Escrow Agent's duties are limited to those set forth in this Agreement and applicable laws, and Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement including without limitation the Asset Purchase Agreement.

                  12. AMENDMENT. This Agreement may be amended by the written agreement of Exodus, the Escrow Agent and CyberGuard, provided that, if the Escrow Agent does not agree to an amendment agreed upon by Exodus and CyberGuard (except an amendment adversely affecting the rights or protections of the Escrow Agent), the Escrow Agent will resign and Exodus will appoint a successor Escrow Agent in accordance with Section 10 above.

                  13. DISPUTE RESOLUTION RELATING TO DISPUTES INVOLVING THE ESCROW AGENT. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Funds, or should any claim be made upon such Escrow Funds by a third party, the Escrow Agent upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its possession without liability to anyone, all or any of said Escrow Funds until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Funds.

                  14. CONSENT TO JURISDICTION AND SERVICE RELATING TO DISPUTES INVOLVING THE ESCROW AGENT. Exodus and CyberGuard hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the State of California (and of any Federal court located in said state) in connection with any actions or proceedings brought against Exodus and CyberGuard by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, Exodus and CyberGuard hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to Exodus and CyberGuard, as the case may be, as their respective addresses in accordance with Section 7 hereof.

                  15. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible as evidence.

                  16.      TAX REPORTING MATTERS.

                           (a) The Interested Parties agree to provide the
Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "TAX REPORTING DOCUMENTATION") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

                           (b) The Escrow Agent need not make any distribution
of all or any portion of the Escrow Funds to any person until such person has furnished to the Escrow Agent such Tax Reporting Documentation as the Escrow Agent may reasonably require.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.



EXODUS COMMUNICATIONS, INC.                     CYBERGUARD CORPORATION



By:                                             By:
   --------------------------                      --------------------------
        Richard S. Stoltz
        Chief Operating Officer and
          Chief Financial Officer


EC ACQUISITIONS CORP.                             STATE STREET BANK AND TRUST
COMPANY OF CALIFORNIA, N.A., AS                        ESCROW AGENT

By:                                               By:
   --------------------------                        --------------------------
        Adam W. Wegner                               Mark D. Henson
        President                                    Assistant Vice President

                                    AGREEMENT

                             Dated October 2, 1998,

                                      among

                             CYBERGUARD CORPORATION,

                               ARCA SYSTEMS, INC.

                                       and

                           EACH OF THE SHAREHOLDERS OF
                CYBERGUARD CORPORATION WHO ARE SIGNATORIES HERETO





                                TABLE OF CONTENTS
                                -----------------

                                                                                                  Page
                                                                                                  ----
ARTICLE I         DEFINITIONS.......................................................................2



ARTICLE II        CLOSING...........................................................................3



ARTICLE III       REPRESENTATIONS AND WARRANTIES OF CYBERGUARD......................................3

     3.1 Organization, Standing and Power...........................................................3

     3.2 Authorization of Agreement.................................................................3

     3.3 No Violation or Conflict...................................................................3

     3.4 Consent or Approval of Governmental Authorities............................................3

     3.5 Broker and Finders.........................................................................3

     3.6 Litigation.................................................................................4




                                    AGREEMENT

         This Agreement is entered into as of October 2, 1998, by and among CyberGuard Corporation, a Florida corporation ("CYBERGUARD"), ARCA Systems, Inc., a California corporation ("ARCA"), and each of the individuals who are signatories hereto (sometimes hereinafter referred to individually as a "TRANSFEROR" and collectively as the "TRANSFERORS").

                             PRELIMINARY STATEMENTS

         Certain of the Transferors are parties to an Employment Agreement, dated as of June 1, 1998, with ARCA and CyberGuard (the "EMPLOYMENT AGREEMENTS"), which, among other things, by their terms provide for restrictions on such Transferors' rights to compete against ARCA, which Employment Agreements were entered into in connection with CyberGuard's acquisition of ARCA pursuant to the Merger Agreement (as defined below).

         Each of William F. Wilson, Michael L Weidner and R. Kenneth Bauer is also a party to a Restrictive Covenant Agreement, dated as of June 1, 1998, with ARCA and CyberGuard ("RESTRICTIVE COVENANT AGREEMENTS"), which also, among other things, by their terms provide for restrictions on the right of Messrs. Wilson, Weidner and Bauer to compete against ARCA, which Restrictive Covenant Agreements were entered into in connection with CyberGuard's acquisition of ARCA pursuant to the Merger Agreement.

         Each of the Transferors is a party to an Employee Agreement, dated as of June 1, 1998, with CyberGuard ("CONFIDENTIALITY AND WORKS-MADE-FOR-HIRE AGREEMENTS") which Agreements were entered into in connection with CyberGuard's acquisition of ARCA pursuant to the Merger Agreement.

         The Transferors desire to terminate the Employment Agreements, the Restrictive Covenant Agreements and the Confidentiality and Works-Made-For-Hire Agreements so that they may pursue business and employment opportunities with Exodus and its Affiliates; and, but for CyberGuard's entering into this Agreement and consenting to certain other transactions, the terms of the foregoing documents would by their terms prohibit the Transferors from pursuing such business and employment opportunities; and theparties further acknowledge that but for the Transferors entering into this Agreement (and granting the general release of CyberGuard contained herein), CyberGuard would not enter into or permit the occurrence of such other transactions and such other transactions would not occur.

         In consideration of CyberGuard entering into this Agreement, the Transferors are, among other things, agreeing to terminate all of their CyberGuard Options (as defined below), agreeing to certain restrictive covenants, agreeing to terminate the Registration Agreement (as defined below) and agreeing to grant CyberGuard a general release.

         In consideration of the Transferors entering into this Agreement, CyberGuard is hereby terminating the Employments Agreements, the Restrictive Covenant Agreements, the Confidentiality and Works-Made-For-Hire Agreements and the Escrow and Pledge Agreement entered into in connection with the Merger Agreement (the "ESCROW AND PLEDGE AGREEMENT").

                                    AGREEMENT

         In consideration of the Preliminary Statements and the respective covenants, representations and warranties contained in this Agreement, the parties agree as set forth below, and agree that the Preliminary Statements are incorporated herein.

                                    ARTICLE I

                                   DEFINITIONS

         In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

         "AFFILIATE" has the meaning specified in Rule 144 promulgated by the Commission under the Securities Act.

         "AGREEMENT" means this Agreement together with all exhibits and schedules referred to herein.

         "CLAIM" has the meaning set forth in SECTION 5.5.

         "CLOSING" has the meaning specified in ARTICLE II of this Agreement.

         "CLOSING DATE" has the meaning specified in ARTICLE II of this Agreement.

         "CONFIDENTIALITY AND WORKS-MADE-FOR HIRE AGREEMENT" has the meaning set forth in the Preliminary Statements.

         "CYBERGUARD COMMON STOCK" means the common stock of CyberGuard, par value $.01 per share.

         "CYBERGUARD OPTIONS" means the options to acquire CyberGuard Common Stock referenced in SECTION 4.2 of this Agreement.

         "EMPLOYMENT AGREEMENT" has the meaning set forth in the Preliminary Statements.

         "EXODUS" has the meaning set forth in the Preliminary Statements.

         "INDEMNIFIED PARTY" has the meaning specified in SECTION 5.8(C) of this Agreement.

         "INDEMNIFYING PARTY" has the meaning specified in SECTION 5.8(C) of this Agreement.

         "LOSSES" has the meaning specified in SECTION 5.8(A) of this Agreement.

         "MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of May 29, 1998, to which ARCA, CyberGuard and certain other Persons are parties.

         "PERSON" means any natural person, corporation, unincorporated organization, partnership, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government, or any other entity.

         "RESTRICTIVE COVENANT AGREEMENT" has the meaning set forth in the Preliminary Statements.

         "SUBSIDIARY" of any Person means any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of 50% or more, or any Person which may be controlled, directly or indirectly, by such Person, whether through the ownership of voting securities, by contract, or otherwise.

         "TRANSACTIONS" has the meaning specified in SECTION 4.8.

                                   ARTICLE II

                                     CLOSING

         The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place simultaneously with the execution and delivery of this Agreement. The date of this Agreement shall be referred to as the "CLOSING DATE."

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF CYBERGUARD

         CyberGuard hereby represents and warrants to the Transferors as follows:

         III.1 ORGANIZATION, STANDING AND POWER. Each of CyberGuard and ARCA is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has all requisite right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

         III.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement by CyberGuard and ARCA the consummation by them of the transactions contemplated hereby have been duly and effectively authorized by all requisite corporate action. This Agreement constitutes the legal, valid and binding obligation of CyberGuard and ARCA, enforceable against them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and general principles of equity.

         III.3 NO VIOLATION OR CONFLICT. The execution, delivery and performance of this Agreement by CyberGuard and ARCA, and the consummation by them of the transactions being effectuated hereby, and compliance by CyberGuard with the provisions hereof do not and will not violate or conflict with any provision of law or regulation, or any writ, order or decree of any court, governmental or regulatory authority or agency, or any term or provision of the Articles of Incorporation or Bylaws of CyberGuard.

         III.4 CONSENT OR APPROVAL OF GOVERNMENTAL AUTHORITIES. No consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or administrative agency is required in connection with the execution, delivery or performance by CyberGuard or ARCA of this Agreement or the consummation by CyberGuard of the transactions being effectuated hereby.

         III.5 BROKER AND FINDERS. Neither CyberGuard nor any of its Subsidiaries has employed any broker or finder and none of them have incurred nor will incur any broker's, finder's or similar fees, commissions or broker's or finder's expenses in connection with the transactions contemplated by this Agreement, except that an investment banking firm has been retained to render a fairness opinion to CyberGuard at CyberGuard's expense.

         III.6 LITIGATION. Except for claims arising directly or indirectly as a result of any class action lawsuits filed against CyberGuard or from the subject matter underlying such lawsuits, CyberGuard has not received any written notice of any actions, suits, proceedings or investigations pending, or directly or indirectly threatened, in any court or before any governmental agency or instrumentality which would be reasonably likely to have a material adverse impact on the transactions contemplated hereby.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE TRANSFERORS

         In order to induce CyberGuard and ARCA to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Transferors hereby severally but not jointly represents and warrants to CyberGuard as follows:

         IV.1 AUTHORITY; LEGAL, VALID AND BINDING AGREEMENT. Such Transferor has full and unrestricted right, power and authority to enter into and consummate the transactions contemplated hereby. This Agreement and all other agreements executed by such Transferor in connection with the transactions contemplated hereunder constitute the legal, valid and binding obligations of such Transferor, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and general principles of equity.

         IV.2 OPTIONS. Such Transferor owns the CyberGuard Options (and no other options to acquire CyberGuard Common Stock) as described on SCHEDULE 4.2, free and clear of any and all liens, claims, charges, security interests, voting agreements or encumbrances of any nature whatsoever, and such Transferor has not transferred any interest in any such CyberGuard Options of any nature whatsoever to any third party. No third party has any right, title or interest in any of such Transferor's CyberGuard Options.

         IV.3 LITIGATION. Except as set forth on SCHEDULE 4.3, such Transferor has not received any notice of any actions, suits, proceedings or investigations pending, or directly or indirectly threatened, in any court or before any governmental agency or instrumentality which could have any adverse impact on the transactions contemplated hereby.

         IV.4 NO VIOLATION OR CONFLICT. The execution, delivery and performance of this Agreement by such Transferor and the consummation by such Transferor of the transactions contemplated hereby, and compliance by such Transferor with the provisions hereof, do not and will not violate or conflict with any provision of law or regulation, or any writ, order or decree of any court, governmental or regulatory authority or agency, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and general principles of equity.

         IV.5 CONSENT OR APPROVAL OF GOVERNMENTAL AUTHORITIES. Except as set forth on SCHEDULE 4.5, no consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or administrative agency is required in connection with the execution, delivery or performance by such Transferor of this Agreement or any agreement, instrument or document contemplated hereby or the consummation by such Transferor of the transactions contemplated hereby and thereby.

         IV.6 BROKERS AND FINDERS. Such Transferor has not employed any broker or finder and has not incurred nor will incur any broker's, finder's or similar fees, commissions or broker's or finder's expenses in connection with the transactions contemplated by this Agreement.

         IV.7 NO PRIOR AGREEMENT BY SUCH TRANSFEROR. There is no written or oral agreement or understanding with respect to the disposition by such Transferor of any CyberGuard Options, any portion thereof, or any rights attendant or relating thereto, other than this Agreement. Such Transferor has never conveyed, hypothecated or otherwise transferred or liened any of his or her right, title and/or interest in or to (i) any Claims, (ii) his or her Employment Agreement, Restrictive Covenant Agreement or Confidentiality and Works-Made-For-Hire-Agreement or (iii) the Escrow and Pledge Agreement. To such Transferor's knowledge, after investigation, all of the representations and warranties of CyberGuard set forth in that certain Asset Purchase Agreement, of even date herewith, to which CyberGuard and Exodus are parties are true and correct. Such Transferor has not incurred any liability or obligation of any nature whatsoever on behalf of ARCA or CyberGuard or which binds ARCA or CyberGuard and which is not being assumed by Exodus in connection herewith or set forth on Schedule 4.7 hereto.

         IV.8 HIGH DEGREE OF RISK AND NATURE OF TRANSACTIONS; INDEPENDENT LEGAL COUNSEL AND BUSINESS AND TAX ADVISORS. EACH TRANSFEROR HAS REVIEWED THIS AGREEMENT AND ALL OF THE AGREEMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH AND ALL OF THE AGREEMENTS AND RELATED ITEMS RELATING TO THE TRANSACTIONS CONTEMPLATED IN CONNECTION HEREWITH AND THEREWITH BEING EFFECTUATED ON THE DATE HEREOF (ALL OF THE FOREGOING HEREINAFTER SOMETIMES REFERRED TO AS THE "TRANSACTIONS"), INCLUDING, BUT NOT LIMITED TO, THOSE SET FORTH ON SCHEDULE
4.8 (COLLECTIVELY, THE "TRANSACTION DOCUMENTS"). EACH TRANSFEROR HAS BEEN STRONGLY URGED AND HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF HIS OR HER OWN INDEPENDENT LEGAL COUNSEL AND BUSINESS AND TAX ADVISORS BEFORE ENTERING INTO ANY OF THE TRANSACTION DOCUMENTS. EACH TRANSFEROR BELIEVES THAT THE TRANSACTIONS ARE FAIR AND REASONABLE TO HIM OR HER IN ALL RESPECTS (INCLUDING, BUT NOT LIMITED TO, THE PAYMENT BY EXODUS TO CYBERGUARD OF MORE THAN $3 MILLION) AND CONSENTS THERETO AND BELIEVES THAT THE TRANSACTIONS ARE IN HIS OR HER OWN BEST INTEREST. EACH TRANSFEROR ACKNOWLEDGES THAT NEITHER CYBERGUARD, ARCA NOR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES NOR ANY OTHER TRANSFEROR SHALL HAVE ANY LIABILITY OR RESPONSIBILITY OF ANY NATURE WHATSOEVER FOR ANY ACT OR OMISSION BY EXODUS OR ANY OF ITS AFFILIATES OR THE FAILURE OF EXODUS OR ANY OF ITS AFFILIATES TO COMPLY WITH ANY OBLIGATIONS UNDER ANY OF THE TRANSACTIONS, INCLUDING, BUT NOT LIMITED TO, ANY MATERIAL MISSTATEMENT OR OMISSION BY EXODUS OR ANY AFFILIATE THEREOF. EACH TRANSFEROR ACKNOWLEDGES THAT NONE OF CYBERGUARD, ARCA, EXODUS NOR ANY OTHER TRANSFEROR NOR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS HAS MADE TO HIM OR HER ANY REPRESENTATION OR WARRANTY AS TO THE TAX OR OTHER CONSEQUENCES TO SUCH TRANSFEROR OF THE TRANSACTIONS. EACH TRANSFEROR UNDERSTANDS THE HIGHLY SPECULATIVE NATURE OF AND SUBSTANTIAL RISKS INVOLVED IN THE TRANSACTIONS, AND HAS BEEN STRONGLY URGED TO DISCUSS THE SAME WITH HIS OR HER OWN INDEPENDENT LEGAL COUNSEL AND BUSINESS AND TAX ADVISORS. IN ADDITION TO SUCH TRANSFEROR'S FAMILIARITY WITH ARCA AND CYBERGUARD AND THEIR OPERATIONS, SUCH TRANSFEROR HAS BEEN OFFERED THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM ARCA AND CYBERGUARD AND EXODUS AND HAS ACCESS TO INFORMATION SUCH TRANSFEROR HAS DEEMED MATERIAL IN DECIDING WHETHER TO CONSENT TO THE TRANSACTIONS. EACH TRANSFEROR ACKNOWLEDGES THAT THE CONSIDERATION TO BE RECEIVED BY HIM OR HER IN CONNECTION WITH THE TRANSACTIONS WAS DETERMINED IN ARMS LENGTH NEGOTIATIONS AMONG THE PARTIES. EACH TRANSFEROR IS FULLY SATISFIED AS TO THE CONSIDERATION BEING RECEIVED BY SUCH TRANSFEROR IN CONNECTION WITH THE TRANSACTIONS. EACH TRANSFEROR ACKNOWLEDGES THAT HE OR SHE SHALL HAVE NO CLAIMS, CAUSES OF ACTION OR OTHER RIGHTS OF ANY NATURE WHATSOEVER AGAINST CYBERGUARD OR ANY OF ITS AFFILIATES IN CONNECTION WITH ANY OF THE TRANSACTIONS AS THEY RELATE TO ACTS OR OMISSIONS OF ANY PARTY OTHER THAN CYBERGUARD OR ARCA (EXCEPT ACTS OF ANY EMPLOYEE OF ARCA) OR IN CONNECTION WITH ANY TRANSACTION WHICH IS NOT EFFECTUATED BY THIS AGREEMENT. EACH TRANSFEROR EXPRESSLY ACKNOWLEDGES THAT HE OR SHE SHALL HAVE ABSOLUTELY NO CLAIM AGAINST CYBERGUARD OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR AFFILIATES OF ANY NATURE WHATSOEVER FOR ANY ACT OR FAILURE TO ACT BY EXODUS OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR AFFILIATES IN CONNECTION WITH ANY OF THE TRANSACTIONS AND EXPRESSLY AGREES NOT TO BRING ANY CLAIM OR ACTION AGAINST CYBERGUARD OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR AFFILIATES IN CONNECTION THEREWITH, WHETHER SUCH CLAIMS BE FOR BREACH OF REPRESENTATIONS AND WARRANTIES, BREACH OF COVENANT, SECURITIES LAWS VIOLATIONS, FRAUD, BREACH OF CONTRACT, TORT OR OTHERWISE. EACH TRANSFEROR FURTHER ACKNOWLEDGES THAT HE OR SHE FULLY UNDERSTANDS THE PROVISIONS RELATING TO AND THE RAMIFICATIONS OF GRANTING THE RELEASE CONTAINED IN SECTION
5.5 HEREOF AND HAS BEEN STRONGLY URGED TO FULLY DISCUSS SAME WITH HIS OR HER INDEPENDENT LEGAL COUNSEL AND BUSINESS AND TAX ADVISORS. EACH PERSON THAT RECEIVED CYBERGUARD COMMON STOCK UNDER THE MERGER AGREEMENT IS A NAMED SIGNATORY TO THIS AGREEMENT OR A CLAIMS AND STOCK PURCHASE AGREEMENT. EACH TRANSFEROR HAS MADE HIS OR HER OWN INDEPENDENT EVALUATION OF THE VALUE OF THE CONSIDERATION PAYABLE TO HIM OR HER AND THE OTHER TERMS AND CONDITIONS OF THE TRANSACTIONS WITHOUT RELIANCE ON ANY PARTY OTHER THAN TO THE EXTENT HE OR SHE HAS RELIED ON HIS OR HER OWN INDEPENDENT LEGAL COUNSEL AND BUSINESS AND TAX ADVISORS.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         V.1 TERMINATION OF CYBERGUARD OPTIONS. Each of the Transferors hereby agrees that all options to acquire shares of CyberGuard Common Stock owned by him or her ("CYBERGUARD OPTIONS"), including, but not limited to, those referenced on SCHEDULE 5.1, are hereby terminated and null and void.

         V.2 RESTRICTIVE COVENANTS.

                  V.2.1 CONFIDENTIAL INFORMATION; COOPERATION. Transferor agrees not to disclose at any time after the date hereof, directly or indirectly, to any person or entity, or use or cause or authorize any person or entity to use any confidential or proprietary information relating to CyberGuard or any of its respective Subsidiaries or any information concerning financial condition, income, mergers and acquisitions, results of operations, accounting practices, customers, suppliers, services, inventions, sources, leads or methods of obtaining new products, services or business, intangible property or methods of operating its businesses or any other information relating to CyberGuard or any of its Subsidiaries which such Transferor knows or should know is regarded as confidential, sensitive, proprietary or valuable by CyberGuard or any of the terms or conditions of any of the Transactions (whether or not any of the foregoing information is actually novel or unique or is actually known by others, collectively the "Confidential Information"); provided, however, that this Agreement shall not restrict the disclosure or use of Confidential Information (i) to the extent required by law, (ii) which is publicly known and available through no wrongful act of Transferor or any other current or former shareholder of ARCA or any of their respective Affiliates, (iii) which becomes available to any Transferor on a non-confidential basis from a source other than a party to this Agreement, provided such source is not known to be in violation of a confidentiality agreement, (iv) which relates to the business operations of ARCA, or (v) to the extent necessary to directly further the enforcement of any Transaction Documents.

                  Each Transferor hereby agrees to fully cooperate at all reasonable times with CyberGuard and its attorneys in connection with any matters in which such Transferor has knowledge or information concerning any aspect of CyberGuard's or any of its current or former Subsidiaries businesses which is relevant to any litigation, controversies or proceedings in which CyberGuard is or may become involved, including, but not limited to, any matters concerning financial condition, income, mergers and acquisitions, results of operations, accounting practices, customers, suppliers, services, inventions, sources, leads or methods of obtaining new products, services or business, intangible property or methods of operating its businesses (all referred to as "CyberGuard's Business"). That cooperation will include but not be limited to meeting with CyberGuard and its attorneys at any reasonable times and upon reasonable notice to provide a statement or statements concerning any matters related to CyberGuard's Business. CyberGuard shall reimburse such Transferor for all reasonable out-of-pocket costs and expenses incurred in connection with this paragraph. CyberGuard shall endeavor to limit the extent of the Transferor's time utilized in connection with this paragraph to the extent reasonably necessary or useful to CyberGuard. No Transferor shall be required to cooperate under this paragraph for any illegal or improper purpose (E.G., disclosing historical information about ARCA for competitive or other purposes that would reasonably be expected to put such Transferor in conflict with duties owed to Exodus or disclosing information relating to the business acquired which relates to time periods after the date hereof). In the event such Transferor is approached in any fashion by any person or persons other than CyberGuard or its attorneys, seeking information about the CyberGuard's Business, such Transferor will (i) not, except to the extent required by law, divulge any information concerning CyberGuard's Business to any person or entity to the extent such Transferor knows or reasonably should know the same may be used in connection with any claim against CyberGuard; and (ii) promptly notify CyberGuard of an attempt to obtain information regarding CyberGuard's Business, identifying to the best of such Transferor's knowledge, the source of the inquiry. In the event such Transferor is served with a subpoena in a civil lawsuit to produce documents or testimony concerning any matters related to CyberGuard's Business, such Transferor will promptly notify CyberGuard prior to any response.

                  V.2.2 SOLICITATION OF PERSONNEL. During the two-year period after the date of this Agreement, each Transferor agrees that he or she will not, directly or indirectly, at any time solicit or cause or authorize directly or indirectly to be solicited for employment or employ or cause or authorize, directly or indirectly, to be employed or engaged as an employee, independent contractor or sales agent, for or on behalf of himself or herself or any other Person, any Person who was an employee, independent contractor or sales agent of CyberGuard or any of its Subsidiaries (other than ARCA) at any time during the 60 days prior to the date hereof.

                  V.2.3 NON-DISPARAGEMENT. On and after the date hereof, each of the Transferors agrees not to make or publish any statement or other communication which could reasonably be interpreted as disparaging, uncomplimentary, negative, or unfavorable with respect to CyberGuard or any of its Affiliates, officers, directors, employees or agents, all except as required by law; provided, however, that the foregoing shall not prohibit otherwise non-actionable statements made in good faith in furtherance of good faith business competition; and, provided, further, that the foregoing shall not restrict in any manner any Transferor in the course of his or her business activities from providing good faith technical product evaluations that include products or services of CyberGuard or any of its Affiliates.

                  V.2.4 INJUNCTIVE RELIEF. Each Transferor acknowledges that it would be very difficult or impossible to measure the damages resulting from the breach of any provision of this SECTION 5.2. Each Transferor further acknowledges that the restrictions in this SECTION 5.2 are reasonable and reasonably necessary for the protection of the legitimate business interests and goodwill of CyberGuard, and that a violation by any Transferor of any such covenant will cause irreparable damage to CyberGuard. Therefore, each Transferor hereby agrees that any breach or threatened breach by him or her of any provision of this SECTION 5.2 shall entitle CyberGuard, in addition to any other legal remedies available to it, to a temporary and permanent injunction or any other appropriate decree of specific performance in order to enjoin such breach or threatened breach. It is the desire and intent of the parties that the provisions of this SECTION 5.2 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular subparagraph or portion of this SECTION 5.2 shall be adjudicated to be invalid or unenforceable, this SECTION 5.2 shall not be deemed null and void and shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this SECTION 5.2 in that particular jurisdiction in which such adjudication is made. In the event any provisions of this SECTION 5.2 relating to the time period, scope of activities or areas of restrictions shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activities or area such court deems reasonable and enforceable, the time period, scope of activities or areas of restrictions shall thereafter be deemed the maximum which such court deems reasonable and enforceable.

                  V.2.5 OBLIGATIONS UNCONDITIONAL. Each Transferor acknowledges that each and every one of his or her obligations under this Section 5 are unconditional and absolute and shall not be terminable for any reason whatsoever.

         V.3 TERMINATION OF REGISTRATION AGREEMENT, EMPLOYMENT AGREEMENTS, RESTRICTIVE COVENANT AGREEMENTS, WORKS-MADE-FOR-HIRE AGREEMENTS AND ESCROW AND PLEDGE AGREEMENT. The Registration Agreement ("REGISTRATION AGREEMENT") entered into in connection with the Merger Agreement is hereby terminated and null and void. The Escrow and Pledge Agreement is hereby terminated and null and void, and the Escrow Agent (as defined in the Escrow and Pledge Agreement) is irrevocably authorized and directed to deliver to Messrs. Wilson, Weidner and Bauer all shares of CyberGuard Common Stock covered thereby, free and clear of all claims of all other Persons. Each of the Employment Agreements is hereby terminated and null and void. Each of the Restrictive Covenant Agreements is hereby terminated and null and void. Each of the Confidentiality and Works-Made-For-Hire Agreements is hereby terminated and null and void.

         V.4 PUBLICITY. The Transferors acknowledge and agree that CyberGuard will prepare and release one or more press releases and/or public announcements with respect to the transactions contemplated hereby. CyberGuard shall discuss any such press releases with William F. Wilson and give him reasonable opportunity to comment thereon prior to public dissemination thereof. The Transferors shall not, and shall cause their respective officers, directors, employees, agents and advisors not to, issue or make any press release or other announcement, disclosure or statement concerning this Agreement or the transactions contemplated hereby, without the prior written consent of CyberGuard. Nothing contained herein shall prevent any party from at any time furnishing any information to any governmental authority which it is by law or otherwise so obligated to disclose or from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations under applicable law or the rules of NASDAQ.

         V.5      GENERAL RELEASE.

                  (A) CYBERGUARD. AS A MATERIAL INDUCEMENT FOR CYBERGUARD TO ENTER INTO THIS AGREEMENT, EFFECTIVE AS THE CLOSING, EACH TRANSFEROR HEREBY UNCONDITIONALLY AND IRREVOCABLY RELEASES AND FOREVER DISCHARGES, EFFECTIVE AS OF THE CLOSING, CYBERGUARD AND ALL OF ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ASSIGNS FROM ANY AND ALL RIGHTS, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, OBLIGATIONS, LIABILITIES, LOSSES, COSTS, EXPENSES AND DAMAGES OF ANY NATURE WHATSOEVER, WHETHER ACCRUED OR UNACCRUED OR POSSIBLE, ASSERTED OR UNASSERTED, AND WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED ("CLAIMS"), WHICH EVER EXISTED, NOW EXIST, OR MAY HEREAFTER EXIST, BY REASON OF ANY TORT, BREACH OF CONTRACT, VIOLATION OF LAW OR OTHER ACT OR FAILURE TO ACT WHICH SHALL HAVE OCCURRED AT OR PRIOR TO THE CLOSING, INCLUDING, BUT NOT LIMITED TO, MATTERS IN ANY MANNER RELATING TO OR ARISING IN CONNECTION WITH (I) THE TRANSACTIONS CONTEMPLATED IN CONNECTION WITH THE MERGER AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE BREACH OF ANY REPRESENTATIONS AND WARRANTIES OR COVENANTS CONTAINED IN THE MERGER AGREEMENT, THE VIOLATION OF ANY SECURITIES LAWS BY CYBERGUARD, THE FAILURE OF CYBERGUARD TO COMPLY WITH ANY PROVISION OF THE MERGER AGREEMENT OR ANY OTHER DOCUMENT RELATING THERETO (IN ANY SUCH INSTANCE, WHETHER BY NEGLIGENCE, INTENTIONAL MISCONDUCT, FRAUD OR OTHERWISE), (II) THE OCCURRENCE OF ANY OF THE TRANSACTIONS WHICH ARE NOT EFFECTUATED BY THIS AGREEMENT, (III) SUCH TRANSFEROR'S EMPLOYMENT BY ARCA OR CYBERGUARD, INCLUDING BUT NOT LIMITED

TO, ACCRUED VACATION OR BENEFITS OF ANY NATURE WHATSOEVER, (IV) ANY CLAIMS RELATING TO WRONGFUL TERMINATION OR AGE, SEX OR OTHER DISCRIMINATION AND\OR (V) ANY AND ALL RIGHTS TO OPTIONS TO ACQUIRE CYBERGUARD COMMON STOCK WHICH WERE GRANTED OR PROMISED TO BE GRANTED TO SUCH TRANSFEROR; PROVIDED, HOWEVER, THAT THE FOREGOING RELEASE SHALL NOT APPLY TO BREACHES OF REPRESENTATIONS, WARRANTIES OR COVENANTS OF CYBERGUARD OR ARCA IN THIS AGREEMENT. EACH TRANSFEROR EXPRESSLY INTENDS THAT THE FOREGOING RELEASE SHALL BE EFFECTIVE REGARDLESS OF WHETHER THE BASIS FOR ANY CLAIM OR RIGHT HEREBY RELEASED SHALL HAVE BEEN KNOWN TO OR ANTICIPATED BY HIM OR HER. EACH OF THE TRANSFERORS ACKNOWLEDGES THAT HE OR SHE MAY HEREAFTER DISCOVER FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH THEY NOW KNOW OR BELIEVE TO BE TRUE WITH RESPECT TO CYBERGUARD OR THE CLAIMS RELEASED HEREBY OR TO THE SUBJECT MATTER RELATING THERETO, BUT EACH TRANSFEROR FULLY, FINALLY, UNCONDITIONALLY AND FOREVER RELEASES, SETTLES AND DISCHARGES CYBERGUARD AND ALL OF ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ASSIGNS AS DESCRIBED HEREIN WITHOUT REGARD TO THE SUBSEQUENT DISCOVERY OR EXISTENCE OF SUCH DIFFERENT OR ADDITIONAL FACTS AND HEREBY WAIVES ANY AND ALL RIGHTS HE OR SHE MAY HAVE UNDER ANY STATUTE, INCLUDING, BUT NOT LIMITED TO, SECTION 1542 OF THE CALIFORNIA CIVIL CODE, OR COMMON LAW PRINCIPLES WHICH WOULD LIMIT THE EFFECT OF THE FOREGOING RELEASE TO THOSE ACTIONS, CAUSES OF ACTION, SUITS, DEBTS, DUES, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, SPECIALITIES, COVENANTS, CONTRACTS, CONTROVERSIES, AGREEMENTS, JUDGMENTS, EXECUTIONS, CLAIMS, DEMANDS AND LIABILITIES ACTUALLY KNOW OR SUSPECTED TO EXIST AT THE TIME OF THE EFFECTIVENESS OF THE FOREGOING RELEASE. CALIFORNIA CIVIL CODE SECTION 1542 PROVIDES:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         EACH TRANSFEROR ALSO IRREVOCABLY AND UNCONDITIONALLY AGREES NOT TO BRING ANY SUIT, PROCEEDING, ARBITRATION OR OTHER ACTION OF ANY NATURE WHATSOEVER AGAINST CYBERGUARD OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR AFFILIATES IN CONNECTION WITH OR RELATING TO ANY CLAIM SO RELEASED.

                  (B) TRANSFERORS. AS A MATERIAL INDUCEMENT FOR THE TRANSFERORS TO ENTER INTO THIS AGREEMENT, EFFECTIVE AS THE CLOSING, EACH OF CYBERGUARD AND ARCA HEREBY UNCONDITIONALLY AND IRREVOCABLY RELEASES AND FOREVER DISCHARGES EACH TRANSFEROR AND EACH SHAREHOLDER AND OPTION HOLDER OF ARCA AS OF THE DATE OF THE CONSUMMATION OF THE MERGER AGREEMENT, FROM ANY AND ALL CLAIMS, WHICH EVER EXISTED, NOW EXIST, OR MAY HEREAFTER EXIST, BY REASON OF ANY TORT, BREACH OF CONTRACT, VIOLATION OF LAW OR OTHER ACT OR FAILURE TO ACT WHICH SHALL HAVE OCCURRED AT OR PRIOR TO THE CLOSING, EXCEPT THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, THE FOREGOING SHALL NOT RELEASE ANY CLAIM BASED UPON OR ARISING IN CONNECTION WITH (I) ANY BREACH OF ANY REPRESENTATION OR WARRANTY OR ANY VIOLATION OF ANY COVENANT OR AGREEMENT OF ANY TRANSFEROR CONTAINED IN THIS AGREEMENT, IN ANY DOCUMENT OR AGREEMENT EXECUTED IN CONNECTION WITH ANY OF THE TRANSACTIONS OR IN ANY DOCUMENT OR AGREEMENT ENTERED INTO IN CONNECTION HEREWITH OR THEREWITH OR (II) ANY RIGHTS WHICH CYBERGUARD OR ARCA HAVE AS A RESULT OF THE EXERCISE OF ANY

RIGHTS OF SUBROGATION. EACH OF CYBERGUARD AND ARCA EXPRESSLY INTENDS THAT THE FOREGOING RELEASE SHALL BE EFFECTIVE REGARDLESS OF WHETHER THE BASIS FOR ANY CLAIM OR RIGHT HEREBY RELEASED SHALL HAVE BEEN KNOWN TO OR ANTICIPATED BY IT. EACH OF CYBERGUARD AND ARCA ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH IT NOW KNOWS OR BELIEVES TO BE TRUE WITH RESPECT TO THE CLAIMS RELEASED HEREBY OR TO THE SUBJECT MATTER RELATING THERETO, BUT EACH OF CYBERGUARD AND ARCA FULLY, FINALLY, UNCONDITIONALLY AND FOREVER RELEASES, SETTLES AND DISCHARGES SUCH TRANSFERORS AND SHAREHOLDERS AND OPTION HOLDERS AS DESCRIBED HEREIN WITHOUT REGARD TO THE SUBSEQUENT DISCOVERY OR EXISTENCE OF SUCH DIFFERENT OR ADDITIONAL FACTS AND HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE UNDER ANY STATUTE, INCLUDING, BUT NOT LIMITED TO, SECTION 1542 OF THE CALIFORNIA CIVIL CODE, OR COMMON LAW PRINCIPLES WHICH WOULD LIMIT THE EFFECT OF THE FOREGOING RELEASE TO THOSE ACTIONS, CAUSES OF ACTION, SUITS, DEBTS, DUES, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, SPECIALITIES, COVENANTS, CONTRACTS, CONTROVERSIES, AGREEMENTS, JUDGMENTS, EXECUTIONS, CLAIMS, DEMANDS AND LIABILITIES ACTUALLY KNOWN OR SUSPECTED TO EXIST AT THE TIME OF THE EFFECTIVENESS OF THE FOREGOING RELEASE. CALIFORNIA CIVIL CODE SECTION 1542
PROVIDES:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         EACH OF CYBERGUARD AND ARCA ALSO IRREVOCABLY AND UNCONDITIONALLY AGREES NOT TO BRING ANY SUIT, PROCEEDING, ARBITRATION OR OTHER ACTION OF ANY NATURE WHATSOEVER AGAINST ANY TRANSFEROR IN CONNECTION WITH OR RELATING TO ANY CLAIM SO RELEASED.

         V.6 NON-DISPARAGEMENT. On and after the date hereof, CyberGuard agrees not to make or publish any statement or other communication which could reasonably be interpreted as disparaging, uncomplimentary, negative or unfavorable with respect to any Transferor, all except as required by law; provided, however, that the foregoing shall not prohibit otherwise non-actionable statements made in good faith in furtherance of good faith business competition; and, provided, further, that the foregoing shall not restrict in any manner CyberGuard in the course of its business activities from providing good faith technical product or service evaluations that include products or services provided by any Transferor.

         V.7 INVESTIGATION; NOTICES. The representations, warranties and covenants set forth in this Agreement shall not be affected or diminished in any way by the receipt of any notice to any party or by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties and covenants were made and shall survive the closing of the Transactions contemplated hereby.

         V.8 INDEMNIFICATION.

                  (a) BY THE TRANSFERORS. Subject to the limitations set forth in SECTION 5.8 hereof, each Transferor severally and not jointly agrees to indemnify and hold harmless CyberGuard and its Affiliates and their respective successors and assigns from, against and in respect of, the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (collectively "LOSSES") arising from, in connection with, or incident to: (i) any breach or violation of any of the representations, warranties, covenants or agreements of any Transferor contained in this Agreement or in any document or certificate delivered by any Transferor at or prior to the Closing to effectuate the transactions contemplated hereby; and (ii) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incidental to any of the foregoing.

                  (b) BY CYBERGUARD. Subject to the limitations set forth in
SECTION 5.8 hereof, CyberGuard agrees to indemnify and hold harmless each Transferor and their respective successors and assigns from, against and in respect of, the full amount of any and all Losses arising from, in connection with, or incident to: (i) any breach or violation of any of the representations, warranties, covenants or agreements of CyberGuard contained in this Agreement or in any document or certificate delivered by CyberGuard at or prior to the Closing to effectuate the transactions herein; and (ii) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incidental to any of the foregoing.

                  (c) INDEMNITY PROCEDURE. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this SECTION
5.8 is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party." An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to each Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within ten (10) business days of the receipt of any written claim from any such third party, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to each Indemnifying Party; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced. The Indemnified Party shall contest and defend such claims, acting reasonably and in accordance with good faith business judgment, with counsel reasonably satisfactory to the Indemnifying Party, and shall not effect any settlement thereof without the consent of each Indemnifying Party, which consent shall not be unreasonably withheld. An Indemnifying Party shall have the right to participate in such proceedings and to be represented by separate attorneys of its choice and at its own expense. Each Indemnified Party and Indemnifying Party agree to afford one another the opportunity to be present at, and to participate in, conferences with all Persons asserting claims for which indemnification is sought hereunder. Each Indemnified Party and Indemnifying Party shall cooperate with and assist the other to the extent lawful and reasonably possible. Each Indemnifying Party shall be kept fully informed of the defense of any such claim at all stages thereof. In the event that an Indemnified Party fails to timely and in good faith defend against any such claim, each Indemnifying Party shall, after providing three days prior written notice to the Indemnified Party, have the right, but not the obligation, to defend and settle the same. In the event that the Indemnifying Party is, directly or indirectly, conducting a defense against any such claim, the Indemnified Party shall cooperate with the Indemnifying Party in any such defense and make available to it all such witnesses, records, materials and information in its possession or under its control.



                                   ARTICLE VI

                                  MISCELLANEOUS

         VI.1 NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be delivered personally or sent by registered mail, return receipt requested, postage prepaid, or sent by prepaid overnight courier to the parties at the addresses set forth below their names on the signature pages of this Agreement (or at such other addresses as shall be specified by the parties by like notice), to the attention of the President of such party. Such notices, demands, claims and other communications shall be deemed given when actually received or: (A) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; or (B) in the case of registered U.S. mail, five days after deposit in the U.S. mail.

         VI.2 ENTIRE AGREEMENT. This Agreement and each document and agreement executed by the parties in connection herewith contains every obligation and understanding among the parties relating to the subject matter hereof and merges all prior discussions, negotiations and agreements, if any, among them, and none of the parties shall be bound by any representations, warranties, covenants, or other understandings, other than as expressly provided or referred to herein.

         VI.3 ASSIGNMENT. This Agreement may not be assigned by any party without the written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and permitted assigns.

         VI.4 WAIVER AND AMENDMENT. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement or a waiver of the rights of any other party. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

         VI.5 NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement; PROVIDED, HOWEVER, that all shareholders and option holders of ARCA as of the consummation of the Transactions contemplated by the Merger Agreement shall be third party beneficiaries of SECTIONS 5.5(B) AND 6.13 of this Agreement.

         VI.6 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

         VI.7 EXPENSES. All expenses (including, without limitation, legal fees and expenses, investment banking fees, and expenses of accountants) incurred by a party in connection with the transactions contemplated hereby will be borne by such party.

         VI.8 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

         VI.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any telecopied counterpart of a manually executed original shall be deemed a manually executed original.

         VI.10 LITIGATION; PREVAILING PARTY. In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party.

         VI.11 INJUNCTIVE RELIEF. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

         VI.12 GOVERNING LAW; EXCLUSIVE VENUE. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida without reference to the choice of law principles thereof. This Agreement shall be subject to the exclusive jurisdiction of the courts located in Broward County, Florida. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in Broward County, Florida by virtue of a failure to perform an act required to be performed in Broward County, Florida and irrevocably and expressly agree to submit to the jurisdiction of the courts located in Broward County, Florida for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Broward County, Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in Broward County, Florida has been brought in an inconvenient forum.

         VI.13 TRANSACTIONS. CyberGuard hereby consents to the sale and transfer of CyberGuard Common Stock to Exodus as contemplated in connection with the Transactions, notwithstanding the fact that such CyberGuard Common Stock may be subject to certain Affiliates Letters (as defined in the Merger Agreement) and may be deemed restricted securities.

         VI.14 RESIGNATIONS. Simultaneously with the Closing, each Transferor hereby resigns from all positions (as officer, director or otherwise) from CyberGuard and ARCA.

         IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                              CYBERGUARD CORPORATION


                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                    -----------------------------
                                    Address: 2000 West Commercial Boulevard
                                             Suite 200
                                             Ft. Lauderdale, Florida 33309



                              ARCA SYSTEMS, INC.


                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                    -----------------------------
                                    Address: 2000 West Commercial Boulevard
                                             Suite 200
                                             Ft. Lauderdale, Florida 33309



                              -----------------------------------------------
                              WILLIAM F. WILSON
                              11149 Sutherland Avenue
                              Cupertino, CA 95014


                              -----------------------------------------------
                              MICHAEL L. WEIDNER
                              10498 Faulkner Ridge Circle
                              Columbia, MD 21044

                              -----------------------------------------------
                              R. KENNETH BAUER
                              40165 Canyon Heights Drive
                              Freemont, CA 94539-3008


                              -----------------------------------------------
                              JACK WOOL
                              236 Old Littleton Road
                              Harvard, MA 01451


                              -----------------------------------------------
                              MARV SCHAEFER
                              3657 Sharp Road
                              Glenwood, MD 21738


                              -----------------------------------------------
                              GARY GROSSMAN
                              2230 Wheelwright Court
                              Reston, VA 22091


                              -----------------------------------------------
                              VICTORIA THOMPSON
                              9331 Mainsail Drive
                              Burke, VA 22015


                              -----------------------------------------------
                              STEPHEN NARDONE
                              36 Deacon Lane
                              Hollis, NH 03049


                              -----------------------------------------------
                              CHARLES PFLEEGER
                              4519 Davenport Street, N.W.
                              Washington, DC 20016-4415


                              -----------------------------------------------
                              Name: Rick Flather
                              Address:

                              -----------------------------------------------
                              Name: Kelly Stump
                              Address:


                              -----------------------------------------------
                              Name: Nicole Canzanese
                              Address:


                              -----------------------------------------------
                              Name: Lisa Gallagher
                              Address:


                              -----------------------------------------------
                              Name: Claire Barrett
                              Address:


                              -----------------------------------------------
                              Name: Nancy Campesi
                              Address:


                              -----------------------------------------------
                              Name: Lawrence Halme
                              Address:


                              -----------------------------------------------
                              Name: David Wichers
                              Address:


                              -----------------------------------------------
                              Name: Rochelle Randel
                              Address:


                              -----------------------------------------------
                              Name: Karen Ferraiolo
                              Address:


                              -----------------------------------------------
                              Name: Doug Landoll
                              Address:


                              -----------------------------------------------
                              Name: Judy Piatanesi
                              Address:

                              -----------------------------------------------
                              Name: Jeff Williams
                              Address:


                              -----------------------------------------------
                              Name: Sally Moulton
                              Address:


                              -----------------------------------------------
                              Name: Stan Wisseman
                              Address:


                              -----------------------------------------------
                              Name: Diann Carpenter
                              Address:


                              -----------------------------------------------
                              Name: William Young
                              Address:


                              -----------------------------------------------
                              Name: Sandra Creyssels
                              Address:


                              -----------------------------------------------
                              Name: Herbert Markle
                              Address:


                              -----------------------------------------------
                              Name: Stephen Brackin
                              Address:


                              -----------------------------------------------
                              Name: Frank Wentz
                              Address:


                              -----------------------------------------------
                              Name: Kristina Winkler
                              Address:


                              -----------------------------------------------
                              Name: Joyce Richardson
                              Address:


                              -----------------------------------------------
                              Name: Ken Bailey
                              Address:

                              -----------------------------------------------
                              Name: Terrie Diaz
                              Address:


                              -----------------------------------------------
                              Name: Klayton Monroe
                              Address:


                              -----------------------------------------------
                              Name: Rich Searles
                              Address:


                              -----------------------------------------------
                              Name: Janine Tipton
                              Address:


                              -----------------------------------------------
                              Name: Carol Wickham
                              Address:


                              -----------------------------------------------
                              Name: Wayne Thibeault
                              Address:


                              -----------------------------------------------
                              Name: Chris Romeo
                              Address:


                              -----------------------------------------------
                              Name: Brian Rickle
                              Address:


                              -----------------------------------------------
                              Name: Daniel DePrez
                              Address:


                              -----------------------------------------------
                              Name: Eric Winterton
                              Address:



                                  SCHEDULE 4.7

All unassigned Permits and Licenses, all Unassigned Contracts and all Unassigned Services Contracts (all as defined in the Asset Purchase Agreement).

All liabilities or obligations listed in Section 3.2(ii) of the Asset Purchase Agreement released by the express terms of this Agreement.

                                  SCHEDULE 4.8

Claims and Stock Purchase Agreement

Asset Purchase Agreement

Escrow Agreements (2)

Non-Competition Agreements -- Wilson, Weidner and Bauer

Employment Agreements -- Wilson, Weidner and Bauer

Option Agreements

Proprietary Rights Agreements

Executive Employment Policy

                       CLAIMS AND STOCK PURCHASE AGREEMENT

                  This CLAIMS AND STOCK PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of October 2, 1998 (the "CLOSING DATE"), by and between Exodus Communications, Inc., a Delaware corporation ("EXODUS"), EC Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of Exodus ("SUB" and together with Exodus, "BUYER") and the persons listed on EXHIBIT A hereto as sellers (individually, a "SELLER" and together the "Sellers").

                              W I T N E S S E T H:

                  WHEREAS, each Seller owns the number of shares of stock of CyberGuard Corporation, a Florida corporation ("CYBERGUARD"), set forth next to each Seller's name on EXHIBIT A to this Agreement (the "SHARES") and may have certain potential claims against CyberGuard in connection with the original acquisition by Seller of such Shares or otherwise.

                  WHEREAS, Sellers wish to sell and Buyer wishes to purchase the Shares and Sellers' interest in such claims pursuant to the terms and subject to the conditions set forth in this Agreement.

                  NOW THEREFORE, in consideration of the sums paid to each Seller set forth next to such Seller's name on EXHIBIT A hereto by Buyer at the time hereof, and the mutual promises contained in this Agreement, the parties hereto agree as follows:

                  SECTION 1. DEFINITIONS. The following terms, as used herein, have the following respective meanings:

                  "Claims" means any and all rights, claims, demands, actions, losses, costs, expenses, judgments, obligations, liabilities and damages of any nature whatsoever, whether accrued or unaccrued or possible, asserted or unasserted, and whether known or unknown, suspected or unsuspected, which ever existed, now exist, or may hereafter exist, by reason of any tort, breach of contract, violation of law or other act or failure to act, which shall have occurred at or prior to the date hereof (the "CLOSING DATE") that each Non-Employee Seller may have against CyberGuard or any of its Subsidiaries, officers, directors, employees or agents or any of their respective Affiliates.

                  "Damage" means any damage, loss, liability, expense (including, without limitation, reasonable expenses of investigation and fees and disbursements of attorneys and other professional advisors in connection with any action, suit or proceeding brought against Buyer) and any other obligation whatsoever.

                  "Encumbrance" means any lien, mortgage, charge, hypothecation, pledge, security interest, prior assignment, option, warrant, lease, sublease, right to possession, encumbrance, claim, right or restriction which affects, by way of a conflicting ownership interest or otherwise, the right, title or interest in or to any particular property.

                  "Founder" means each of William S. Wilson, Ken Bauer and Mike Weidner.

                  "Non-Employee Seller" means each of Robert E. Bauer, Arnold M. Harrison, John P. and Eve W. Melton, Vincent O. Lacariere, Stanley Rybczynski,
E. Lance Doxie, Charles W. Doxie, Richard Perez, Steven Wilson, Francis Wichers, Frederick P. Henninge, Elizabeth J. Slater, Jeff DeMello, Gordon Buhle and Marla Collier.

                  "Person" means an individual, corporation, partnership, association, trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Transferred Interests and Assets" means the Claims and Shares transferred pursuant to this Agreement.

                  SECTION 2. (a) PURCHASE, SALE AND ASSIGNMENT OF CLAIMS; RELEASE OF CLAIMS; COVENANT NOT TO SUE; COOPERATION. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Non-Employee Seller hereby irrevocably and unconditionally sells, transfers, conveys and assigns and Buyer hereby purchases each Non-Employee Seller's entire undivided interest in the Claims. BY SUCH PURCHASE AND ASSIGNMENT, BUYER ACQUIRES THE FULL POWER TO PROSECUTE, COMPROMISE, SETTLE AND REASSIGN SUCH CLAIMS, AND DEMAND, SUE FOR, COLLECT AND RECEIVE ANY AND ALL AMOUNTS DUE OR TO BECOME DUE UNDER SUCH CLAIMS AND GIVE A RELEASE IN FULL SETTLEMENT, INCLUDING THE UNCONDITIONAL AND IRREVOCABLE RELEASE OF CYBERGUARD AND ALL OF ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ASSIGNS FROM AND AGAINST ANY AND ALL CLAIMS WHICH SHALL HAVE ARISEN OR ACCRUED OR OCCURRED OR RELATE IN WHOLE OR IN PART TO MATTERS OCCURRING ON OR PRIOR TO THE DATE OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, MATTERS IN ANY MANNER RELATING TO OR ARISING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED IN CONNECTION WITH THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 29, 1998, TO WHICH CERTAIN SELLERS AND CYBERGUARD ARE PARTIES ("MERGER AGREEMENT"), INCLUDING, WITHOUT LIMITATION, THE BREACH OF ANY REPRESENTATIONS AND WARRANTIES CONTAINED IN THE MERGER AGREEMENT, THE VIOLATION OF ANY SECURITIES LAWS BY CYBERGUARD, THE FAILURE OF CYBERGUARD TO COMPLY WITH ANY PROVISION OF THE MERGER AGREEMENT OR ANY OTHER DOCUMENT RELATING THERETO (IN ANY SUCH INSTANCE, WHETHER BY NEGLIGENCE, INTENTIONAL MISCONDUCT, FRAUD OR OTHERWISE) OR THE OCCURRENCE OF ANY OF THE TRANSACTIONS BEING EFFECTUATED ON THE DATE HEREOF WHICH ARE NOT EFFECTUATED BY AGREEMENTS TO WHICH SUCH NON-EMPLOYEE SELLER AND CYBERGUARD ARE BOTH PARTIES, INCLUDING AS A THIRD PARTY BENEFICIARY; PROVIDED, HOWEVER, THAT SUCH A RELEASE MAY NOT INCLUDE A RELEASE WITH RESPECT TO BREACHES OF REPRESENTATIONS, WARRANTIES OR COVENANTS OF CYBERGUARD OR ARCA IN ANY AGREEMENT ENTERED INTO ON THE DATE HEREOF TO WHICH SUCH NON-EMPLOYEE SELLER AND CYBERGUARD ARE BOTH PARTIES, INCLUDING AS A THIRD PARTY BENEFICIARY. EACH NON-EMPLOYEE SELLER EXPRESSLY INTENDS THAT, BY SELLING AND ASSIGNING TO BUYER ITS INTEREST IN THE CLAIMS, AND THEREBY ENABLING BUYER TO GIVE A RELEASE IN FULL SETTLEMENT OF SUCH CLAIMS, THAT ANY SUCH RELEASE SHALL BE EFFECTIVE REGARDLESS OF WHETHER THE BASIS FOR ANY CLAIM OR RIGHT BEING RELEASED SHALL HAVE BEEN KNOWN TO OR ANTICIPATED BY HIM OR HER. EACH NON-EMPLOYEE SELLER ACKNOWLEDGES THAT HE OR SHE MAY HEREAFTER DISCOVER FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH HE OR SHE NOW KNOWS OR BELIEVES TO BE TRUE WITH RESPECT TO CYBERGUARD OR THE CLAIMS BEING ASSIGNED TO BUYER HEREBY OR TO THE SUBJECT MATTER RELATING THERETO, BUT EACH NON-EMPLOYEE SELLER, BY SUCH SALE AND ASSIGNMENT TO BUYER OF ITS CLAIMS, ENABLES BUYER TO FULLY, FINALLY, UNCONDITIONALLY AND FOREVER RELEASE, SETTLE AND DISCHARGE CYBERGUARD AND ALL OF ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ASSIGNS AS DESCRIBED HEREIN WITHOUT REGARD TO THE SUBSEQUENT DISCOVERY OR EXISTENCE OF SUCH DIFFERENT OR ADDITIONAL FACTS AND TO WAIVE ANY AND ALL RIGHTS SUCH NON-EMPLOYEE SELLER MAY HAVE HAD UNDER ANY STATUTE, INCLUDING, BUT NOT LIMITED TO, SECTION 1541 OF THE CALIFORNIA CIVIL CODE, OR COMMON LAW PRINCIPLES WHICH WOULD LIMIT THE EFFECT OF THE FOREGOING RELEASE TO THOSE ACTIONS, CAUSES OF ACTION, SUITS, DEBTS, DUES, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, SPECIALTIES, COVENANTS, CONTRACTS, CONTROVERSIES, AGREEMENTS, JUDGMENTS, EXECUTIONS, CLAIMS, DEMANDS AND

LIABILITIES ACTUALLY KNOW OR SUSPECTED TO EXIST AT THE TIME OF THE EFFECTIVENESS OF THE RELEASE. CALIFORNIA CIVIL CODE SECTION 1542 PROVIDES:

                           A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                           Each Non-Employee Seller also irrevocably and
unconditionally agrees not to bring any suit, proceeding, arbitration, litigation or other action of any nature whatsoever against CyberGuard or any of its officers, directors, employees, agents or affiliates in connection with or relating to any Claim referenced above.

                           (b) PURCHASE AND SALE OF SHARES. Each Seller hereby
sells, transfers, conveys and assigns and Buyer hereby purchases from such Seller all right, title and interest in and to the number of Shares set forth on EXHIBIT A hereto next to such Seller's name represented by the stock certificates identified on such EXHIBIT A, which certificates have been or promptly will be delivered to Buyer, and each Seller does hereby irrevocably constitute and appoint CyberGuard's transfer agent as its attorney-in-fact, with full powers of substitution, to transfer the Shares on the books of CyberGuard and to issue certificates representing such Shares to Buyer.

                           Seller understands and acknowledges that Buyer
intends to transfer the Transferred Interests and Assets to CyberGuard and/or its affiliates.

                  SECTION 3. CONSIDERATION FOR SALE OF TRANSFERRED INTERESTS AND ASSETS. As consideration for the sale to Buyer of the Transferred Interests and Assets, Buyer hereby pays to each Seller the amount listed as total consideration next to such Seller's name on EXHIBIT A hereto (the "CONSIDERATION"), in cash, receipt of which is hereby acknowledged, of which the amount set forth next to such Seller's name on EXHIBIT A as "Amount of Consideration Held in Escrow" shall be held by the Escrow Agent pursuant to the Escrow Agreement referenced in Section 6 hereof.

                  SECTION 4.

                           (a) REPRESENTATIONS AND WARRANTIES OF SELLERS WITH
RESPECT TO TRANSFERRED INTERESTS AND ASSETS. Each Seller represents and warrants to and agrees with Buyer that:

                                    (i) This Agreement has been duly authorized,
executed and delivered by or on behalf of such Seller and is enforceable in accordance with its terms; provided, however, that this Agreement may be subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, and to general equitable principles.

                                    (ii) The execution and delivery by such
Seller of, and the performance by such Seller of its obligations under, this Agreement, will not contravene any provision of applicable law, or the articles of incorporation or by-laws of such Seller (if such Seller is a corporation), or any agreement or other instrument binding upon such Seller or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Seller, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Seller of its obligations under this Agreement except such as may be required by the securities or Blue Sky laws of the various states in connection with the sale of the Shares by such Seller to Buyer; provided, however, that this Agreement may be subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, and to general equitable principles.

                                    (iii) Such Seller has valid title to the
Shares to be sold by such Seller and the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement, and to sell, transfer and deliver the Shares to be sold by such Seller; subject to the enforceability of the release of any restrictions or encumbrances on the Shares effected by the Agreement dated October 2, 1998 between CyberGuard, Arca and certain employees of Arca.

                                    (iv) Delivery of the Shares to be sold by
Seller pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other Encumbrances; subject to the enforceability of the release of any restrictions or encumbrances on the Shares effected by the Agreement dated October 2, 1998 between CyberGuard, Arca and certain employees of Arca.

                                    (v) Such Seller has not sold, assigned or
otherwise transferred to any third party any of his or her right, title or interest in or to any of the Transferred Interests or Assets; subject to the enforceability of the release of any restrictions or encumbrances on the Shares effected by the Agreement dated October 2, 1998 between CyberGuard, Arca and certain employees of Arca.

                                    (vi) There exists no Encumbrance whatsoever
on or relating to any of the Transferred Interests or Assets, and such Seller neither holds, nor has any other right, title or interest in or to any Encumbrance on any of the Transferred Interests or Assets.

                                    (vii) SUCH SELLER HAS REVIEWED THIS
AGREEMENT AND ALL OF THE AGREEMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH AND ALL OF THE AGREEMENTS AND RELATED ITEMS RELATING TO THE TRANSACTIONS CONTEMPLATED IN CONNECTION HEREWITH AND THEREWITH (ALL OF THE FOREGOING HEREINAFTER SOMETIMES REFERRED TO AS THE "TRANSACTIONS"), INCLUDING BUT NOT LIMITED TO THE AGREEMENTS SET FORTH ON SCHEDULE A HERETO, SOME OF WHICH INVOLVE CYBERGUARD (COLLECTIVELY, THE "TRANSACTION DOCUMENTS"). EACH SELLER UNDERSTANDS THAT HE OR SHE HAS BEEN STRONGLY URGED AND HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF HIS OR HER OWN INDEPENDENT LEGAL COUNSEL AND BUSINESS AND TAX ADVISORS BEFORE ENTERING INTO ANY OF THE TRANSACTION DOCUMENTS. SUCH SELLER BELIEVES THAT THE TRANSACTIONS ARE FAIR AND REASONABLE TO SUCH SELLER IN ALL RESPECTS (INCLUDING, BUT NOT LIMITED TO, THE PAYMENT BY EXODUS TO CYBERGUARD OF MORE THAN $3 MILLION) AND CONSENTS THERETO AND BELIEVES THAT THE TRANSACTIONS ARE IN HIS OR HER OWN BEST INTEREST. SELLER ACKNOWLEDGES THAT NEITHER CYBERGUARD, ARCA NOR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES, OR ANY OTHER SELLER, SHALL HAVE ANY LIABILITY OR RESPONSIBILITY OF ANY NATURE WHATSOEVER FOR ANY ACT OR OMISSION BY BUYER OR ANY OF ITS AFFILIATES, INCLUDING, BUT NOT LIMITED TO, ANY MATERIAL MISSTATEMENT OR OMISSION BY BUYER OR ANY AFFILIATE OR THE FAILURE OF BUYER OR ANY OF ITS AFFILIATES TO COMPLY WITH ANY OBLIGATIONS ARISING UNDER ANY OF THE TRANSACTIONS OR OTHERWISE. SUCH SELLER ACKNOWLEDGES THAT NONE OF BUYER, CYBERGUARD, ARCA OR ANY OTHER SELLER NOR ANY OF THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES OR AGENTS, HAS MADE TO SUCH SELLER ANY REPRESENTATION OR WARRANTY AS TO THE TAX OR OTHER CONSEQUENCES TO SUCH SELLER OF THE TRANSACTIONS. SUCH SELLER UNDERSTANDS THE HIGHLY SPECULATIVE NATURE OF AND SUBSTANTIAL RISKS INVOLVED IN THE TRANSACTIONS, AND HAS BEEN STRONGLY URGED TO DISCUSS THE SAME WITH HIS OR HER OWN INDEPENDENT LEGAL COUNSEL AND BUSINESS AND TAX ADVISORS. IN ADDITION TO SELLER'S FAMILIARITY WITH ARCA AND CYBERGUARD AND THEIR OPERATIONS, SELLER HAS BEEN OFFERED THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM ARCA AND CYBERGUARD AND BUYER AND HAS ACCESS TO INFORMATION SUCH SELLER HAS DEEMED MATERIAL IN DECIDING WHETHER TO CONSENT TO THE TRANSACTIONS. SUCH SELLER ACKNOWLEDGES THAT THE CONSIDERATION TO BE RECEIVED BY HIM OR HER IN CONNECTION WITH THE TRANSACTIONS WAS DETERMINED IN ARMS LENGTH NEGOTIATIONS AMONG THE PARTIES, AND THAT SELLER IS FULLY SATISFIED AS TO THE CONSIDERATION BEING RECEIVED BY SUCH SELLER IN CONNECTION WITH THE TRANSACTIONS. SUCH SELLER ACKNOWLEDGES THAT THE CONSIDERATION PAYABLE TO OTHER FORMER SHAREHOLDERS, OPTION HOLDERS AND EMPLOYEES IN CONNECTION WITH THE

TRANSACTIONS MAY VARY AND BE DISPARATE, BUT SUCH SELLER HAS REVIEWED AND UNDERSTANDS THE SAME AND THE CONSIDERATION BEING PAID TO ALL SUCH PARTIES IN CONNECTION WITH THE TRANSACTIONS AND BELIEVES THE SAME IS FAIR AND EQUITABLE. SUCH SELLER ACKNOWLEDGES THAT HE OR SHE SHALL HAVE ABSOLUTELY NO CLAIMS, CAUSES OF ACTION OR OTHER RIGHTS OF ANY NATURE WHATSOEVER AGAINST CYBERGUARD OR ANY OF ITS AFFILIATES IN CONNECTION WITH ANY OF THE TRANSACTIONS AS THEY RELATE TO ACTS OR OMISSIONS OF ANY PARTY OTHER THAN CYBERGUARD OR ARCA (EXCEPT ACTS OF ANY EMPLOYEE OF ARCA) OR IN CONNECTION WITH ANY TRANSACTION WHICH IS NOT EFFECTUATED BY AN AGREEMENT TO WHICH CYBERGUARD OR ARCA IS A PARTY. EACH NON-EMPLOYEE SELLER FURTHER ACKNOWLEDGES THAT HE OR SHE FULLY UNDERSTANDS THE PROVISIONS RELATING TO AND THE RAMIFICATIONS OF SELLING AND ASSIGNING TO BUYER THE ABILITY TO GRANT THE RELEASE CONTAINED IN SECTION 2(A) HEREOF AND HAS BEEN STRONGLY URGED TO FULLY DISCUSS SAME WITH HIS OR HER INDEPENDENT LEGAL COUNSEL AND BUSINESS ADVISORS. SUCH SELLER HAS MADE HIS OR HER OWN INDEPENDENT EVALUATION OF THE VALUE OF THE CONSIDERATION PAYABLE TO HIM OR HER AND THE OTHER TERMS AND CONDITIONS OF THE TRANSACTION WITHOUT RELIANCE ON ANY PARTY OTHER THAN TO THE EXTENT HE OR SHE HAS RELIED ON HIS OR HER INDEPENDENT LEGAL COUNSEL AND BUSINESS AND TAX ADVISORS.

                                    (viii) Such Seller has not employed any
broker, finder or agent, or agreed to pay or incurred any brokerage fee, finders fee or commission with respect to the transactions contemplated by this Agreement, or dealt with anyone purporting to act in the capacity of a broker, finder or agent with respect thereto as a result of which any claim for a fee can be asserted against Buyer. (b) REPRESENTATIONS AND WARRANTIES OF CERTAIN SELLERS WITH RESPECT TO EXHIBIT B. Subject to the limitations in Section 6 hereof, each Founder and each Non-Employee Seller (each a "CONTRIBUTING SELLER") also represents and warrants to Buyer as to the matters set forth on EXHIBIT B hereto.

                  SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER.

                  Buyer represents and warrants to each Seller that:

                           (a) This Agreement has been duly authorized, executed
and delivered by or on behalf of Buyer. The execution and delivery by Buyer of, and the performance by Buyer of its obligations under, this Agreement, will not contravene any provision of applicable law, or the articles of incorporation or by-laws of Buyer, or any agreement or other instrument binding upon Buyer or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Buyer, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Buyer of its obligations under this Agreement except such as may be required by the securities or Blue Sky laws of the various states in connection with the sale of the Shares by Seller to Buyer; provided, however, that this Agreement may be subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, to general equity principles. Buyer has the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement, and to purchase the Shares to be sold by Seller.

                           (b) Buyer is not purchasing the Shares with a view
to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "1933 Act"). However, Buyer intends to effect a sale of the Transferred Interests and Assets following execution of this Agreement, including a sale of the Shares to CyberGuard.

                           (c) Buyer has had access to all information regarding
CyberGuard and its present and prospective business, assets, liabilities and financial condition that Buyer reasonably considers important in making the decision to acquire the Shares, and Buyer has had ample opportunity to ask questions of CyberGuard's representatives concerning such matters and this investment.

                           (d) Buyer is fully aware of: (i) the highly
speculative nature of the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (E.G., that Buyer may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of CyberGuard; and (v) the tax consequences of acquiring the Shares.

                           (e) Buyer has a preexisting personal or business
relationship with the Sellers, CyberGuard and/or certain of its officers and/or directors of a nature and duration sufficient to make Buyer aware of the character, business acumen and general business and financial circumstances of CyberGuard and/or such officers and directors. By reason of Buyer's business or financial experience, Buyer is capable of evaluating the merits and risks of this transfer, has the ability to protect Buyer's own interests in this transaction and is financially capable of bearing a total loss of the Shares.

                           (f) At no time was Buyer presented with or solicited
by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the Shares.

                           (g) Buyer understands and acknowledges that, in
reliance upon the representations and warranties made by Buyer herein, the Shares are not being registered with the Securities and Exchange Commission ("SEC") under the 1933 Act or being qualified under the California Corporate Securities Law of 1968, as amended (the "LAW"), but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the 1933 Act and the Law which impose certain restrictions on Buyer's ability to transfer the Shares.

                           (h) Buyer understands that Buyer may not transfer any
Shares unless such Shares are registered under the 1933 Act or qualified under the Law or unless exemptions from such registration and qualification requirements are available. Buyer understands that only CyberGuard may file a registration statement with the SEC or the California Commissioner of Corporations and that CyberGuard is under no obligation to do so with respect to the Shares. Buyer has also been advised that exemptions from registration and qualification may not be available or may not permit Buyer to transfer all or any of the Shares in the amounts or at the times proposed by Buyer.

                           (i) In addition, Buyer has been advised that SEC Rule
144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of one year, and in certain cases two years, after they have been purchased AND PAID FOR (within the meaning of Rule 144), before they may be resold under Rule 144.

                  SECTION 6. INDEMNITY. (a) Subject to the limitations set forth in this Section 6, each Seller agrees to indemnify and hold harmless Buyer and its successors and assigns from, against and in respect of, the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including without limitation, reasonable fees and disbursements of counsel (collectively "LOSSES") arising from, in connection with, or incident to: (i) any breach or violation of any of the representations, warranties, covenants or agreements of such Seller contained in this Agreement or in any document or certificate delivered to Buyer by Seller in connection herewith; and (ii) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incidental to any of the foregoing. Such indemnification shall be joint and several for the Contributing Sellers with respect to any breach or violation of the representations and warranties set forth on EXHIBIT B hereto. On the terms and subject to the conditions set forth in this Agreement, the portion of the Consideration payable by Buyer set forth next to the name of each Contributing Seller under the caption "Amount of Consideration held in Escrow" on EXHIBIT A hereto, shall be delivered to State Street Bank and Trust Company of California, N.A., as escrow agent (the "ESCROW AGENT"), to be held and delivered in accordance with an Escrow Agreement (the "ESCROW AGREEMENT") in the form attached hereto as EXHIBIT C (the "ESCROWED CONSIDERATION"). The Escrowed Consideration represents security for the performance by each Contributing Seller of its indemnity obligations under this Agreement. The Escrow Agreement will provide for the Escrowed Consideration to be held until the first anniversary of the Closing Date or such longer period pending resolution of any outstanding claims thereunder. The fees, costs and expenses of the Escrow Agent shall be paid by Buyer. Each Contributing Seller hereby consents to the terms of the Escrow Agreement.

                           (b) Buyer shall, with respect to claims asserted
against such party by any third party, give written notice to each Seller to whom the claim relates of any liability which might give rise to a claim for indemnity under this Agreement within ten business days of the receipt of any written claim from any such third party, and with respect to other matters for which the Buyer may seek indemnification, give prompt written notice to each Seller to whom the claim relates; provided, however, that any failure to give such notice will not waive any rights of Buyer except to the extent the rights of a Seller are materially prejudiced. Buyer shall contest and defend such claims, acting reasonably and in accordance with good faith business judgment, with counsel reasonably satisfactory to a majority of the Sellers to whom the claim relates, and shall not effect any settlement thereof without the consent of such Sellers, which consent shall not be unreasonably withheld. Each Seller to whom the claim relates shall have the right to participate in such proceedings and to be represented by separate attorneys of its choice and at its own expense. Buyer and Sellers agree to afford one another the opportunity to be present at, and to participate in, conferences with all Persons asserting claims for which indemnification is sought hereunder. Buyer and Sellers shall cooperate with and assist the other to the extent lawful and reasonably possible. Sellers shall be kept fully informed of the defense of any such claim at all stages thereof. In the event that Buyer fails to timely and in good faith defend against any such claim, each Seller to whom the claim relates shall, after providing three days prior written notice to Buyer, have the right, but not the obligation, to defend and settle the same. In the event that such Seller is, directly or indirectly, conducting a defense against any such claim, the Buyer shall cooperate with such Seller in any such defense and make available to it all such witnesses, records, materials and information in its possession or under its control.

                           (c) Except as otherwise set forth herein, no Seller
shall have any obligation under the indemnification provisions set forth in
Section 6 or for any breach of the representations and warranties contained in EXHIBIT B hereto, unless notice of a claim in respect of any matter has been given such party on or before the first anniversary of the date hereof. For each Contributing Seller, except for any claim involving fraud or criminal acts of such Contributing Seller, the sole and exclusive remedy of Buyer for any breach of any representation or warranty set forth in EXHIBIT B hereto by such Contributing Seller in this Agreement shall be the indemnification provisions contained in this Section 6, and the liability incurred by such Seller (other than the Founders) for any such breaches shall not exceed the amount of Escrowed Consideration for such Seller. With respect to the Founders, the liability for any breach of any representation or warranty set forth in EXHIBIT B hereto incurred by each such individual will not exceed the amount of Escrowed Consideration for such individual plus an additional $66,666.67 for each such individual (the "ADDITIONAL INDEMNITY AMOUNTS"). Any and all amounts determined to be owed by any Contributing Seller by reason of this Section 6 as a result of a breach of the representations and warranties contained in EXHIBIT B hereto by any Contributing Seller shall be satisfied first out of the Escrowed Consideration (on a pro rata basis among all the Contributing Sellers based on their respective pro rata percentages of Escrowed Consideration remaining in the Escrow at the time of satisfaction of such indemnification obligation) by return to Buyer by the Escrow Agent of the amount of the Consideration paid equal to the amount of any such indemnity obligation (up to and not to exceed the amount of Escrowed Consideration), and then out of the Additional Indemnity Amounts (on an equal basis) if additional amounts are owed. Any amounts determined to be owed by any Seller by reason of this Section 6 as a result of a breach of the representations and warranties contained in this Agreement other than in EXHIBIT B hereto by any Seller shall also be satisfied first out of (i) any Escrowed Consideration contributed by such Seller by return to Buyer by the Escrow Agent of the amount of the Consideration paid equal to the amount of any such indemnity obligation and (ii) the Additional Indemnity Amounts, to the extent contributed by such Seller.

                           (d) Notwithstanding the foregoing, the Contributing
Sellers shall not be liable to Buyer for a breach of the representations or warranties set forth in EXHIBIT B hereto to the extent that the cause of such breach (i) is due to an action by CyberGuard or its affiliates (excluding Arca and any of its employees) following the Prior Acquisition Date (as defined in EXHIBIT B), (ii) in the case of Section 4.24 of EXHIBIT B, is due to an omission with respect to any ERISA Plan of CyberGuard or its affiliates not by its terms designed to cover Arca, (iii) in the case of Section 4.29 of EXHIBIT B, is due to the failure by CyberGuard to pass along to Arca any notice discussed in such Section and received by CyberGuard but not Arca, or (iv) in the case of Section 4.25, is due to consents, approvals, authorizations or filings generally required in connection with the transactions contemplated by the Transaction Documents, but not specific or related to the nature of Arca's business, all of the foregoing limitations in (i), (ii), (iii) and (iv) applying only to the extent that none of such Contributing Sellers had any knowledge of such breach.

                  SECTION 7. SURVIVAL OF THE REPRESENTATIONS AND WARRANTIES. All representations and warranties of the parties contained in this Agreement shall survive the execution and delivery hereof until the expiration of the applicable statute of limitations, with the exception of the representations and warranties contained in EXHIBIT B hereto which shall continue only until the first anniversary of the date hereof. None of the representations and warranties of the parties contained in this Agreement shall be affected by an examination made for or on behalf of any party to whom such representation is made or the knowledge of any of such party's officers, directors, shareholders, employees or agents.

                  SECTION 8. FILINGS; FURTHER ASSURANCES. Each Seller will execute, deliver, file and record any specific assignment or other paper and take any other action that may be necessary or desirable, or that Buyer may reasonably request, to enable Buyer to exercise and enforce its rights hereunder with respect to the Transferred Interests and Assets purchased hereunder. Such Seller further agrees to take such other actions as may be necessary or desirable, or that Buyer may reasonably request, to assist Buyer in responding to any inquiries, or defending any claims, that may be made by third parties regarding the subject of, or related to, this Agreement or the Transaction Documents. That assistance will include but not be limited to meeting with Buyer and its attorneys at any reasonable times and upon reasonable notice to provide a statement or statements concerning any matters related to this Agreement or the Transaction Documents. Buyer shall reimburse such Seller for all reasonable out-of-pocket costs and expenses incurred in connection with the assistance rendered pursuant to the preceding two sentences. Buyer shall endeavor to limit the extent of the Seller's time utilized in connection with the assistance to be rendered pursuant to such sentences to the extent reasonably necessary or useful to Buyer.

                  SECTION 9. AGREEMENT TO TAKE NECESSARY AND DESIRABLE ACTIONS. Sellers and Buyer each agree to execute and deliver such other documents, certificates and agreements and to take such other actions as may be reasonably necessary or reasonably appropriate to consummate the transactions contemplated hereby.

                  SECTION 10. WAIVERS, NON-EXCLUSIVE REMEDIES. No failure on the part of Buyer to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by Buyer of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement are cumulative and are not exclusive of any other remedies provided by law or contract.

                  SECTION 11. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including by facsimile or similar writing) and shall be given:

                           (a)      if to Buyer, to:

                                    Exodus Communications, Inc.
                                    2650 San Tomas Expressway
                                    Santa Clara, California 95051

                                    Attention: Adam W. Wegner
                                    Phone: (408) 346-2200
                                    Fax: (408) 346-2206
                                    with copies to:

                                    Fenwick & West LLP
                                    Two Palo Alto Square
                                    Palo Alto, CA 94306
                                    Attn:  Eileen Duffy Robinett, Esq.
                                    Phone: (650) 494-0600
                                    Fax: (650) 494-1417

                           (b) if to Seller, to the address set forth on EXHIBIT
A hereto or such other address or facsimile number as such party may hereafter specify by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this section and the appropriate written acknowledgment of receipt is received, or (ii) if given by any other means, when delivered at the address specified in this section.

                  SECTION 12. SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Buyer in order to carry out the intentions of the parties hereto as nearly as may be possible; and
(ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; PROVIDED that this Agreement may not be assigned by Seller without the written consent of the Buyer. CyberGuard shall be a third party beneficiary of this Agreement. All representations, warranties, covenants and agreements in this Agreement, with the exception of those set forth on EXHIBIT B hereto, shall also be for the benefit of CyberGuard. The Parties acknowledge that CyberGuard has provided sufficient consideration to receive such third party beneficiary rights. Notwithstanding the foregoing, CyberGuard shall have no rights to the Escrowed Consideration.

                  SECTION 14. COUNTERPARTS. This Agreement may be executed in one or more counterparts all of which shall together constitute one and the same instrument.

                  SECTION 15. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California applicable to contracts wholly made and performed in the State of California.

                  SECTION 16. ENTIRE AGREEMENT; AMENDMENT. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements with respect thereto. This Agreement may be amended, and any provision hereof waived, but only in writing signed by the party against whom such amendment or waiver is sought to be enforced. Each Seller acknowledges and agrees that Buyer will prepare and release one or more press releases and/or public announcements with respect to the transactions contemplated hereby. Buyer shall discuss any such press releases with William F. Wilson and give him a reasonable opportunity to comment thereon prior to public dissemination thereof. No Seller shall cause to be issued or made, or permit his agents and advisors to issue or make, any press release or other announcement, disclosure or statement concerning this Agreement or the transactions contemplated hereby, without the prior written consent of Buyer. Nothing contained herein shall prevent any party from at any time furnishing any information to any governmental authority which it is by law or otherwise so obligated to disclose or from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations under applicable law, including the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules of The Nasdaq Stock Market.

                  SECTION 17. THE REPRESENTATIVE AND RELATIONS AMONG SELLERS.

                           (a) APPOINTMENT OF ACTIONS. Each Contributing Seller
hereby appoints William F. Wilson (the "REPRESENTATIVE") as his or her agent and representative under the Escrow Agreement. Representative shall not have any duties or responsibilities except those expressly set forth in the Escrow Agreement. Representative shall not be a trustee for any Contributing Seller or have any fiduciary duty to any Contributing Seller. Neither Representative nor any of agents shall be responsible to any Contributing Seller for any action taken or omitted to be taken by him or them hereunder or under the Escrow Agreement, except for his or their own gross negligence or willful misconduct. Representative shall take such action with respect to the Escrow Agreement as shall be directed by a majority in interest of the Contributing Sellers (the "MAJORITY SELLERS").

                           (b) INDEMNIFICATION. Each Contributing Seller agrees
to indemnify Representative, ratably in accordance with their proportionate interest in the Escrowed Consideration, for any and all liabilities, obligations, losses, damages, costs or disbursements of any kind which may at any time be imposed on, incurred by or asserted against Representative in any way relating to or arising out of this Agreement, the Escrow Agreement or the related transactions, except to the extent they arise from Representative's gross negligence or willful misconduct.

                           (c) RESIGNATION OR REMOVAL OF REPRESENTATIVE. Subject
to the appointment and acceptance of a successor Representative as provided below, Representative may resign at any time by giving notice thereof to the Contributing Sellers, and Representative may be removed at any time with or without cause by the Majority Sellers. Upon any such resignation or removal, the Majority Sellers shall have the right to appoint a successor Representative, which Representative shall be reasonably acceptable to Buyer. If no successor Representative shall have been appointed by the Majority Sellers and shall have accepted such appointment within 30 days after the retiring Representative's giving of notice of resignation or the Majority Sellers' removal of the retiring Representative, then the retiring Representative may, on behalf of the Sellers, appoint a successor Representative which is reasonably acceptable to Buyer. Upon the acceptance of any appointment as Representative hereunder by a successor Representative, such successor Representative shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Representative and the retiring Representative shall be discharged from his duties and obligations hereunder. After any retiring Representative's resignation or removal hereunder as Representative, the provisions of this
Section 17 shall continue in effect for his or her benefit in respect of any actions taken or omitted to be taken by him or her while acting as Representative.

                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the date first above written.

                                     BUYER:

                                     EXODUS COMMUNICATIONS, INC.

                                     By:
                                        -------------------------------------

                                     Name:
                                          -----------------------------------

                                     Title:
                                           ----------------------------------

                                   SELLER:
                                          ---------------------------------

                                   Name:
                                        -----------------------------------

                                   Signature:
                                             ------------------------------

                                      BUYER:

                                      EC ACQUISITIONS CORP.

                                      By:
                                         --------------------------------

                                      Name:
                                           ------------------------------

                                      Title:
                                            -----------------------------

                           STOCK POWER AND ASSIGNMENT
                         SEPARATE FROM STOCK CERTIFICATE

                  FOR VALUE RECEIVED and pursuant to that certain Claims and Stock Purchase Agreement dated as of September ___, 1998, (the "AGREEMENT"), the undersigned hereby sells, assigns and transfers unto Exodus Communications, Inc., _____ shares of the Common Stock of CyberGuard Corporation, a Florida corporation (the "COMPANY"), standing in the undersigned's name on the books of the Company represented by Certificate No(s). _____ delivered herewith, and does hereby irrevocably constitute and appoint _________________________ as the undersigned's attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:  September ___, 1998

                       SELLER:


                       -----------------------------------------------------
                       (Please Print Name)


                       -----------------------------------------------------
                       (Signature)

                        By*:
                            ------------------------------------------------
                               (Print name of authorized signatory)

                               ---------------------------------------------
                               (Print title of authorized signatory)



 INSTRUCTIONS: Please do not fill in any blanks other than the signature lines.

MEDALLION SIGNATURE GUARANTEE**





-------------

* Trustees, officers and other fiduciaries or agents should indicate their title or capacity and print their names under their signatures AND SHOULD ATTACH EVIDENCE OF THEIR AUTHORITY TO ACT IN THIS CAPACITY ON BEHALF OF THE REGISTERED HOLDER OF THE STOCK.

** Your signature must be guaranteed and stamped by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), pursuant to S.E.C. Rule 17Ad-15.

                                    EXHIBIT B

         In order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each Contributing Seller hereby represents and warrants to Buyer as follows:

         4.1 ORGANIZATION, STANDING AND POWER. As of the date of consummation (the "PRIOR ACQUISITION Date") of the acquisition of Arca by CyberGuard pursuant to the Merger Agreement (the "ARCA ACQUISITION"), Arca was, and as of the Closing Date, Arca is, a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         4.2 AUTHORITY; LEGAL, VALID AND BINDING AGREEMENT. Arca had full and unrestricted right, power and authority to enter into and consummate the transactions contemplated by the Merger Agreement. To Seller's knowledge, at the time of the Arca Acquisition, each of the shareholders and option holders of Arca had their residence in the state set forth opposite such Person's name on
Schedule 4.2 to the Merger Agreement. As of the Prior Acquisition Date, the Merger Agreement and all other agreements executed by Arca in connection with any of the transactions contemplated thereunder constituted the legal, valid and binding obligations of Arca, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and general principles of equity. The execution, delivery and performance of the Merger Agreement by Arca and the consummation by it of the transactions contemplated thereby were duly and effectively authorized by all requisite corporate action on the part of Arca, including approval of the shareholders of Arca.

         4.3 AUTHORITY TO DO BUSINESS. Arca has all requisite power and authority to own and operate its properties and to conduct its business in the manner and in the jurisdictions where now conducted and where conducted at the time of the Arca Acquisition. Schedule 4.3 to the Merger Agreement sets forth, as of the Prior Acquisition Date and as of the Closing Date, (i) those jurisdictions in which Arca owns or leases properties and (ii) all jurisdictions in which Arca was or is qualified to do business. As of the Prior Acquisition Date, Arca was, and as of the Closing Date, Arca is, duly qualified to do business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect (as defined in the Merger Agreement) on Arca.

         4.4 ARTICLES OF INCORPORATION, BYLAWS AND MINUTE BOOKS. A true and complete copy of the Articles or Certificate of Incorporation (as amended and in effect), Bylaws (as amended and in effect) and minute books of Arca was delivered by Arca to CyberGuard prior to the Prior Acquisition Date. Such minute books of Arca in the form of the copies supplied to CyberGuard have embodied therein copies of all minutes and actions by written consent which had been prepared since such entity's inception and prior to the Prior Acquisition Date. The minutes and actions by written consent delivered to Arca reflect all material actions taken by the Boards of Directors, any committees thereof, the incorporators or the Shareholders of Arca since their incorporation.

         4.5 SUBSIDIARIES. Arca had no, as of the Prior Acquisition Date, and has no, as of the Closing Date, direct or indirect equity interest by stock ownership or otherwise in any other

Person nor was or is Arca engaged in a partnership, joint venture or other similar arrangement (whether written or oral) with any Person.

         4.6 CAPITALIZATION. As of the date of the Arca Acquisition, the authorized capital stock of Arca consisted of: (i) 20,000,000 shares of Arca Common Stock, of which 3,726,667 shares were issued and outstanding; and (ii) 10,000,000 shares of Arca Preferred Stock, of which (A) 100,000 shares were designated Arca Series A Preferred Stock and of which 76,130 shares of Arca Series A Preferred Stock were issued and outstanding, and (B) 750,000 shares were designated Arca Series B Preferred Stock and of which 515,000 shares of Arca Series B Preferred Stock were issued and outstanding. To Seller's knowledge, as of the date of the Arca Acquisition, all of the issued and outstanding shares of Arca Common Stock and Arca Preferred Stock were owned beneficially and of record by Persons and in the amounts set forth on Schedule
4.6 to the Merger Agreement, free and clear of any and all liens, claims, charges, security interests, voting agreements or encumbrances of any nature whatsoever created by Arca. As of such date, Arca had no treasury shares. As of the date of the Arca Acquisition and as of the date hereof, all shares of Arca's outstanding capital stock had been duly authorized, were validly issued and outstanding, and were fully paid and nonassessable. No securities issued by Arca from the date of its incorporation to the date hereof were issued in violation of any statutory, contractual or common law preemptive rights. There are no dividends or distributions which have accrued or been declared but are unpaid on the capital stock of Arca. Except as set forth on Schedule 4.6 to the Merger Agreement, Arca has not declared or paid any dividends or distributions since December 31, 1997. All taxes (including documentary stamp taxes) required to be paid in connection with the issuance by Arca of Arca's capital stock have been paid. All authorizations required to be obtained from or registrations required to be effected with any Person in connection with the issuances of securities by Arca from its date of incorporation to the date hereof have been obtained or effected and all securities of Arca have been issued in accordance with the provisions of all applicable securities and other laws. Arca did not have as of the Prior Acquisition Date and does not have as of the Closing Date any equity investment in any other corporation, association, partnership, joint venture or other entity.

         4.7 RIGHTS, WARRANTS, OPTIONS. Except as set forth on Schedule 4.7 to the Merger Agreement, as of the date of the Arca Acquisition and as of the Closing Date, Arca had no commitment to issue or sell, had not granted, issued or entered into any rights, subscriptions, warrants, options, conversion rights or agreements of any kind ("OPTIONS") (other than the Merger Agreement) to issue, purchase or to otherwise acquire, any shares of stock, or securities or obligations of any kind convertible or exchangeable into any shares of stock of any class of capital stock of Arca. As of the date of the Arca Acquisition, all outstanding Options were held by the Persons and in the amount set forth on
Schedule 4.7 to the Merger Agreement. To Seller's knowledge, as of the date of the Arca Acquisition, there were no Options (other than the Merger Agreement) to purchase or to otherwise acquire, any shares of stock or other securities presently owned by any Shareholder or other equity interest holder of Arca. As of the date hereof, no Options remain outstanding.

         4.8 FINANCIAL STATEMENTS. Arca has delivered to CyberGuard and Buyer, true and correct copies of the Financial Statements (as defined in the Merger Agreement). In addition, Arca has delivered to Buyer true and correct copies of its balance sheet as of August 31, 1998 and its income statement and cash flow statement for the two-month period then ended (the "AUGUST FINANCIAL STATEMENTS"). The Financial Statements and the August Financial Statements, as of the dates thereof and for the periods covered thereby, present fairly, in all material respects, the financial position, results of operations, and cash flows of Arca. Except as otherwise noted in Schedule 4.8 to the Merger Agreement, the Financial Statements and the August Financial

Statements were prepared in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP"), except the unaudited December 31, 1996 Financial Statements and the August Financial Statements do not have notes and are subject to normal year-end adjustments, none of which are material. The December 31, 1997 Financial Statements and supporting schedules were audited by independent public accountants within the meaning of the rules promulgated by the SEC. Arca's accounts receivable, as set forth in the Financial Statements and the August Financial Statements, arose in the ordinary course of business, constitute valid and undisputed claims which are not subject to any counterclaims or offsets and are reasonably believed to be collectible at their recorded amounts, net of any reserves for doubtful accounts, in accordance with past practices and GAAP.

         4.9 ABSENCE OF UNDISCLOSED LIABILITIES. There was at the Prior Acquisition Date and is as of the Closing Date no claim, liability, commitment or obligation of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, and, to the best of Arca's knowledge, there was at the Prior Acquisition Date and is as of the Closing Date no basis for assertion of any such claim, liability, commitment or obligation, which is not included, disclosed or noted in the December 31, 1997 Financial Statements or the August Financial Statements (i) except for liabilities incurred since December 31, 1997 and August 31, 1998, respectively, in the ordinary course of business consistent with past practice to Persons who are not, to Seller's knowledge, Affiliates of any Party Shareholder of Arca (as defined in the Merger Agreement) or any officer or director of Arca, (ii) except for matters that would not be required to be recorded by GAAP where the claim, liability or obligation involves an amount less than $10,000, (iii) except as set forth in
Schedule 4.9 to the Merger Agreement and as specifically cross-referenced therein and (iv) except for the amount owing to CyberGuard as disclosed in
Schedule 1 hereto. Schedule 1 hereto, together with the Other Schedules to the Merger Agreement, include a listing of all debts, liabilities and obligations of Arca of any nature, whether due or to become due (including without limitation absolute liabilities, accrued liabilities and contingent liabilities) as of the Closing Date.

         4.10 TITLE TO PERSONAL PROPERTY AND CONDITION OF ASSETS. As of the Prior Acquisition Date, Arca had, and as of the Closing Date, Arca has, good and valid title to all personal property, as reflected on the December 31, 1997 Financial Statements and the August Financial Statements, respectively (other than non-material property and inventory disposed of in the ordinary course of business consistent with past practices to Persons who are not Affiliates of Arca (as defined in the Merger Agreement) and other than changes in Arca's cash balances) and to each item of personal property acquired since December 31, 1997, including, but not limited to, the Assets (as defined in the Asset Purchase Agreement dated as of the date hereof among Exodus, Sub, CyberGuard and Arca (the "ASSET PURCHASE AGREEMENT")), free and clear of any security interests, liens, claims, charges or encumbrances whatsoever, except for liens for Taxes not yet due and payable, statutory non-material mechanics and materialmen's liens and except as set forth in Schedule 4.10 to the Merger Agreement, with respect to the Prior Acquisition Date, and such Schedule 4.10 together with Schedule 1 hereto with respect to the Closing Date. Schedule 4.10 to the Merger Agreement contains a true and complete list of each item of tangible personal property owned by Arca as of the Prior Acquisition Date having a value in excess of $5,000. Schedule 1 hereto contains a true and complete list of each item of tangible personal property owned by Arca as of the Closing Date having a value in excess of $5,000. All equipment, machinery, fixtures and other personal property then owned or utilized by Arca were as of the Prior Acquisition Date in good operating condition taken as a whole and in a good state of maintenance and repair, ordinary wear and tear excepted, and were as of the Prior Acquisition Date adequate for the conduct of its business as then conducted. All equipment, machinery, fixtures and other personal property owned or utilized by Arca as of the Closing Date are in good operating condition taken as a whole and in good state of maintenance and repair, ordinary wear and tear excepted, and are as of the Closing Date adequate for the conduct of its business as now conducted. Except for the leasehold interests and other leased properties specifically identified in either Schedule
4.10 or 4.11 to the Merger Agreement, with respect to the Prior Acquisition Date, and such Schedules 4.10 or 4.11 together with Schedule 1 hereto with respect to the Closing Date, and software or other intellectual property subject to a license in favor of Arca, there were as of the Prior Acquisition Date and are as of the Closing Date no assets, including, but not limited to, the Assets, owned by any third party which were or are used by Arca in the operations of its business as then conducted or proposed to be conducted.

         4.11     REAL PROPERTY.

                  (a) As of the date of the Arca Acquisition and as of the date hereof, Arca owned no real property.

                  (b) Schedule 4.11 to the Merger Agreement sets forth a list of all of Arca's real property leases, as of the date of the Arca Acquisition, true and complete copies of which have been provided or made available to CyberGuard and Buyer. Schedule 1 hereto sets forth a list of all of Arca's real property leases, as of the date hereof, true and complete copies of which have been provided or made available to CyberGuard and Buyer. No notice of violation of any ordinance or administrative regulation (including any zoning or building law) had been received as of the Prior Acquisition Date or has been received as of the Closing Date by Arca with respect to any real property leased by Arca. Arca had not as of the Prior Acquisition Date and has not as of the Closing Date breached or been in default of any provision of, and was and is currently in full compliance with and not in breach or default of, Arca's real property leases. The property leased by Arca was as of the Prior Acquisition Date and is as of the Closing Date in a state of good maintenance and repair and is adequate and suitable for the purposes for which it was then and is presently being used. To Seller's knowledge, neither the whole nor any portion of such real property was as of the Prior Acquisition Date or is as of the Closing Date being condemned or otherwise taken by any public authority, nor was or is any such condemnation or taking to Seller's knowledge threatened or contemplated.

         4.12 INSURANCE. Schedule 4.12 to the Merger Agreement sets forth a true and complete list of all insurance policies providing insurance coverage of any nature to Arca as of the date of the Arca Acquisition. Schedule 1 hereto sets forth a true and complete list of all insurance policies providing insurance coverage of any nature to Arca as of the date hereof. Since January 1, 1996, timely notice of all material claims has been given under all such policies. All premiums and other charges under such policies have been timely paid. Arca is not, and was not at the date of the Arca Acquisition, in default under any such policy. Arca is, and was at the date of the Arca Acquisition, in material compliance with all such policies. Except as set forth on Schedule 4.12 to the Merger Agreement, to Seller's knowledge, Arca has insurance policies of the type and in amounts customarily carried by Persons conducting similar businesses. Such insurance policies are sufficient in all material respects for compliance with all requirements of law and all agreements to which Arca is a party or by which any of its assets are bound. During the last five years, Arca has not been refused insurance by any insurance carrier to which it has applied for insurance. Except as set forth in Schedule 4.12 to the Merger Agreement or
Schedule 1 hereto, no claims involving an amount in excess of $10,000 have been asserted under any of the foregoing insurance policies in the five years preceding the date of the Merger Agreement.

         4.13 LABOR RELATIONS. Arca is not, and has not been, a party to or otherwise bound by any labor or collective bargaining agreement and to Seller's knowledge there have been no attempts to organize a labor union with respect to any employees of Arca. Except as noted on Schedule 4.13 to the Merger Agreement, to Seller's knowledge no unfair labor practice complaints have been filed against Arca with any governmental or regulatory agency, and Arca has not received any notice or communication reflecting an intention or threat to file any such complaint. No Person has notified Arca of any claim, and to Seller's knowledge, there is, as of the date hereof, and there was, as of the Prior Acquisition Date, no basis for any claim, against Arca arising out of any statute, ordinance or regulation relating to discrimination with respect to employees or employment practices. There is, as of the date hereof, and there was, as of the Prior Acquisition Date, no strike, work stoppage or labor disturbance pending or, to Seller's knowledge, threatened that involves any group of employees of Arca. Except as set forth on Schedule 4.13 to the Merger Agreement and except for agreements being terminated on the date hereof and except as otherwise required by law, the terms of employment or engagement of all employees, agents, consultants and professional advisors of Arca are such that their employment or engagement may be terminated by not more than two weeks' notice given at any time without liability for payment of compensation or damages and Arca has not entered into any agreement or arrangement for the management of its business or any part thereof other than with its directors or employees. Except as set forth on
Schedule 4.13 to the Merger Agreement, no consultant, employee or agent of Arca has terminated his or her employment or business relationship with Arca since December 31, 1997, except for consultants, employees or agents who have not received compensation of $25,000 or more from Arca in any calendar year; and Seller has, as of the date hereof, and had, as of the Prior Acquisition Date, no knowledge that any such consultant, employee or agent presently intends to so terminate or materially alter his or her relationship with Arca.

         4.14 LICENSES. Arca has, as of the date hereof, and had, as of the Prior Acquisition Date, all material licenses, franchises, approvals, certificates, permits, planning permissions and authorizations (a "LICENSE") of any Person necessary for the conduct of its trade or business and all Licenses are, as of the date hereof, and were, as of the Prior Acquisition Date, presently in full force and effect and no action or claim is, as of the date hereof, or was, as of the Prior Acquisition Date, pending, and no notice of any such claim or action has, as of the date hereof, or had, as of the Prior Acquisition Date, been received which threatens to revoke, vary, modify or terminate any License or declare any License invalid in any respect. Arca is, as of the date hereof, and was, as of the Prior Acquisition Date, being operated in material compliance with all Licenses. A true and complete list of all Licenses is set forth on Schedule 4.14 to the Merger Agreement. The execution, delivery and performance of the Merger Agreement did not adversely affect the status of any License nor permit such License to be terminated whether or not following the giving of notice or making of payment.

         4.15 PROPRIETARY RIGHTS. Schedule 4.15 to the Merger Agreement sets forth a true and complete list of all patents, patent rights, trademarks, trade names, service marks, brands and registered copyrights (or pending registrations and applications therefor) owned or used by Arca, as of the date hereof and as of the Prior Acquisition Date (all such items together with each invention, protocol, formula, software, trade secret, technology, product composition, method or process including, but not limited to, the Intellectual Property (as defined in the Asset Purchase Agreement) and the protocol analyzer, owned or used by Arca being hereinafter referred to as "INTANGIBLE PROPERTY"), other than commercially available software programs generally available to the public. Arca owns, as of the date hereof, and owned, as of the Prior Acquisition Date, the entire right, title and interest in and to, or is, as of the date hereof, and was, as of the Prior Acquisition Date, licensed to use, the Intangible Property, free and clear of any claim or conflict with the rights of others and no royalties, honorariums or fees are, as of the date hereof, or were, as of the Prior Acquisition Date, payable by Arca to any Person by reason of the ownership or use of the Intangible Property. Arca has, as of the date hereof, and had, as of the Prior Acquisition Date, no knowledge of any act or failure to act by Arca or any of its employees, duly authorized attorneys or agents during the prosecution or registration of, or any other proceeding relating to any of the Intangible Property or of any other fact, which could, or could have, as applicable, make invalid or unenforceable, or negate the right to issuance of any of the Intangible Property. The consummation of the Arca Acquisition did not alter or impair any of the Intangible Property or the ability of the Surviving Corporation (as defined in the Merger Agreement) to use any such Intangible Property on the same terms and basis as theretofore used by Arca. Except as set forth in Schedule 4.15 to the Merger Agreement, no interest in any Intangible Property has been assigned, transferred, licensed or sublicensed by Arca to third parties and there is not and, to Arca's knowledge, has not been any infringement or asserted infringement by Arca of any foreign or domestic patents, patent rights, trademarks, trade names, service marks, copyrights or applications therefor of another. No claim is, as of the date hereof, or was, as of the Prior Acquisition Date, pending by Arca against others to the effect that the present or past operations of such parties infringe upon or conflict with the rights of Arca and, to Seller's knowledge, no grounds for such action exists, as of the date hereof, or existed, as of the Prior Acquisition Date. As of the date hereof, Seller knows, and as of the Prior Acquisition Date, Seller knew, of no pending or threatened cancellation or revocation of any agreement granting to Arca rights relating to any Intangible Property. Arca has not received any notice that any claim is pending that the operation by Arca of its businesses or the manufacture or sale of any of its products or the provision of its services, or any formula, method, process, part or material employed by it in connection therewith, infringes or conflicts in any way upon any rights of the type enumerated above owned by others. Each confidentiality or secrecy agreement obtained by Arca with respect to any of the Intangible Property, is, as of the date hereof, and was, as of the Prior Acquisition Date, in full force and effect and Arca is not, as of the date hereof, and was not, as of the Prior Acquisition Date, and to Seller's knowledge, no other party to any such agreement is, as of the date hereof, or was as of the Prior Acquisition Date, in default thereunder.

         4.16 MAJOR CUSTOMERS AND SUPPLIERS. Schedule 4.16 to the Merger Agreement sets forth a true and complete list of all of the customers and suppliers of Arca which, during either of the fiscal years ended December 31, 1996 or December 31, 1997, received from or paid to Arca $50,000 or more (in cash or in kind); and such schedule sets forth with respect to each, the name and address and dollar volume involved. Except as otherwise indicated on
Schedule 4.16 to the Merger Agreement with respect to the Prior Acquisition Date, and such Schedule 4.16 together with Schedule 1 hereto with respect to the Closing Date, no customer or supplier of Arca listed on Schedule 4.16 to the Merger Agreement with respect to the Prior Acquisition Date, and such Schedule
4.16 together with Schedule 1 hereto with respect to the Closing Date, had, as of the Prior Acquisition Date, or has, as of the date hereof, respectively, (i) canceled, suspended or otherwise terminated its relationship with it (except for expiration in the ordinary course of business), or (ii) advised Arca, any executive officer or director of Arca of its intent to cancel, suspend or otherwise terminate such relationship (except for expiration in the ordinary course of business), or to materially decrease its services or supplies of products to Arca or its purchases from Arca (except in the case of relationships which expire in the ordinary course of business) or to materially increase the price or change the terms on which it supplies or purchases services or products to or of Arca, or to materially decrease the price or change the terms on which it purchases services or products from Arca. Seller has, as of the date hereof, and had, as of the Prior Acquisition Date, no knowledge that "current customers or suppliers" (as defined below) could reasonably be expected to terminate or decrease or adversely modify its business relationship with Arca by reason of the transactions contemplated hereby. "Current customers or suppliers" means the customers and suppliers listed on Schedule 4.16 to the Merger Agreement.

         4.17 LITIGATION. Except as set forth in Schedule 4.17 to the Merger Agreement, there are, as of the date hereof, and there were, as of the Prior Acquisition Date, no actions, suits, proceedings or investigations pending, or to Seller's knowledge, directly or indirectly threatened, nor has any notice of such items been received by Arca, as of the date hereof, or the Prior Acquisition Date, in any court or before any governmental agency or instrumentality against or materially affecting Arca or, to its knowledge, any of its officers or directors nor, to its knowledge, has any such action, suit, proceeding or investigation been pending during the five-year period preceding the date hereof, nor have any such actions, suits, proceedings or investigations been settled by Arca and/or adjudicated for an aggregate amount of $10,000 or more during the past five years; provided, however, that the foregoing shall not require disclosure of actions, suits or investigations relating to officers or directors which are wholly unrelated to Arca. Except as set forth in Schedule
4.17 to the Merger Agreement, Seller has, as of the date hereof, and had, as of the Prior Acquisition Date, no knowledge of any facts which could result in any such action, suit, proceeding or investigation. Arca is, as of the date hereof, and was, as of the Prior Acquisition Date, not in default with respect to any order, writ, injunction or decree of any court, agency or instrumentality. To the knowledge of Seller, there were not, as of the Prior Acquisition Date and there currently are not, any actions, suits, proceedings or investigations pending or threatened in any court or before any governmental agency or instrumentality affecting any outstanding securities of Arca which could or could have, as applicable, prevented, delayed or hindered the consummation of the transactions contemplated by the Merger Agreement or could prevent, delay or hinder the consummation of the transactions contemplated hereby. Seller has no knowledge of any facts which could reasonably result in any such action, suit, proceeding or investigation.

         4.18 NO VIOLATION OR CONFLICT. Except as set forth on Schedule 4.18 to the Merger Agreement, the execution, delivery and performance of the Merger Agreement by Arca and the consummation by it of the transactions contemplated thereby, and compliance by it with the provisions thereof, (i) did not and will not violate or conflict with any provision of law or regulation, or any writ, order or decree of any court, governmental or regulatory authority or agency, or any term or provision of Arca's Articles of Incorporation or Bylaws, (ii) did not and will not, with or without the passage of time or the giving of notice, or both, create any right on the part of any party to any material instrument or Material Agreement (as defined in Section 4.28 below) to which Arca is a party, to unilaterally modify, amend or terminate any such material instrument or Material Agreement and (iii) did not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default or require any consent or notice under, or result in the creation of any lien, charge or encumbrance upon any property or assets (including, without limitation, Intangible Property) of Arca pursuant to, any material instrument or Material Agreement to which Arca is a party or by which Arca or any of its properties are bound or affected.

         4.19 TRANSACTIONS WITH AFFILIATES. Except as set forth in Schedule 4.19 to the Merger Agreement, there are no, and since December 31, 1997 there have been no, contracts, agreements or arrangements of any kind (including, but not limited to those relating to, the sharing of overhead, intercompany loans, the furnishing of services and the lease of facilities) between any Affiliate (as defined in the Merger Agreement) of Arca, on the one hand, and Arca, on the other hand. Without limiting the generality of the foregoing, except as set forth on Schedule 4.19 to the Merger Agreement, (i) no Affiliate of Arca has, as of the date hereof, or had, as of the Prior Acquisition Date, any interest in any property (real or personal, tangible or intangible, or otherwise) used in Arca's business, (ii) Arca has, as of the date hereof, or had, as of the Prior Acquisition Date, no indebtedness to any shareholder, officer or director or any of their Affiliates and (iii) Arca is, as of the date hereof, or was, as of the Prior Acquisition Date, not owed any indebtedness by any shareholder, officer or director or any of other Affiliates. For purposes of this Section 4.19, "Affiliate of Arca" shall exclude any person who became such solely as a result of the Arca Acquisition.

         4.20 LIST OF ACCOUNTS. Schedule 4.20 to the Merger Agreement contains a list (including account numbers, where applicable) of (i) all banks and other institutions in which Arca has, as of the date hereof, or had, as of the Prior Acquisition Date, an account or safe deposit box and of all cash management, money market and similar accounts of Arca and the addresses of all such institutions and names and telephone numbers of the contact persons at such institutions and (ii) the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

         4.21 LIST OF PERSONNEL. Schedule 4.21 to the Merger Agreement contains as of the date of the ARCA ACQUISITION: the names of all incumbent directors and officers of Arca; the names, job designations and annual compensation of all Persons who have been employees or consultants of Arca since December 31, 1996; a detailed itemization of all accrued but unpaid benefits, emoluments, sums or amounts of any nature whatsoever (other than salaries accrued since the end of the last payroll period) which are or may become due to any such employee or consultant in connection with services rendered prior to such date, including, but not limited to, accrued vacation and sick leave; and a true and complete list of all employee policies, employee benefit manuals or other manuals including employee work rules or policies, vacation policies, sick leave policies, compensation plans, and any other employee benefit policies or benefit plans then in effect for Arca. Schedule 1 hereto provides the foregoing information as of October 2, 1998. Schedule 4.21 to the Merger Agreement, as of the Prior Acquisition Date, and Schedule 1 hereto as of the Closing Date, further sets forth any contracts or arrangements with any director, officer, consultant or employee of Arca which provides for payments to be made to such party in connection with the termination of any office or employment or retention of such Person. Except as set forth in Schedule 1 hereto, since December 31, 1997, Arca has not paid or given any increase in or improvement to the benefits of any nature of or any bonus or compensation to any of its directors, officers, consultants or employees, and Arca is not under any obligation to increase or improve any such benefits or bonuses or compensation with or without retrospective operation, except for increased sales commissions paid or payable to any individual resulting solely from, and directly correlated with, increased sales by such individual. Except as disclosed in Schedule 4.21 to the Merger Agreement, there were, as of the Prior Acquisition Date, no amounts which were or to become due or owing to any employee or consultant of Arca for any accrued benefit, emolument, bonus, sum or amount, including without limitation, amounts due for accrued vacation or sick leave, except for salaries accrued since the end of the last payroll period prior thereto. Except as disclosed in Schedule 1 hereto, there are, as of the date hereof, no amounts which are or may become due or owing to any employee or consultant of Arca for any accrued benefit, emolument, bonus, sum or amount, including without limitation, amounts due for accrued vacation or sick leave, except for salaries accrued since the end of the last payroll period.

         4.22 GUARANTIES. Except as disclosed on Schedule 4.22 to the Merger Agreement, Arca has, as of the date hereof, or had, as of the Prior Acquisition Date, not guaranteed any obligation or indebtedness of any Person or granted any power of attorney, and no Person has, as of the date hereof, or had, as of the Prior Acquisition Date, guaranteed any obligation or indebtedness of Arca or granted it a power of authority.

         4.23 YEAR 2000 COMPLIANCE. Except as set forth on Schedule 4.23 to the Merger Agreement, Arca has, as of the date hereof, or had, as of the Prior Acquisition Date, no contractual obligations with any of its customers or any other Person which requires Arca to be

Year 2000 compliant. In the event Arca is, as of the date hereof, or was, as of the Prior Acquisition Date, required to be Year 2000 compliant, Arca has, as of the date hereof, and had, as of the Prior Acquisition Date, as applicable, taken all necessary steps to comply with the requirements and terms of its contracts.

         4.24 EMPLOYEE BENEFIT PLANS. Schedule 4.24 to the Merger Agreement sets forth a complete list of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, profit sharing, savings, medical, disability, hospitalization, insurance, deferred compensation, bonus, incentive, welfare or any other employee benefit plan, policy, agreement, commitment, arrangement or practice maintained, as of the Prior Acquisition Date, by Arca for any of directors, officers, consultants, employees or former employees of Arca (the "ARCA PLANS"). Schedule 1 hereto sets forth a complete list of all Arca Plans maintained as of the date hereof by Arca for any of directors, officers, consultants, employees or former employees of Arca. Schedule 4.24 to the Merger Agreement, with respect to the Prior Acquisition Date, and such Schedule 4.24 together with Schedule 1 hereto with respect to the Closing Date, also identify each Arca Plan which constitutes an "employee pension benefit plan" ("PENSION PLAN") or an "employee welfare benefit plan" ("WELFARE PLAN"), as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). None of the Arca Plans is a "multiemployer plan," as such term is defined in ERISA, or is subject to Title IV of ERISA. Arca has delivered or made available to CyberGuard and Buyer true and complete copies of the following for each Arca Plan, if applicable: (i) the Plan document; (ii) summary plan description of the Arca Plan; (iii) the trust agreement, insurance policy or other instrument relating to the funding of the Arca Plan; (iv) the most recent Annual Report (Form 5500 series) and accompanying schedules filed with the IRS or Department of Labor with respect to the Arca Plan; (v) the most recent audited financial statement for the Arca Plan; and (vi) the most recent determination letter issued by the IRS with respect that to the Arca Plan that is intended to qualify under Section 401(a) of the Code.

         Each Pension Plan has, as of the date hereof, and had, as of the Prior Acquisition Date, been determined by the IRS to be qualified under Section 401(a) of the Code, and each such Plan remains so qualified; and to Seller's knowledge, no facts or circumstances exist, as of the date hereof, or existed, as of the Prior Acquisition Date, which could result in the revocation of such qualification. Each Welfare Plan which is intended to meet the requirements for tax-favored treatment under the Code to Seller's knowledge meets, as of the date hereof, and met, as of the Prior Acquisition Date, such requirements. Each Arca Plan has been administered in all material respects in accordance with its terms and the Code, and each Pension Plan and Welfare Plan has been administered in all material respects in accordance with ERISA. No facts or circumstances exist, as of the date hereof, or existed, as of the Prior Acquisition Date, which might give rise to any material liability with respect to any Arca Plan, to CyberGuard, Arca, Acquisition or any of their Subsidiaries (as defined in the Merger Agreement) or to any other Person. Arca has, as of the date hereof, and had, as of the Prior Acquisition Date, paid all amounts required under applicable law, any Pension Plan and any Welfare Plan to be paid as a contribution to each Pension Plan and Welfare Plan through the date hereof. Arca has, as of the date hereof, and had, as of the Prior Acquisition Date, set aside adequate reserves to meet contributions which are or were not yet due under any Pension Plan or Welfare Plan. Neither Arca, nor any other Person has, as of the date hereof, or had, as of the Prior Acquisition Date, engaged in any transaction or taken any other action with respect to any Arca Plan which would subject Arca, CyberGuard, Acquisition or any of their Subsidiaries (as such terms are defined in the Merger Agreement) or any other Person to: (A) any tax, penalty or liability for prohibited transactions under ERISA or the Code; (B) any tax under Code Sections 4971, 4972, 4976, 4977 or 4979; or (C) a penalty under ERISA Sections 502(c) or 502(l). Arca, to the extent it is a fiduciary with respect to any

Pension Plan or Welfare Plan, has, as of the date hereof, and had, as of the Prior Acquisition Date, not breached any of its responsibilities or obligations imposed upon fiduciaries under ERISA or the Code or which could result in any material claim being made under, by or on behalf of any Pension Plan or Welfare Plan or any participant or beneficiary thereof other than benefit claims in the ordinary course of business. Each Welfare Plan which is a group health plan within the meaning of Code Section 5000(b)(1) complies, as of the date hereof, and complied, as of the Prior Acquisition Date, with and in each and every case has complied with the applicable requirements of Code Section 4980B and Part 6 of Title I of ERISA. Except as set forth in Schedule 4.24 to the Merger Agreement, with respect to the Prior Acquisition Date, and such Schedule 4.24 together with Schedule 1 hereto with respect to the Closing Date, no Arca Plan, other than an Arca Plan which is an employee pension benefit plan (within the meaning of Section 3(2)(A) of ERISA) provided, as of the Prior Acquisition Date or, provides, as of the date hereof, benefits, including without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of Arca beyond their retirement or other termination of service with Arca, other than coverage mandated by applicable law.

         4.25 CONSENT OR APPROVAL OF GOVERNMENTAL AUTHORITIES. Except as set forth on Schedule 4.25 to the Merger Agreement, no consent, approval or authorization of, or filing with, any federal, state or local governmental authority or administrative agency was required in connection with the execution, delivery or performance by Arca of the Merger Agreement or any agreement, instrument or document contemplated thereby or the consummation by Arca of the transactions contemplated thereby. Except as set forth on Schedule 1 hereto, no consent, approval or authorization of, or filing with, any federal, state or local governmental authority or administrative agency is required in connection with the execution, delivery or performance by Arca of the Transaction Documents or the consummation by Arca of the transactions contemplated thereby.

         4.26 ABSENCE OF MATERIAL ADVERSE CHANGES. Except as set forth in
Schedule 4.26 to the Merger Agreement or Schedule 1 hereto, since December 31, 1997: (A) Arca has conducted its business in the ordinary and usual course; (B) there has been no Material Adverse Effect (as defined in the Merger Agreement) with respect to Arca; and (C) Arca has not engaged or agreed to engage in any of the actions enumerated in the second sentence of SECTION 5.1 of the Merger Agreement.

         4.27 TAXES. Except as set forth in Schedule 4.27 to the Merger
Agreement: (A) there have been timely filed all returns and reports with respect to Arca required to be filed with any taxing authority with respect to Taxes for any period ending on or before the date of this Agreement, taking into account any extension of time to file granted to or obtained on behalf of Arca; (B) all Taxes shown to be payable on such returns or reports that are due prior to the date of this Agreement have been paid or shall be paid (prior to the date of this Agreement) and that were due prior to the Merger Agreement were paid prior to the Merger Agreement, and all such returns or reports accurately reflect the proper amount of Taxes payable for the applicable periods; (C) no deficiency for any Tax has been asserted or assessed by a taxing authority against or with respect to Arca either as of the date hereof or as of the Prior Acquisition Date; (D) Arca has, as of the date hereof, and had, as of the Prior Acquisition Date, provided adequate reserves in its Financial Statements and its August Financial Statements for any Taxes that were not or have not been paid, whether or not shown as being due on any returns; (E) the income tax returns of Arca have never been audited; and (F) Arca has, as of the date hereof, or had, as of the Prior Acquisition Date, not waived any restrictions on assessment or collection of Taxes or consented to the extension of any statute of limitations relating to Taxes. As used in the Merger Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

         4.28 MATERIAL AGREEMENTS. Schedule 4.28 to the Merger Agreement sets forth as of the date of the Arca Acquisition, and Schedule 1 hereto sets forth as of the date hereof, a list of all written and oral agreements, leases (whether capitalized or otherwise), arrangements or commitments to which either Arca was or is, as applicable, a party or by which it or any of the assets it owns, leases or utilizes is bound which were, or are, expected to result in the receipt or payment of $10,000 or more (in cash or in kind) by Arca or which were, or are, as applicable, material to the financial position, results of operations or prospects of Arca on a consolidated basis or were material to the ability of Arca to consummate the transactions contemplated by the Merger Agreement (the "MATERIAL AGREEMENTS"). Arca has furnished CyberGuard and Buyer with true and complete copies of all Material Agreements. The Material Agreements set forth in Schedule 4.28 to the Merger Agreement were, as of the Prior Acquisition Date, each in full force and effect, and were, as of the Prior Acquisition Date, the valid and legally binding obligations of Arca and to Seller's knowledge, were, as of the Prior Acquisition Date, valid and binding obligations of the other parties thereto. Arca was, as of the Prior Acquisition Date, not in breach of any Material Agreement set forth on Schedule 4.28 to the Merger Agreement. The Material Agreements set forth in Schedule 1 hereto are, as of the date hereof, each in full force and effect and are, as of the date hereof, the valid and legally binding obligations of Arca and to Seller's knowledge, are as of the date hereof, valid and binding obligations of the other parties thereto. Arca is, as of the date hereof, not in breach of any Material Agreement set forth on Schedule 1 hereto. The representations and warranties in the two immediately preceding sentences are qualified to the extent affected by the transactions contemplated between CyberGuard and Buyer pursuant to the Asset Purchase Agreement. Schedule 1 identifies all those Material Agreements currently in effect requiring third party consents to assign and transfer such Material Agreements to Buyer in connection with the Transaction Documents. Except as set forth on Schedule 4.28 to the Merger Agreement, Arca has, as of the date hereof, and had, as of the Prior Acquisition Date, no: (A) agreement, contract or commitment which requires the making of any charitable contributions; (B) material agreement, contract or commitment which is not terminable without penalty, liability or premium upon notice of 30 days or less;
(C) agreement, contract or commitment containing any severance provisions, or any employment, consulting or similar agreement, contract or commitment; (D) outstanding obligation for borrowed money; (E) outstanding loan or advance to any Person; (F) power of attorney outstanding; (G) agreement, contract or commitment relating to joint ventures, partnerships, debt or equity investments;
(H) agreements, contracts or commitments relating to non-competition or employee non-disclosure, or non-solicitation or other similar restrictive covenants; (I) agreements, contracts or commitments relating to the registration of any of Arca's securities; and (J) agreement, contract or commitment relating to the voting or other rights with respect to any securities of Arca. None of Arca's contracts contains, or as of the Prior Acquisition Date contained, any restrictions regarding the ability of Arca, CyberGuard or the Buyer to use or offer any products or services nor do such contracts contain, as of the date hereof, or contained as of the Prior Acquisition Date, any restrictions on Arca, CyberGuard or Buyer, to pursue any business or customers.

         4.29 COMPLIANCE; GOVERNMENT AUTHORIZATION. Arca (and the properties used by it) is, as of the date hereof, and was, as of the Prior Acquisition Date, and has been, in





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material compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other legal requirements applicable to it, its properties or its operations. Arca has furnished CyberGuard and Buyer with true and correct copies of all correspondence from governmental authorities asserting that Arca is not or was not in material compliance with any laws, ordinances, regulations, judgments, rulings, orders or other requirements. All material deficiencies noted in any such report furnished to CyberGuard and Buyer in accordance with this Section 4.29 have been corrected as of the date hereof and as of the Prior Acquisition Date, as applicable. There is as of the date hereof, and was, as of the Prior Acquisition Date, no existing governmental or judicial order or decree directed expressly at Arca or its assets. Arca is, and during the past five years has been, in material compliance with all defense contract accounting standards and all related and similar standards, laws, rules, regulations, guidelines and the like. A list of all material investigations, proceedings, actions, notices, reports, assessments and correspondence or other communications from or to any governmental entity during the past five years with respect to defense contract accounting standards is set forth on Schedule 4.29 to the Merger Agreement. Except as set forth on Schedule
4.29 to the Merger Agreement, no material deficiency has been asserted against Arca with respect to the foregoing matters, and each such deficiency has been corrected without cost or adverse impact to Arca.

         4.30 BROKERS AND FINDERS. Arca did not employ any financial advisor, broker or finder and it did not incur any broker's, finder's or similar fees, commissions or broker's or finder's expenses in connection with the transactions contemplated by the Merger Agreement. Seller has not employed any financial advisor, broker or finder and it has not incurred nor will incur any broker's, finder's or similar fees, commissions or broker's or finder's expenses in connection with the transactions contemplated by this Agreement.

         4.31 [RESERVED]

         4.32 NO PRIOR AGREEMENT. To Seller's knowledge, there was not, as of the date of the Arca Acquisition, any written or oral agreement or understanding with respect to the disposition of any securities of Arca owned by any of the Party Shareholders (as defined in the Merger Agreement), any portion thereof, or any rights attendant or relating thereto, other than the Merger Agreement.

         4.33     ENVIRONMENTAL MATTERS.

                  (a) DEFINITIONS. For purposes of the Merger Agreement, the following terms shall have the following meanings: (A) "Hazardous Substances" means: (i) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Toxic Substances Control Act and the Clean Air Act; (ii) petroleum and petroleum products, byproducts and breakdown products including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls; (v) any other chemicals, materials or substances defined or regulated as toxic or hazardous or as a pollutant or contaminant or as a waste under any applicable Environmental Law; and (vi) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and
(B) "Environmental Laws" means any federal, state, foreign, or local law, rule or regulation, now or hereafter in effect and as amended,


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

and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances or
(ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances.

                  (b) ENVIRONMENTAL STATUS. Except as described in Schedule 4.33 to the Merger Agreement: (A) Arca is, as of the date hereof, and was, as of the Prior Acquisition Date, and has been in compliance with all applicable Environmental Laws; (B) Arca has, as of the date hereof, and had, as of the Prior Acquisition Date, obtained all permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws ("Environmental Permits") and is, as of the date hereof, and was, as of the Prior Acquisition Date, and has been in compliance with their requirements; (C) such Environmental Permits did not, in connection with the Arca Acquisition, require the consent or approval of, or any filing with or notice to, any governmental authority; (D) to Seller's knowledge, there are, as of the date hereof, or were, as of the Prior Acquisition Date, no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Substances are being or have been treated, stored or disposed of on any leased real property; (E) to Seller's knowledge, there is, as of the date hereof, or was, as of the Prior Acquisition Date, no asbestos or asbestos-containing material on any leased real property in violation of applicable Environmental Laws; (F) Arca has, as of the date hereof, or had, as of the Prior Acquisition Date, not released, discharged or disposed of Hazardous Substances except in compliance with Environmental Laws at any real property owned by any third party or any real property leased; (G) Arca is, as of the date hereof, or was, as of the Prior Acquisition Date, not undertaking, and has not completed, any investigation or assessment or remedial or response action relating to any such release, discharge or disposal of or contamination with Hazardous Substances at any site, location or operation, either voluntarily or pursuant to the order of any governmental authority or the requirements of any Environmental Law; and (H) there are, as of the date hereof, and were as of the Prior Acquisition Date, no past or pending or, to the knowledge of Seller, threatened actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to Environmental Laws, any Environmental Permits or any Hazardous Substances against Arca which is outstanding or has been outstanding during the past two years, and to Seller's knowledge, there are, as of the date hereof, or were, as of the Prior Acquisition Date, no circumstances that could be expected to form the basis for any of the foregoing. Arca has made available to CyberGuard and Buyer copies of any environmental reports, studies or analyses in its possession relating to owned or leased real property or the operations of Arca.

         4.34 PROPOSALS. Schedule 4.35 to the Merger Agreement, with respect to the Prior Acquisition Date, and such Schedule 4.35 together with Schedule 1 hereto with respect to the Closing Date, sets forth a list of all written and oral proposals and offers pursuant to which since December 31, 1997, Arca has proposed or offered to provide services and which remain open for possible acceptance. Arca has furnished CyberGuard and Buyer with true and correct copies of all of such proposals and offers.

         4.35 GOVERNMENT CONTRACTS AND AUDITS. Since December 31, 1997, Arca has not experienced a decrease in Independent Research And Development (IRAD or similar items) or IRAD funding (or commitments for the same) from any governmental entity. To Seller's knowledge, the execution, delivery and performance of the Merger Agreement and



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

the transactions contemplated in connection therewith did not cause or result in any decrease in the number or dollar volume of government contracts or subsidies, otherwise adversely affect Arca's business relationship with, and prospects for continued business with, any governmental entity, or adversely affect any status, qualification or other standard which Arca then enjoyed.

         4.36 LOANS. As of the date of the Arca Acquisition, Arca's existing bank, shareholder loans or any other loans identified on Schedule 4.38 to the Merger Agreement (the "Loans") did not exceed $610,000 (the "LOAN AMOUNT").

         4.37 WARRANTIES. Arca has not had any warranty claims for its products or services since January 1, 1998.













































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                                   SCHEDULE A

Agreement between CyberGuard, Arca and certain Employee Shareholders of Arca

Asset Purchase Agreement between Exodus and CyberGuard and certain of their wholly-owned subsidiaries

Escrow Agreements referenced in the Claims and Stock Purchase Agreement and the Asset Purchase Agreement

Non-Competition Agreements between Exodus and each of Wilson, Weidner and Bauer

Employment Agreements between Exodus and each of Wilson, Weidner and Bauer

Option Agreements between Exodus and Certain Former Arca Employees

Proprietary Rights Agreements between Exodus and Certain Former Arca Employees

Exodus' Executive Employment Policy




































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